                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities

                     Exchange Act of 1934 (Amendment No. 3)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-12

                      WESTBOROUGH FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common stock, par value $0.01 per share

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     (2)  Aggregate number of securities to which transaction applies:

          580,881 shares of common stock, par value $0.01 per share (does not include shares of common stock issuable upon exercise of options that are being retired in connection with the proposed transaction).

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

          The transaction value was based upon the sum of (a) the product of 580,881 shares of common stock and the total cash merger consideration of $35.00 per share; and (b) the difference between (i) the product of $35.00 and the 17,290 shares of common stock subject to outstanding options; and (ii) the product of the weighted average exercise price per share of such stock options and the number of such options. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the amount of the filing fee was calculated by multiplying $0.000107 by the amount calculated pursuant to the preceding sentence.

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     (4)  Proposed maximum aggregate value of transaction:

          $20,688,147

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     (5)  Total fee paid:

          $2,213.63

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

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

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

                                 [_____], 2007


Dear Fellow Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Westborough Financial Services, Inc., the holding company for The Westborough Bank, to be held at [location] located at [address] on [day], [date], 2007 beginning at [time], local time.

      The accompanying proxy materials provide important information concerning the proposed acquisition of Westborough Financial pursuant to an Agreement and Plan of Merger among Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank and Westborough Bancorp, MHC, Westborough Financial Services, Inc. and The Westborough Bank.

      Shareholders will also be asked to elect four directors at the annual meeting.

      Please review these materials carefully, including the enclosed copy of the merger agreement.

      Approval of the merger agreement requires the affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Westborough Financial common stock.

      The merger cannot be completed unless the shareholders of Westborough Financial approve the merger agreement and the parties receive all required regulatory approvals.

      THE BOARD OF DIRECTORS OF WESTBOROUGH FINANCIAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.


                                       Sincerely,



                                       Joseph F. MacDonough
                                       President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        Date:     [date], 2007
                        Time:     [time], local time
                        Place:    [location]

      At the annual meeting, Westborough Financial will ask you to:

      1. Consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 13, 2006 among Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank and Westborough Bancorp, MHC, Westborough Financial Services, Inc., and The Westborough Bank, which provides for, among other things, (1) the merger of Westborough Financial with HudWest Financial, Services, Inc., a newly-formed acquisition subsidiary of Assabet Valley Bancorp, with Westborough Financial as the surviving corporation; and (2) the conversion of each share of Westborough Financial common stock outstanding immediately prior to the merger (other than shares held by Westborough MHC and Assabet Valley Bancorp) into the right to receive $35.00 in cash, without interest;

      2. Elect four directors: Nancy M. Carlson, Benjamin H. Colonero, Jr., Jeffrey B. Leland and Joseph F. MacDonough for three-year terms; and

      3. Transact such other business as may properly be brought before the annual meeting, or any adjournments or postponements of the annual meeting.

      Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed.

      Westborough Financial's Board of Directors has fixed the close of business on [record date], 2007 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. Only holders of shares of Westborough Financial common stock at the close of business on the record date will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

      A majority in interest of the outstanding shares of Westborough Financial common stock must be represented at the annual meeting, in person or by proxy, to constitute a quorum for the transaction of business. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Westborough Financial common is required to approve the merger agreement. Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the proposal to approve the merger agreement. Directors will be elected by a plurality of the votes cast at the annual meeting.

      Westborough Financial has concluded that shareholders of Westborough Financial may be entitled to dissent to the merger and assert appraisal rights under Sections 13.01 to 13.31 (Part 13) of the Massachusetts Business Corporation Act. Any shareholder who wishes to exercise those rights should carefully follow the procedures described in the proxy statement, including (1) delivering, before the vote on the approval of the merger agreement is taken, written notice of his or her intent to demand payment for his or her shares if the merger is consummated (to John L. Casagrande, Clerk, Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581), and (2) not voting his or her shares in favor of approval of the merger agreement. A copy of the applicable Massachusetts Business Corporation Act provisions is attached as APPENDIX D to the accompanying proxy statement.


                                       By Order Of The Board Of Directors,



                                       John L. Casagrande
                                       Clerk


Westborough, Massachusetts

[_______], 2007


================================================================================
YOUR VOTE IS IMPORTANT. EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING
IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.
================================================================================

                                TABLE OF CONTENTS
                                                                           Page

SUMMARY TERM SHEET........................................................    1

FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS.........................   15

INTRODUCTION..............................................................   16

THE ANNUAL MEETING........................................................   17
  DATE, PLACE AND TIME....................................................   17
  RECORD DATE.............................................................   17
  QUORUM..................................................................   17
  VOTING RIGHTS...........................................................   17
  VOTES BY WESTBOROUGH MHC................................................   17
  VOTE REQUIRED...........................................................   18
  VOTING AND REVOCATION OF PROXIES........................................   18
  SOLICITATION OF PROXIES.................................................   19
  VOTING AGREEMENTS.......................................................   19
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........   20

PROPOSAL 1 - THE MERGER...................................................   23
  THE PARTIES.............................................................   23
  DESCRIPTION OF THE MERGER...............................................   23
  BACKGROUND ON REMUTUALIZATION TRANSACTIONS..............................   25
  BACKGROUND OF THE MERGER................................................   29
  WESTBOROUGH FINANCIAL'S REASONS FOR THE MERGER; RECOMMENDATION OF
   THE BOARD OF DIRECTORS.................................................   38
  OPINION OF WESTBOROUGH'S FINANCIAL ADVISOR..............................   41
  MERGER CONSIDERATION....................................................   51
  RESULTING CORPORATE STRUCTURE AND GOVERNANCE............................   51
  TREATMENT OF EQUITY-BASED AWARDS........................................   51
  FINANCING THE TRANSACTION...............................................   52
  NO SOLICITATION.........................................................   52
  RECOMMENDATION OF WESTBOROUGH FINANCIAL'S BOARD OF DIRECTORS............   53
  SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES.....................   54
  CONDITIONS TO THE MERGER................................................   54
  REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH AND ASSABET...............   56
  CONDUCT PENDING THE MERGER..............................................   57
  EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT.................   62
  EXPENSES................................................................   62
  TERMINATION OF MERGER AGREEMENT.........................................   62
  TERMINATION FEE.........................................................   64
  FINANCIAL INTERESTS OF WESTBOROUGH FINANCIAL OFFICERS AND DIRECTORS
   IN THE MERGER..........................................................   65
  EMPLOYEE BENEFITS MATTERS...............................................   68
  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................   69
  ACCOUNTING TREATMENT....................................................   70
  REGULATORY APPROVALS....................................................   70
  APPRAISAL RIGHTS........................................................   72


PROPOSAL 2 - ELECTION OF DIRECTORS........................................   75
  GENERAL.................................................................   75

                                TABLE OF CONTENTS
                                                                           Page


  RECOMMENDATION OF WESTBOROUGH FINANCIAL'S BOARD OF DIRECTORS............   75
  BOARD OF DIRECTORS......................................................   75
  CORPORATE GOVERNANCE....................................................   78
  CODE OF ETHICS..........................................................   78
  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS............................   79
  INDEPENDENT DIRECTORS...................................................   80
  COMMITTEES OF THE BOARD.................................................   81
  AUDIT COMMITTEE REPORT..................................................   83
  SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS AND ATTENDANCE
   AT ANNUAL MEETINGS.....................................................   84
  DIRECTORS' COMPENSATION.................................................   84
  EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS................................   85
  EXECUTIVE COMPENSATION..................................................   86
  BENEFIT PLANS...........................................................   88
  TRANSACTIONS WITH CERTAIN RELATED PERSONS...............................   91
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................   91
  PRINCIPAL ACCOUNTANT FEES AND SERVICES..................................   92

ADDITIONAL INFORMATION....................................................   93

WHERE YOU CAN FIND MORE INFORMATION.......................................   94


APPENDICES
----------
A Agreement and Plan of Merger among Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank and Westborough Bancorp,
    MHC, Westborough Financial Services, Inc. and The Westborough Bank
    dated as of November 13, 2006, and Amendment No. 1 thereto dated
    May 15, 2007..........................................................  A-1

B   Opinion of RBC Capital Markets........................................  B-1

C   Form of Voting Agreement..............................................  C-1


D   Part 13 of the Massachusetts Business Corporation Act.................  D-1

                      WESTBOROUGH FINANCIAL SERVICES, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON [DATE], 2007

      This proxy statement is first being mailed to shareholders of Westborough Financial Services, Inc. on or about [______], 2007.

                               SUMMARY TERM SHEET

      This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, including the merger agreement, a copy of which is included as APPENDIX A to this proxy statement, and the other documents to which we have referred you. You may obtain copies of our publicly filed reports and other information from the sources listed under the section "Where You Can Find More Information" on page [__]. Page references are included in this summary term sheet to direct you to a more complete description of the topics.

      Throughout this proxy statement, "Westborough Financial," "we" and "our" refer to Westborough Financial Services, Inc., "Westborough Bank" refers to Westborough Financial's wholly-owned banking subsidiary, The Westborough Bank, "Westborough MHC" refers to Westborough Bancorp, MHC, the mutual holding company that owns a majority of Westborough Financial's outstanding common stock, "Westborough" refers to each of Westborough Financial, Westborough Bank and Westborough MHC, individually and collectively, as context requires, "Assabet" refers to each of Assabet Valley Bancorp, Hudson Savings Bank, the wholly-owned banking subsidiary of Assabet Valley Bancorp, and HudWest Financial Services, Inc., a newly-formed acquisition subsidiary of Assabet Valley Bancorp, individually and collectively, as context requires. The term "Westborough Boards" refers to the Board of Directors of Westborough Financial, the Board of Directors of Westborough Bank and the Board of Trustees of Westborough MHC. Also, the merger between Westborough Financial and HudWest Financial Services, Inc. is referred to as the "merger," the merger between Westborough Bank and Hudson Savings Bank is referred to as the "bank merger," the merger between Westborough MHC and Assabet Valley Bancorp is referred to as the "MHC merger," the agreement and plan of merger, dated as of November 13, 2006, among Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank and Westborough MHC, Westborough Financial and Westborough Bank is referred to as the "merger agreement," and the agreement and plan of merger between Westborough Bank and Hudson Savings Bank is referred to as the "bank merger agreement." Finally, the owners of the outstanding shares of Westborough Financial common stock, other than Westborough MHC, are referred to as the "public shareholders" and "New Bank" refers to the institution formed by the merger of Westborough Bank with and into Hudson Savings Bank.

THE PARTIES (PAGE __)

      o WESTBOROUGH FINANCIAL is a Massachusetts corporation and the mid-tier holding company of Westborough Bank. Westborough Financial completed its initial public offering in February 2000 in connection with the reorganization of Westborough Bank from a Massachusetts chartered mutual savings bank into the Massachusetts mutual holding company form of organization. Westborough Financial is majority owned by Westborough MHC, a Massachusetts chartered mutual holding company. Westborough Bank is a community- and customer-oriented financial institution offering traditional deposit products, residential and commercial real estate mortgage loans and, to a lesser extent, consumer and commercial loans. Westborough Bank operates four full service-banking offices located in the towns of Westborough (two offices), Northborough and Shrewsbury, Massachusetts. At September 30, 2006, Westborough Financial had consolidated assets of $301.0 million and consolidated shareholders' equity of $28.4 million.

      o Westborough's principal executive offices are located at 100 East Main Street, Westborough, Massachusetts 01581. The telephone number at that location is 508-366-4111.

      o ASSABET VALLEY BANCORP is a Massachusetts chartered mutual holding company that owns 100% of the outstanding capital stock of Hudson Savings Bank. HudWest Financial Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of Assabet Valley Bancorp, is newly-formed for the purposes of effectuating the transactions contemplated by the merger agreement. Hudson Savings Bank, a Massachusetts chartered stock savings bank, operates five full service banking offices located in Hudson (two offices), Marlborough, Clinton and Leominster, Massachusetts. At September 30, 2006, Hudson Savings Bank had total assets of $659.7 million and shareholders' equity of $52.3 million.

      o Assabet's executive offices are located at 42 Main Street, Hudson, Massachusetts 01749. The telephone number at that location is (978) 562-2222.

THE MERGER

      Westborough and Assabet propose a transaction in which Westborough will merge with Assabet. Shareholders of Westborough Financial, other than Westborough MHC, will receive $35.00 in cash for each share of Westborough Financial common stock they own. Holders of Westborough Financial common stock options will receive a cash payment equal to the excess of the $35.00 per share transaction value over the exercise price of such options. On November 13, 2006, the business day immediately preceding the public announcement of the merger, the closing price of Westborough Financial's common stock, as reported on the Over-the-Counter Bulletin Board, was $31.00 per share. The merger will be effected as follows:

      o Westborough MHC will merge into Assabet Valley Bancorp. The separate corporate existence of Westborough MHC will cease to exist and the shares of Westborough Financial common stock owned by Westborough MHC will be cancelled and retired. These shares will not be entitled to receive the $35.00 per share merger consideration.

      o Westborough Financial will merge into HudWest Financial Services, Inc., with Westborough Financial as the surviving institution and a wholly-owned subsidiary of Assabet Valley Bancorp. Westborough Financial will eventually be liquidated with and into Assabet Valley Bancorp.

      o Westborough Bank will merge into Hudson Savings Bank. The institution formed by the bank merger will be renamed following the transaction with a name that is mutually agreeable to the parties, and is referred to as "New Bank" in this proxy statement. New Bank will be wholly-owned by Assabet Valley Bancorp.

      Westborough is currently in the "mutual holding company" form of organization where Westborough MHC owns a majority of Westborough Financial's outstanding common stock and the remainder is held by the public. Under Massachusetts law, for so long as Westborough MHC is in existence it must own at least fifty-one percent of Westborough Financial's outstanding common stock. Under Massachusetts law, depositors of Westborough Bank hold liquidation rights in Westborough MHC and subscription rights if Westborough MHC had undertaken a second step conversion.

      The type of transaction proposed by Westborough and Assabet is commonly referred to as a "remutualization" transaction. In a remutualization transaction, only the outstanding shares of a mid-tier mutual holding company, such as Westborough Financial, that are held by minority shareholders are purchased. The outstanding shares of a mid-tier holding company held by the mutual holding company parent, such as Westborough MHC, are cancelled in connection with the mutual holding company parent's merger with another mutual entity, such as Assabet Valley Bancorp. The mutual interests of the members of Westborough MHC will be preserved in the merger in the form of liquidation rights in Assabet Valley Bancorp and subscription rights in the event of a conversion of Assabet Valley Bancorp to stock form.

      Because, in remutualization transactions such as the merger, less than 50 percent of a company's outstanding shares are purchased, less importance is typically placed on the ratio of purchase price to book value than in a traditional transaction where 100 percent of a company's outstanding shares are purchased. Based on the 567,881 outstanding shares of Westborough Financial common stock not held by Westborough MHC or Assabet and its affiliates and 30,290 options outstanding with a weighted average exercise price of $12.61 as of the date of the merger agreement, the aggregate consideration to be paid in the merger is approximately $20.6 million.

      The table below, using data as of June 30, 2006, the most recent quarterly financials published by Westborough Financial prior to signing of the transaction with Assabet, breaks out and shows separately the treatment of, and consideration paid to, the public shareholders compared to the shares held by Westborough MHC which do not receive consideration in the transaction. The values attributed to public shareholders of Westborough Financial are represented in the column entitled "Stand Alone Minority Shares." The column entitled "Total Shares" is the sum of the "Stand Alone Minority Shares" and the "MHC Shares," both of which are treated distinctly differently.

              As of June 30, 2006
            (most recent published          Stand Alone Minority
            quarter-end at signing)                Shares           MHC Shares    Total Shares
            -----------------------         --------------------    ----------    ------------
                                               (Dollars in thousands, except per share data)

Shares Owned                                       567,881           1,027,893      1,595,774
Percentage Ownership                                35.6%              64.4%          100.0%
Shareholders' Equity(1)                             $9,963            $18,033        $27,996
Book Value Per Share                                $17.54             $17.54         $17.54
Total Merger Consideration                         $20,554             n/a(2)        $20,554
Consideration for in-the-money value of options     $678               n/a(2)         $678
Merger Consideration for Outstanding Shares        $19,876             n/a(2)        $19,876
Purchase Price Per Share                            $35.00             n/a(2)        $12.46
Purchase Price (inclusive of in-the-money
option value) to Book Value                          206%              n/a(2)          73%

(1)   Shareholders have claim to the equity of Westborough Financial in proportion to their share ownership.
(2)   Depositors of Westborough Bank, who have statutory liquidation rights and subscription rights in Westborough MHC, will receive equivalent rights in Assabet Valley Bancorp upon completion of the mutual merger of Westborough MHC with Assabet Valley Bancorp.

      This table illustrates that, although the total consideration being paid to Westborough Financial's public shareholders is 73% of the total shareholders' equity of Westborough Financial, the consideration being paid to Westborough Financial's public shareholders is approximately two times the book value specifically attributable to their interests and to which they have a claim.

WESTBOROUGH FINANCIAL SHAREHOLDERS WILL RECEIVE $35.00 IN CASH FOR EACH SHARE OF WESTBOROUGH FINANCIAL COMMON STOCK (PAGE __)

      Westborough and Assabet propose a transaction in which Westborough will merge with Assabet. If the merger of Westborough and Assabet is completed, you will have the right to receive $35.00 in cash, without interest, for each share of Westborough Financial common stock that you own as of the effective time of the merger. Shares of Westborough Financial common stock owned by Westborough MHC will be cancelled and retired and no consideration will be issued in exchange therefore. Immediately after the merger, Westborough Bank will be merged into Hudson Savings Bank. You will need to surrender your Westborough Financial stock certificates to receive the cash merger consideration, but you should not send us any certificates now. After the merger is completed, an exchange agent appointed by Assabet will send you detailed instructions on how to exchange your shares.

THE MERGER WILL BE TAXABLE FOR WESTBOROUGH FINANCIAL SHAREHOLDERS (PAGE __)

      For U.S. federal income tax purposes, the merger will be treated as a sale to Assabet of all of the public shares of Westborough Financial common stock. Each public shareholder will recognize a gain or loss equal to the difference between the cash received and his or her adjusted tax basis in the shares exchanged. The gain or loss will be a capital gain or loss and will be long-term if the shares have been held for more than one year or short-term if the shares have been held for one year or less. The tax treatment of amounts received for shares acquired upon the exercise of incentive stock options granted within two years of the effective time or exercised within one year of the effective time will be subject to different tax treatment.

      Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement. You should therefore consult your own tax advisor for a full understanding of the state and federal tax consequences to you of the merger.

TREATMENT OF EQUITY-BASED AWARDS (PAGE __)

      Upon shareholder approval of the merger, all stock options granted under Westborough Financial's plans will immediately vest. Immediately prior to the merger, each unexercised stock option to buy Westborough Financial common stock will be cancelled and each holder of an unexercised stock option will be entitled to receive from Westborough Financial a cash payment in an amount equal to the number of shares subject to the stock option multiplied by the difference between $35.00 and the exercise price of the stock option, less any required withholding taxes. Upon shareholder approval of the merger shares of restricted stock then outstanding will immediately vest. These shares will then be exchangeable for the $35.00 per share merger consideration on the same basis as other public shareholders.

WESTBOROUGH FINANCIAL HAS RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR THAT THE PER SHARE MERGER CONSIDERATION IS FAIR TO ITS PUBLIC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (PAGE __)

      Westborough Financial has received the written opinion of its financial advisor, RBC Capital Markets Corporation ("RBC"), that, as of November 13, 2006 (the date on which Westborough Financial executed the merger agreement), the $35.00 per share merger consideration is fair to the public shareholders of Westborough Financial common stock from a financial point of view. The opinion is included as APPENDIX B to this proxy statement. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by RBC in providing its opinion. RBC's opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the annual meeting with respect to the merger or any other matter.

THE ANNUAL MEETING (PAGE __)

      The annual meeting will be held at [time], local time, on [day], [date], 2007 at [location] located at [address]. At the annual meeting, you will be asked to approve the merger agreement, elect four directors for three year terms and to act on any other matters that may properly come before the annual meeting.

RECORD DATE; VOTE REQUIRED (PAGE __)

      You can vote at the annual meeting if you owned shares of Westborough Financial common stock as of the close of business on [record date], 2007. On that date, there were [_______] shares of Westborough Financial common stock outstanding. You will have one vote at the annual meeting for each share of Westborough Financial common stock that you owned on that date. If you own Westborough Financial shares as a participant in the Employee Stock Ownership Plan of Westborough Financial Services, Inc. or The Westborough Bank 401(k) Plan or hold unvested restricted Westborough Financial common stock under the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan, you will have the right to vote those shares.

      The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Westborough Financial common stock is required to approve the merger agreement. Each of the directors of Westborough Financial has agreed with Assabet to vote his or her shares of Westborough Financial common stock in favor of the merger agreement and the transactions contemplated thereby, including the merger. These individuals own in the aggregate approximately 3.70% of the outstanding shares of Westborough Financial common stock. In addition, Westborough MHC, which owns approximately 64% of the outstanding shares of Westborough Financial common stock, has also agreed to vote the shares Westborough Financial common stock it owns in favor of the merger agreement. Votes in favor of the merger agreement by each of Westborough Financial's directors and officers and Westborough MHC will ensure the merger agreement's approval because they own, in the aggregate, greater than two-thirds (2/3) of Westborough Financial's common stock.

      Directors will be elected by a plurality of the votes cast at the annual meeting.

WESTBOROUGH FINANCIAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT (PAGE __)

      Based on the reasons described elsewhere in this proxy statement, Westborough Financial's Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote FOR the approval of the merger agreement.

RESULTING CORPORATE STRUCTURE AND GOVERNANCE (PAGE __)

      As a result of the transactions contemplated by the merger agreement:

      o Westborough Bank will merge into Hudson Savings Bank to form New Bank. New Bank will be wholly-owned by Assabet Valley Bancorp;

      o Westborough MHC will merge into Assabet Valley Bancorp and its separate corporate existence will cease to exist.

      o Westborough Financial will merge into HudWest Financial Services, Inc., with Westborough Financial as the surviving institution and a wholly-owned subsidiary of Assabet Valley Bancorp. It is expected that Westborough Financial will eventually be liquidated with and into Assabet Valley Bancorp;

      o Westborough MHC's trustees and corporators will become trustees and corporators of Assabet Valley Bancorp;

      o nine of Westborough Financial's directors and fifteen of Hudson Savings Bank's directors will become directors of New Bank; and

      o Joseph F. MacDonough, President and Chief Executive Officer of Westborough Financial, will become Executive Vice President of New Bank, a director of New Bank, a member of New Bank's Executive Committee, a trustee of Assabet Valley Bancorp and President and Chief Executive Officer of Assabet Valley Bancorp.

CONDITIONS TO COMPLETING THE MERGER (PAGE __)

      The obligations of Westborough and Assabet to complete the merger are subject to the satisfaction of a number of conditions, including the following:

      o the shareholders of Westborough Financial and the corporators of Westborough MHC and Assabet Valley Bancorp must approve the merger agreement;

      o Westborough and Assabet must have received all regulatory approvals required to consummate the transactions contemplated by the merger, such regulatory approvals must remain in full force and effect and all statutory waiting periods in respect thereof must have expired or been terminated and no such approval shall contain a condition or restriction that would, in the good faith determination of Westborough or Assabet, materially reduce the benefits of the transactions contemplated by the merger agreement;

      o no statute, rule, regulation, judgment, decree, injunction or other order shall have been enacted, issued, promulgated or enforced that prohibits the completion of the transactions contemplated by the merger agreement; and

      o each party must have received a written opinion of its counsel to the effect that the MHC merger will qualify as a tax-free reorganization and neither the merger nor the bank merger will adversely affect such qualification.

      In addition, the obligation of Westborough to complete the merger agreement is conditioned on the satisfaction or waiver of the following conditions:

      o the representations and warranties of Assabet in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger;

      o Assabet must have performed all of its obligations required under the merger agreement; and

      o there shall not have occurred any change between the date of the merger agreement and the consummation of the merger that individually or in the aggregate has or could reasonably be expected to have a material adverse effect on Assabet.

      In addition, the obligation of Assabet to complete the merger agreement is conditioned on the satisfaction or waiver of the following conditions:

      o the representations and warranties of Westborough in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger;

      o Westborough must have performed all of its obligations required under the merger agreement;

      o Westborough shall not have taken any action or made any payments that would result in the payment of an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code or that could result in payments that would be nondeductible under
            Section 162(m) of the Internal Revenue Code, other than is specifically provided for in the merger agreement;

      o Westborough shall not have taken any action or made any payments, either individually or in the aggregate, to or for the benefit of Joseph F. MacDonough, John L. Casagrande or Vickie A. Bouvier that could be deemed to be in the nature of compensation other than as provided in the merger agreement; and

      o there shall not have occurred any change between the date of the merger agreement and the consummation of the merger that individually or in the aggregate has or could reasonably be expected to have a material adverse effect on Westborough.

TERMINATION OF THE MERGER AGREEMENT (PAGE __)

      The merger agreement may be terminated by Westborough or Assabet as follows:

      o     by mutual consent of the parties;

      o if the merger is not consummated by August 15, 2007 or such later date as the parties have agreed upon in writing, except as contemplated under the merger agreement;

      o if any required regulatory approval is denied or an application is permanently withdrawn at the request of a governmental authority;

      o if the other party breaches and does not cure any of its representations, warranties, covenants or agreements under the merger agreement and the terminating party is not then in material breach of the merger agreement;

      o if the shareholders of Westborough Financial do not approve the merger agreement at the meeting of shareholders called to approve the merger agreement, or any adjournment thereof, or if such meeting of shareholders is not held or cancelled prior to August 15, 2007 (provided that Westborough may only terminate for this reason if it is not then in material breach of certain obligations relating to the meeting of shareholders); or

      o if Westborough MHC's corporators or Assabet Valley Bancorp's corporators do not approve the merger agreement or if the Westborough MHC or Assabet Valley Bancorp meeting of corporators to approve the merger agreement is not held or is cancelled prior to August 15, 2007 (provided that a party may only terminate as a result of its own corporators' vote or meeting if such party is not then in material breach of certain obligations relating to the meeting of its corporators).

      The merger agreement may also be terminated by Assabet as follows:

      o if, prior to the meeting of Westborough Financial shareholders, Westborough or any of its directors or officers materially breaches its duty not to (and its duty to use its reasonable best efforts to cause its employees, agents and representatives not to) initiate, solicit, encourage or otherwise facilitate any inquiries regarding, or the making or negotiation of, a proposal to acquire Westborough Financial by any person other than Assabet;

      o if Westborough Financial's Board of Directors fails to recommend that its shareholders approve the merger agreement or withdraws, modifies or changes such recommendation in a manner adverse to the interests of Assabet;

      o if Westborough materially breaches its obligation to call, give notice of, convene or hold a meeting of the shareholders of Westborough Financial to approve the merger agreement;

      o if Westborough MHC fails to recommend that its corporators approve the merger agreement or if it materially breaches its obligation to call, give notice of, convene or hold a meeting of the corporators to approve the merger agreement; or

      o if a tender offer is commenced for the acquisition of Westborough Financial common stock by any person other than Assabet and Westborough Financial's Board of Directors recommends that shareholders tender their shares in such tender offer or otherwise fails to recommend that shareholders reject such tender offer within the ten business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended; or

      o if Westborough enters into an agreement with a third party to effect a "change in control transaction" (as such term is defined in the merger agreement).

      In addition, the merger agreement may be terminated by Westborough if Assabet Valley Bancorp fails to recommend that its corporators approve the merger agreement or if it materially breaches its obligation to call, give notice of, convene or hold a meeting of corporators to approve the merger agreement.

TERMINATION FEE (PAGE __)

      As a material inducement to Assabet to enter into the merger agreement, Westborough agreed to pay Assabet a termination fee of 5% of the aggregate merger consideration if Assabet terminates the merger agreement because:

      o prior to the meeting of Westborough Financial shareholders, Westborough or any of its directors or officers materially breaches its duty not to (and its duty to use its reasonable best efforts to cause its employees, agents and representatives not to) initiate, solicit, encourage or otherwise facilitate any inquiries regarding, or the making or negotiation of, a proposal to acquire Westborough Financial by any person other than Assabet;

      o prior to the meeting of Westborough Financial shareholders, the Westborough Financial Board of Directors fails to recommend that Westborough Financial shareholders approve the merger agreement, or withdraws or changes such recommendation in a manner adverse to the interests of Assabet (including making a recommendation that Westborough Financial shareholders approve an acquisition proposal made by any person other than Assabet);

      o Westborough materially breaches its obligation to call, give notice of, convene or hold a meeting of the shareholders of Westborough Financial to approve the merger agreement;

      o Westborough MHC fails to recommend that Westborough MHC's corporators approve the MHC merger or materially breaches its obligation to call, give notice of, convene or hold a meeting of the corporators of Westborough MHC to approve the MHC merger;

      o a tender offer is commenced for the acquisition of Westborough Financial by any person other than Assabet and Westborough Financial's Board of Directors recommends that shareholders tender their shares in such tender offer or otherwise fails to recommend that shareholders reject such tender offer within the ten business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended; or

      o Westborough enters into an agreement with a third party to effect a "change in control transaction" (as such term is defined in the merger agreement).

      In addition, Westborough will be obligated to pay the termination fee if Westborough enters into a "change in control transaction" (as such term is defined in the merger agreement) within 12 months after termination of the merger agreement because:

      o of Westborough's willful, uncured breach of any representation, warranty or covenant contained in the merger agreement;

      o the merger was not consummated by August 15, 2007 without a vote of Westborough Financial shareholders to approve the merger agreement having occurred; or

      o of the failure to obtain the required vote to approve the merger at a duly held meeting of Westborough Financial's shareholders; or

      o of the failure to obtain the required vote to approve the MHC merger at a duly held meeting of Westborough MHC's corporators.

FINANCIAL INTERESTS OF WESTBOROUGH FINANCIAL OFFICERS AND DIRECTORS IN THE MERGER (PAGE __)

      Some of the directors and executive officers of Westborough Financial have agreements, stock options, restricted stock awards and other benefit plans or arrangements that provide them with interests in the merger that are different from, or in addition to, your interests. These interests arise from the merger agreement and because of rights under benefits and compensation plans or arrangements maintained by Westborough Financial or Westborough Bank and, in the case of two officers, under employment agreements, and include the following:

      o the entry into payments agreements among Assabet, Hudson, Westborough Bank, Westborough Financial and Westborough MHC and each of Joseph F. MacDonough, Westborough Financial's President and Chief Executive Officer and John L. Casagrande, Westborough Financial's Senior Vice President and Chief Financial Officer, which provide, among other things, for the termination of each such officer's multi-year employment agreement with Westborough upon consummation of the merger in exchange for a cash payment at that time in the amounts of $330,000 for Mr. MacDonough and $126,000 for Mr. Casagrande;

      o Assabet's entry into an employment agreement with Joseph F. MacDonough to be President and Chief Executive Officer of Assabet Valley Bancorp and Executive Vice President of New Bank at an initial annual salary of $210,000 per year with a term to extend until Mr. MacDonough's 65th birthday;

      o the payment by Westborough of a year-end bonus in the amount of $250,000 for calendar 2006 to Mr. MacDonough;

      o Assabet's entry into a consulting and noncompetition agreement with Mr. Casagrande for a three-year period during which time Mr. Casagrande will receive a consulting fee payable monthly in arrears at an annual rate of $120,000 for the first year, $100,000 for the second year and $40,000 for the third year;

      o the continuation of certain health insurance coverages for Mr. Casagrande for a period of three years under the same terms provided in his multi-year existing employment agreement (which employment agreement is being terminated);

      o the vesting of all unvested stock options and the cancellation of all outstanding stock options in exchange for the payment by Westborough Financial of the difference between $35.00 and the exercise price of such option and vesting of all unvested shares of restricted stock granted under Westborough's equity compensation plans prior to the consummation of the merger as contemplated by the merger agreement, valued in the aggregate at approximately $132,083 for all officers as a group (other than Messrs. MacDonough and Casagrande and Vickie A. Bouvier, Westborough Bank's Senior Vice President and Senior Operations Manager, who hold no options and to whom all restricted stock has previously vested) and $219,414 for all non-employee directors as a group (12 persons);

      o Assabet's agreement to provide indemnification arrangements for, among others, directors and officers of Westborough Financial (including its subsidiaries) and to maintain directors' and officers' indemnification insurance for such persons for a period of six years following the merger;

      o the calculation of benefits under Westborough's existing supplemental executive retirement agreements (SERPs) for each of Messrs. MacDonough and Casagrande and Ms. Bouvier as if each executive had continued working until age 65 and had received a 5% annual increase in salary and bonus to age 65 (as provided in the existing SERPs in the event of a change in control), and the amendment of such SERPs on December 18, 2006 to provide for the payment of such benefits in a lump sum to each executive upon completion of the merger, whether or not the officer's employment is terminated (the lump sum present value of the increased SERP benefit to those officers that is attributable to the merger is estimated to be approximately $846,309 in the aggregate). Payments to Messrs. MacDonough and Casagrande and Ms. Bouvier under the SERPs upon completion of the merger will equal approximately $1,173,261; $711,589 and $597,040, respectively. Of these amounts, approximately $243,723; $166,108 and $436,478, respectively, is due to the increased SERP benefit attributable to the merger and the remainder represents the officers' already vested interest in the SERP benefit;

      o full vesting of benefits under Westborough's supplemental compensation agreements with all non-employee directors (12 persons) who have not attained normal retirement age (age 75) (the lump sum present value of the increased benefit to these 12 directors that is attributable to this accelerated vesting is estimated to be $363,618 in aggregate; however, because these agreements provide for payment of benefits only in connection with termination of service as a director, the only benefits that will be paid or commence upon completion of the merger will be to the four non-employee directors who are not continuing as directors of New Bank);

      o employees participating in Westborough Financial's employee stock ownership plan (including Westborough officers) will become fully vested in their accounts, and currently unallocated shares of Westborough common stock held by the plan in a suspense account will be allocated to employee accounts upon the repayment in full of the outstanding employee stock ownership plan loan balance, which will occur upon consummation of the merger (it is anticipated that approximately $530,984 in aggregate will be allocated to the accounts of participating Westborough employees as a result of the merger, of which it is anticipated that Messrs. MacDonough and Casagrande, Ms. Bouvier and two other officers will be allocated approximately $64,617; $45,726; $33,032 and $42,001, respectively); and

      o Westborough MHC's trustees and corporators will become trustees and corporators of Assabet Valley Bancorp and nine of Westborough Financial's directors will become directors of New Bank.

      The board seats for Westborough's directors, trustees and corporators, the employment arrangement for Mr. MacDonough and the consulting arrangement for Mr. Casagrande described above were negotiated along with the other merger terms. It is currently anticipated that all amounts payable in connection with the merger will be fully deductible to Westborough and Assabet, as applicable. Westborough Financial's Board of Directors was aware of these factors and considered them in approving the merger and the merger agreement.

      The total aggregate dollar amount of benefits listed above that will accrue to Westborough's officers and directors as a result of the merger equals approximately $2,452,800.

REGULATORY APPROVALS (PAGE __)

      The merger, bank merger and MHC merger are subject to the approval of, or notice to, certain regulatory authorities, including the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Commissioner of Banks of the Commonwealth of Massachusetts, the Deposit Insurance Fund of Massachusetts, the Massachusetts Board of Bank Incorporation and the Massachusetts Housing Partnership Fund. The U.S. Department of Justice also may review the mergers under applicable antitrust laws. To date, Assabet and Westborough have filed all necessary applications and notices with the applicable regulatory agencies. On March 14, 2007, the bank merger was approved by the Federal Deposit Insurance Corporation and on March 27, 2007 the merger and the MHC merger were approved by the Federal Reserve System. Although Assabet and Westborough do not know of any reason why the remaining regulatory approvals would not be obtained in a timely manner, Assabet and Westborough cannot be certain when such approvals will be obtained or if they will be obtained.

APPRAISAL RIGHTS (PAGE __)

      The rights of shareholders in a merger to demand the payment of a fair price for their shares, as determined by an independent valuator, are known as "appraisal rights." Appraisal rights are not available to shareholders in all merger transactions. Their availability depends on the laws of the jurisdiction that governs the transaction.

      Sections 13.01 to 13.31 (Part 13) of the Massachusetts Business Corporation Act govern whether appraisal rights are available in connection with the merger. The Massachusetts Business Corporation Act took effect on July 1, 2004 and Part 13 has not yet been the subject of judicial interpretation. Therefore, we have concluded that you may be entitled to appraisal rights in connection with the merger. Westborough and Assabet will not contest the availability of appraisal rights with respect to any shareholder who properly asserts those rights, as described below.

      If you wish to exercise appraisal rights, you should do the following pursuant to Part 13 of the Massachusetts Business Corporation Act:

      o Deliver written notice of your intent to demand payment for your shares of common stock if the merger is consummated before the vote on the approval of the merger agreement is taken to John L. Casagrande, Clerk, Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581;

      o     NOT vote for the approval of the merger agreement; and


      o Comply with other procedures as are required by Part 13 of the Massachusetts Business Corporation Act. See "Appraisal Rights" beginning on page [__] for a detailed description of the other procedures required by Part 13.


      As long as you do not vote for the approval of the merger agreement, failure to vote against the approval of the merger agreement does not constitute a waiver of your appraisal rights. However, in order to exercise appraisal rights, you must comply with the procedures as required by Part 13 of the Massachusetts Business Corporation Act.

      Part 13 of the Massachusetts Business Corporation Act requires the delivery, within 10 days after the effective date of the merger, of a written appraisal notice and forms containing certain information to all shareholders who have properly demanded appraisal rights. Thereafter:

      o Each shareholder that has properly perfected their appraisal rights will be entitled to a cash payment of the estimated fair value of the shares, plus interest but subject to any applicable withholding taxes, within 30 days of the written appraisal notice and forms due date;

      o A shareholder that fails to execute and return the forms, and comply with the terms stated therein, will not be entitled to any payment; and

      o If dissatisfied with the payment or offer, shareholders may demand further payment.

         A copy of Part 13 of the Massachusetts Business Corporation Act is attached to this proxy statement as APPENDIX D.

QUESTIONS

      You may contact Joseph F. MacDonough at (508) 366-4111 with any questions about the merger and related matters.

               FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS

      This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Westborough Financial or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, Westborough Financial's management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of Westborough Financial with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk factors set forth in Westborough's 2006 Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

                                  INTRODUCTION

      This proxy statement is furnished to the shareholders of Westborough Financial in connection with the solicitation of proxies by Westborough Financial's Board of Directors for use at the annual meeting of shareholders of Westborough Financial to be held at [location] located at [address], on [day], [date], 2007 beginning at [time], local time, and any adjournment or postponement thereof.

      At the annual meeting, shareholders of Westborough Financial will be asked to consider and approve the merger agreement, elect four directors for three-year terms and to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. A copy of the merger agreement is attached to this proxy statement as APPENDIX A.

      At the effective time of the merger, each share of Westborough Financial common stock issued and outstanding immediately prior to the effective time, other than shares owned by Westborough MHC or Assabet, will be canceled and converted automatically into the right to receive from Assabet an amount equal to $35.00 in cash, without interest.

      The merger will become effective when articles of merger, executed in accordance with the relevant provisions of the Massachusetts Business Corporation Act, is filed with the Secretary of State of the Commonwealth of Massachusetts (or such later time as may set forth in the articles of merger by the parties), which will not be done unless and until all conditions to the obligations of the parties to consummate the merger are satisfied or waived where permissible. See "--Conditions to the Merger," beginning on page [__]. Although no assurance can be given in this regard, it is anticipated that the merger will become effective in the second quarter of 2007.

      After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Westborough Financial common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Westborough Financial common stock will have no continuing equity interest in Westborough or Assabet and, therefore, will not share in the future earnings, dividends or growth of Westborough or Assabet.

      Immediately prior to the merger, the MHC merger will be effected, thereby terminating the separate legal existence of Westborough MHC. Immediately after the merger, the bank merger is expected to be completed, thereby terminating the separate legal existence of Westborough Bank. Shares of Westborough Financial common stock owned by Westborough MHC will be canceled and retired and will not be entitled to receive the $35.00 per share merger consideration. In addition, Westborough Financial will thereafter be liquidated with and into Assabet Valley Bancorp.

                               THE ANNUAL MEETING

DATE, PLACE AND TIME

      The annual meeting of shareholders of Westborough Financial will be held at [location] located at [address], on [day], [date], 2007, beginning at [time], local time.

RECORD DATE

      The close of business on [record date], 2007 has been fixed as the record date for determining the shareholders of Westborough Financial entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. There were [______] shares of common stock outstanding as of the record date.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. Because Westborough MHC owns greater than a majority of Westborough Financial's outstanding shares of common stock, representation of Westborough MHC at the annual meeting will constitute a quorum. Westborough Financial will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting and any adjournment or postponement of the annual meeting but will not count them in the voting on the proposal to elect directors. However, proxies marked as abstentions and broker non-votes will have the same effect as voting against the proposal to approve the merger agreement.

VOTING RIGHTS

      You are entitled to one vote for each share of Westborough Financial common stock that you owned as of record at the close of business on [record date], 2007. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which Westborough Financial will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the merger agreement and FOR the election of the four nominees for director for three-year terms.

      If any other matter is properly presented at the annual meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of Westborough Financial's Board of Directors determines. As of the date of this proxy statement, Westborough Financial knows of no other matters that may be presented at the annual meeting, other than those listed in the notice of annual meeting.

VOTES BY WESTBOROUGH MHC

      Westborough MHC is the holding company for Westborough Financial, which was formed pursuant to the reorganization of Westborough Bank to a mutual holding company structure in February

2000. As indicated under "Security Ownership of Certain Beneficial Owners and Management," Westborough MHC owns 1,027,893 shares, or approximately 64%, of the outstanding common stock of Westborough Financial. Westborough MHC is expected, but is not required, to vote all of its shares for approval of the merger agreement.

VOTE REQUIRED

      The affirmative vote of two-thirds (2/3) of the outstanding shares of Westborough Financial common stock is required to approve the merger agreement. Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the merger agreement. Each of the directors of Westborough Financial has agreed with Assabet to vote his or her shares of Westborough Financial common stock in favor of the merger agreement. These individuals collectively own approximately 3.7% of the outstanding shares of Westborough Financial common stock. In addition, Westborough MHC, which owns approximately 64% of the outstanding shares of Westborough Financial common stock, is expected, but is not required, to vote the shares of Westborough Financial common stock it owns in favor of the merger agreement.

      As of the close of business on the record date for the annual meeting, neither Assabet nor, to the knowledge of Assabet, any of its directors, trustees or executive officers, beneficially owned any shares of Westborough Financial common stock.

      Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote the nominees being proposed is withheld. Because Westborough MHC owns more than 50% of Westborough Financial's total outstanding shares, we expect that Westborough MHC will control the outcome of the vote on the election of directors.

VOTING AND REVOCATION OF PROXIES

      Common stock represented by properly executed proxies received by Westborough Financial and not revoked will be voted at the annual meeting in accordance with the instructions contained in the proxies. If there are no instructions, properly executed proxies will be voted FOR the proposal to approve the merger agreement and FOR the election of the four nominees for director for three-year terms.

      Westborough Financial intends to count the shares of common stock present in person at the annual meeting but not voting, and shares of common stock for which it has received proxies, but the holders of these shares have abstained on any matter, as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. However, these nonvoting shares and abstentions will not be counted as votes cast for purposes of determining the number of votes cast on the proposals.

      In addition, brokers who hold shares in street name for customers who are the beneficial owners of these shares are prohibited from giving a proxy to vote shares in favor of the approval of the merger agreement without instructions from the customers who beneficially own the shares. Accordingly, the failure of these customers to provide voting instructions to their broker will result in those shares not being voted.

      A shareholder of record may revoke a proxy by:

      o filing a written notice of revocation with John L. Casagrande, Clerk of Westborough Financial, at Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581;

      o     filing a properly signed proxy bearing a later date; or

      o appearing at the annual meeting in person, notifying the Clerk and voting by ballot at the annual meeting. The mere presence of a shareholder at the annual meeting (without notification of revocation to the Clerk) will not, by itself, automatically revoke a shareholder's proxy.

      At this time, Westborough Financial's Board of Directors is not aware of any business that may properly be presented at the annual meeting other than the proposals to approve the merger agreement and elect directors. However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by Westborough Financial's Articles of Organization or bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

SOLICITATION OF PROXIES

      This proxy statement is furnished in connection with the solicitation of proxies by Westborough Financial's Board of Directors for use at the annual meeting or any adjournment or postponement of the annual meeting. The cost of solicitation of proxies by the Board of Directors will be borne by Westborough Financial. In addition to the solicitation of proxies by mail, the directors, trustees, officers and employees of Westborough may also solicit proxies personally or by telephone, telecopier, or similar means without compensation other than reimbursement by Westborough for their actual expenses. Westborough also will request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to and obtain proxy instructions from those beneficial owners. Westborough will reimburse those holders for their reasonable out-of-pocket expenses. Westborough Financial has also retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses.

                               VOTING AGREEMENTS

      Concurrently with the execution of the merger agreement, Westborough MHC and each director of Westborough Financial separately entered into voting agreements with Assabet under which they: (1) agreed to restrict their ability to transfer or dispose of their shares of Westborough Financial common stock;
(2) agreed to vote their shares of Westborough Financial common stock in favor of adoption of the merger agreement; (3) agreed to vote their shares of Westborough Financial common stock against any action or agreement that would result in a material breach of any covenant, representation or warranty, or other obligation or agreement, of Westborough Financial contained in the merger agreement; and (4) agreed to vote their shares of Westborough Financial common stock against any proposal to acquire Westborough Financial by any person other than Assabet or against any agreement or transaction intended to, or could reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the merger or any of the transactions contemplated by the merger agreement. The voting agreements were executed as a condition of Assabet's willingness to enter into the merger agreement, and as an indication of the directors' support for the merger agreement and the transactions contemplated by it and their willingness to vote their shares of Westborough Financial common stock in favor of the merger agreement at the annual meeting. Assabet subsequently waived Westborough MHC's voting agreement.

      The voting agreements terminate automatically upon the consummation of the merger or upon termination of the merger agreement. In addition, the voting agreements provide that, notwithstanding anything to the contrary therein, noting in the voting agreements shall in any way restrict a director in the exercise of his or her fiduciary duties as a director of Westborough Financial or prevent any director from taking any action in his or her capacity as a director of Westborough Financial. The foregoing summary is qualified in its entirety by reference to the voting agreements, the form of which is attached to this proxy statement as APPENDIX C.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Principal Shareholders of Westborough Financial. The following table contains common stock ownership information for persons known to Westborough Financial to "beneficially own" 5% or more of Westborough Financial's common stock as of December 26, 2006. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose. Beneficial ownership also includes the number of shares that an individual has the right to acquire within 60 days (such as stock options) after December 26, 2006. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the Securities and Exchange Commission and with Westborough Financial. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                          Name and Address of            Amount and Nature of
 Title of Class            Beneficial Owner            Beneficial Ownership(1)    Percent
---------------    --------------------------------    -----------------------    -------
Common Stock           Westborough Bancorp, MHC               1,027,893            63.89%
$0.01 par value          100 East Main Street
                   Westborough, Massachusetts 01581

------------------
(1)   As reported by Westborough Bancorp, MHC in a Schedule 13D dated February
      15, 2000, which reported sole voting and dispositive power with respect to 1,027,893 shares.

      Security Ownership of Management. The following table shows the number of shares of Westborough Financial's common stock beneficially owned by each director, the named executive officers identified in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of Westborough Financial as a group, as of December 26, 2006. The percent of common stock outstanding was based on a total of 1,608,774 shares of Westborough Financial's common stock outstanding on that date, plus shares of common stock that such person or group has the right to acquire within 60 days after that date by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

                                                                           Amount and
                                                Position with                Nature        Percent of
                                        Westborough Financial and        of Beneficial    Common Stock
                Name                           Westborough Bank           Ownership(1)     Outstanding
------------------------------------    -----------------------------    -------------    ------------
James N. Ball                           Director                            1,150(2)            *
Nelson P. Ball                          Director                            1,450(3)            *
Edward S. Bilzerian                     Director                            4,450(4)            *
Nancy M. Carlson                        Director                              650               *
David E. Carlstrom                      Director                            3,950(5)            *
John L. Casagrande                      Senior Vice President, Chief        5,279(6)            *
                                        Financial Officer, Treasurer,
                                        Clerk and Director
Benjamin H. Colonero, Jr.               Director                              490               *
Robert A. Klugman                       Director                            3,450(7)            *
Jeffrey B. Leland                       Director                              600               *
Joseph F. MacDonough                    President, Chief Executive         22,238(8)          1.4%
                                        Officer and Director
Paul F. McGrath                         Director                            5,850(9)            *
Charlotte C. Spinney                    Director                            2,950(10)           *
Phyllis A. Stone                        Director                            2,500(11)           *
James E. Tashjian                        Director                           4,450(12)           *
All directors and executive
officers as a group (17 persons)(13)                                       96,644             6.01%

------------------
*     Less than one percent of the total outstanding shares of common stock.
(1)   Includes stock options that may be acquired by executive officers and directors of Westborough Financial under the Westborough Financial
      Services Inc. 2001 Stock Option Plan within 60 days after December 26,
      2006. These amounts also include unvested restricted stock awards under the Westborough Financial Services, Inc. 2001 Recognition and Retention
      Plan. Under the plan, each of Mr. James Ball, Ms. Carlson and Mr.
      Colonero holds unvested restricted stock awards of 450 shares of common stock. Each holder of an unvested restricted stock award has sole voting power but no investment power, except in limited circumstances, over the common stock covered by the award.
(2)   Includes 700 shares held jointly with Mr. Ball's spouse.
(3)   Includes options to purchase 1,000 shares that are currently vested.
      Excludes 3,500 shares held by his spouse for which Mr. Ball disclaims beneficial ownership.

                                       21

(4)   Includes options to purchase 1,000 shares that are currently vested.
(5)   Includes options to purchase 600 shares that are currently vested.
(6)   Includes 705 shares held in Westborough Bank's 401(k) plan.
(7)   Includes options to purchase 1,000 shares that are currently vested.
(8) Includes: 1,741 shares held in Mr. MacDonough's individual retirement account; 314 shares held in his spouse's individual retirement account;
      1,679 shares held in Westborough Bank's 401(k) plan and 3,500 shares held jointly with his spouse.
(9) Includes 5,000 shares held in Mr. McGrath's individual retirement account and options to purchase 400 shares that are currently vested.
(10) Includes: 1,500 shares held in Ms. Spinney's individual retirement account; 90 shares held as custodian for a minor child under the Uniform
      Transfer to Minors Act; and options to purchase 900 shares that are currently vested.
(11)  Includes: 75 shares held by Ms. Stone as custodian under the Uniform
      Transfers to Minors Act; and 900 shares held jointly with her spouse.
(12) Includes 3,000 shares held jointly with his spouse and options to purchase 1,000 shares that are currently vested.
(13)  Includes:
      o 59,457 shares beneficially owned by the individuals listed in the table;
      o     1,604 shares held in trust pursuant to the Westborough Financial
            Services, Inc. Employee Stock Ownership Plan (the "ESOP") that have been allocated to Mr. MacDonough. Because Mr. MacDonough disclaims beneficial ownership of these shares, they have not been attributed to him individually in the table;
      o 1,074 shares held in trust pursuant to the ESOP that have been allocated to Mr. Casagrande. Because Mr. Casagrande disclaims beneficial ownership of these shares, they have not been attributed to him individually in the table;
      o 26,518 shares held by the ESOP trust that have not been allocated over which the ESOP Committee (Ms. Carlson, Mr. Carlstrom and Mr.
            Klugman) may be deemed to have beneficial ownership. Because the members of the ESOP Committee disclaim beneficial ownership of these shares, they have not been attributed to them individually in the table; and
      o 7,991 shares beneficially owned by executive officers who are not listed in the table.

      For a detailed description of the ESOP, see "Benefit Plans-Employee Stock
      Ownership Plan."

                            PROPOSAL 1 - THE MERGER

      This section of the proxy statement describes the material aspects of the merger agreement. A copy of the merger agreement is attached to this proxy statement as APPENDIX A. Shareholders are urged to read the merger agreement carefully and in its entirety.

THE PARTIES

      Westborough Financial Services, Inc., or Westborough Financial, is a Massachusetts corporation and the mid-tier holding company of Westborough Bank. Westborough Financial completed its initial public offering in February 2000 in connection with the reorganization of Westborough Bank from a Massachusetts chartered mutual savings bank into the Massachusetts mutual holding company form of organization. Westborough Financial is majority owned by Westborough MHC, a Massachusetts chartered mutual holding company. Westborough Bank is a community- and customer-oriented financial institution offering traditional deposit products, residential and commercial real estate mortgage loans and, to a lesser extent, consumer and commercial loans. Westborough Bank operates four full service-banking offices located in the towns of Westborough, Northborough and Shrewsbury, Massachusetts. At September 30, 2006, Westborough Financial had consolidated assets of $301.0 million and consolidated shareholders' equity of $28.4 million.

      Westborough's principal executive offices are located at 100 East Main Street, Westborough, Massachusetts 01581. The telephone number at that location is 508-366-4111.

      Assabet Valley Bancorp is a Massachusetts chartered mutual holding company and holds 100% of the outstanding capital stock of Hudson Savings Bank. HudWest Financial Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of Assabet Valley Bancorp, is newly-formed for the purposes of effectuating the transactions contemplated by the merger agreement. Hudson Savings Bank, a Massachusetts chartered stock savings bank, operates five full service banking offices located in Hudson (two offices), Marlborough, Clinton and Leominster, Massachusetts. At September 30, 2006, Hudson Savings Bank had total assets of $659.7 million and shareholders' equity of $52.3 million.

      Assabet's executive offices are located at 42 Main Street, Hudson, Massachusetts 01749. The telephone number at that location is (978) 562-2222.

DESCRIPTION OF THE MERGER

      Westborough and Assabet propose a transaction in which Westborough will merge with Assabet. Shareholders of Westborough Financial, other than Westborough MHC, will receive $35.00 in cash for each share of Westborough Financial common stock they own. Holders of Westborough Financial common stock options will receive a cash payment equal to the excess of the $35.00 per share transaction value over the exercise price of such options. On November 13, 2006, the business day immediately preceding the public announcement of the merger, the closing price of Westborough Financial's common stock, as reported on the Over-the-Counter Bulletin Board, was $31.00 per share. The merger will be effected as follows:

      o Westborough MHC will merge into Assabet Valley Bancorp. The separate corporate existence of Westborough MHC will cease to exist and the shares of Westborough Financial common stock owned by Westborough MHC will be cancelled and retired. These shares will not be entitled to receive the $35.00 per share merger consideration.

      o Westborough Financial will merge into HudWest Financial Services, Inc., with Westborough Financial as the surviving institution and a wholly-owned subsidiary of Assabet Valley Bancorp. Westborough Financial will eventually be liquidated with and into Assabet Valley Bancorp.

      o Westborough Bank will merge into Hudson Savings Bank. The institution formed by the bank merger will be renamed following the transaction with a name that is mutually agreeable to the parties, and is referred to as "New Bank" in this proxy statement. New Bank will be wholly-owned by Assabet Valley Bancorp.

      Westborough is currently in the "mutual holding company" form of organization where Westborough MHC owns a majority of Westborough Financial's outstanding common stock and the remainder is held by the public. Under Massachusetts law, for so long as Westborough MHC is in existence it must own at least fifty-one percent Westborough Financial's outstanding common stock. Under Massachusetts law, depositors of Westborough Bank hold liquidation rights in Westborough MHC and subscription rights if Westborough MHC had undertaken a second step conversion.

      The type of transaction proposed by Westborough and Assabet is commonly referred to as a "remutualization" transaction. In a remutualization transaction, only the outstanding shares of a mid-tier mutual holding company, such as Westborough Financial, that are held by minority shareholders are purchased. The outstanding shares of a mid-tier holding company held by the mutual holding company parent, such as Westborough MHC, are cancelled in connection with the mutual holding company parent's merger with another mutual entity, such as Assabet Valley Bancorp. The mutual interests of the members of Westborough MHC will be preserved in the merger in the form of liquidation rights in Assabet Valley Bancorp and subscription rights in the event of a conversion of Assabet Valley Bancorp to stock form.

      Because, in remutualization transactions such as the merger, less than 50 percent of a company's outstanding shares are purchased, less importance is typically placed on the ratio of purchase price to book value than in a traditional transaction where 100 percent of a company's outstanding shares are purchased. Based on the 567,881 outstanding shares of Westborough Financial common stock not held by Westborough MHC or Assabet and its affiliates and 30,290 options outstanding with a weighted average exercise price of $12.61 as of the date of the merger agreement, the aggregate consideration to be paid in the merger is approximately $20.6 million, which is 2.06 times Westborough Financial's minority book value as of June 30, 2006, the most recent financial information available at announcement (i.e., Westborough Financial's book value per share multiplied by the fully diluted shares held by stockholders other than Westborough MHC). As of February 28, 2007, the book value of Westborough Financial equaled approximately $17.37 per share based upon total shares of stock outstanding on that date of 1,608,974. As more fully described in the section entitled "Opinion of Westborough's Financial Advisor," the median price to book value ratio in comparable non-remutualization bank acquisitions equals approximately 1.93 times book value.

BACKGROUND ON REMUTUALIZATION TRANSACTIONS

      From 1869 until early 2000, Westborough Bank existed as an independent "mutual" savings bank. "Mutual" means that Westborough Bank had no capital stock outstanding, nor did it have the ability to issue capital stock. Westborough Bank essentially had no owners, although its depositors had equity interests in the institution. Their equity interests existed solely in the form of liquidation rights (proceeds they would receive if the bank's assets were liquidated, after the bank's debts were satisfied) and subscription rights (the ability to purchase stock in the event the bank converted to stock form). Depositors could not buy or sell their equity interests in Westborough Bank.

      In February 2000, Westborough Bank converted from mutual to stock form and as part of that process sold shares of common stock to the public. When a mutual institution converts from mutual to stock form and issues shares to the public, it can either undertake a "mutual holding company reorganization" with a minority stock issuance (a "partial" conversion) or a "full" conversion that results in the entire institution being publicly held.

      When mutual institutions consider converting to stock form and issuing shares to the public, one of the driving factors behind deciding to undertake "partial" conversion versus a "full" conversion is the ability to deploy the proceeds of the conversion in a timely and efficient manner. Institutions that would not be able to deploy the proceeds of a "full" conversion in a timely and efficient manner typically undertake "partial" conversions. A "partial" conversion provides the institution with access to the public market, but with a smaller amount of net proceeds.

      Westborough Bank undertook a partial conversion and as a result, Westborough is currently in the "mutual holding company" form of organization. For Westborough Bank, concerns over its inability to deploy the proceeds of the conversion in a timely and efficient manner was a primary reason to reorganize into the mutual holding company form and undertake a minority stock offering rather than undertaking a full conversion.

      Westborough Bank's mutual holding company conversion was completed in February 2000. At that time, Westborough MHC, which was formed as part of the reorganization, was issued a majority of Westborough Financial's outstanding common stock in exchange for the pre-existing net worth of Westborough Bank, and the remainder of the common stock was sold to the public in a public offering. Westborough Financial was formed in connection with the conversion as Westborough Bank's mid-tier holding company and owns 100% of Westborough Bank's common stock. Westborough Financial raised net proceeds of approximately $5.0 million in the conversion in exchange for the sale of 35% of its shares to the public. The remaining 65% was issued to Westborough MHC. Under Massachusetts law, for so long as Westborough MHC is in existence it must own at least fifty-one percent of Westborough Financial's outstanding common stock. Under Massachusetts law, depositors of Westborough Bank hold liquidation rights in Westborough MHC and subscription rights if Westborough MHC had undertaken a full, so-called, "second step" conversion.

      The following chart shows Westborough's current ownership structure.

       ------------------------                            -------------------
      |Westborough Bancorp, MHC|                          |Public Shareholders|
       ------------------------                            -------------------
                    \                                     /
                     \   64%                         36% /
                      \                                 /
                      ------------------------------------
                     |Westborough Financial Services, Inc.|
                      ------------------------------------
                                      |100%
                                      |
                             --------------------
                            |The Westborough Bank|
                             --------------------


      At the time of Westborough's mutual holding company conversion and offering, the aggregate book value of Westborough Financial equaled $24.3 million, which included the $5.0 million in consideration paid for the public minority shares, plus the $19.3 million in pre-existing net worth of Westborough Bank that had been built up over the 130 years that Westborough Bank had existed as a mutual savings bank prior to the mutual holding company reorganization. Westborough MHC received 65% of Westborough Financial's common stock in consideration of this pre-existing net worth, whereas the minority stockholders received 35% of Westborough Financial's common stock in consideration of their payment of $5.0 million for the shares issued to them. Westborough Financial's book value has increased since the offering primarily through retention of earnings, and this increase has been allocated to all of the outstanding shares, so that each of the minority stockholders and Westborough MHC has received a proportionate increase in the book value represented by their shares. As a result, the book value per share of each of Westborough Financial's outstanding shares as of March 31, 2007 was $17.23 and as of June 30, 2006 (the most recent financial information available at the time of the merger's announcement) was $17.54.


      There are three possible strategic directions for an institution in mutual holding company form with minority shares outstanding.

      1. It can remain in mutual holding company form indefinitely, with minority shares outstanding.

      2. The mutual holding company majority stockholder can decide to undertake a "second step" conversion, whereby it would become fully publicly held and the mutual interests it represents would be extinguished (aside from depositors' liquidation rights that would decline over time, as specified in applicable banking laws).

      3. Or the institution can undertake a merger that results in a "remutualization," whereby the mutual holding company, and the mutual interests it represents, would merge with another mutual holding company (under applicable banking law mutual institutions can only merge with other mutuals) and the minority stockholders of its mid-tier subsidiary would be paid the merger consideration for their minority interests.

      Westborough, like any institution that has undergone a "partial conversion," is not under any obligation to complete a "second-step" conversion to fully public status within any time period of its mutual holding company reorganization, or for that matter, at all. Consummating a second step conversion is a decision made by an institution for business and strategic reasons. Westborough has made an affirmative decision not to undertake a "second-step" conversion, primarily because the Westborough Financial is over-capitalized by industry standards and does not anticipate having any type of capital need for a number of years.

      The transaction proposed by Westborough and Assabet is a "remutualization" transaction. In a remutualization transaction, only the outstanding shares of a mid-tier mutual holding company, such as Westborough Financial, that are held by minority shareholders are purchased for cash. The other piece of a remutualization transaction is the merger of the mutual institutions, in this case the merger of Westborough MHC and Assabet Valley Bancorp. As in every other pure mutual-to-mutual merger transaction, no payment is made for the disappearing mutual institution in a reumutalization transaction because there are no shareholders of a mutual institution. Thus, ownership of the outstanding shares of Westborough Financial held by Westborough MHC is assumed by the surviving mutual holding company as part of the mutual-to-mutual merger transaction, and such shares are simultaneously cancelled in connection with Westborough Financial's merger with Assabet Valley Bancorp's merger subsidiary.

      Because, in remutualization transactions such as the merger, less than 50 percent of a company's outstanding shares are purchased, less importance is typically placed on the ratio of purchase price to book value than in a traditional transaction where 100 percent of a company's outstanding shares are purchased. Based on the 567,881 outstanding shares of Westborough Financial common stock not held by Westborough MHC and 30,290 options outstanding with a weighted average exercise price of $12.61 as of the date of the merger agreement, the aggregate consideration to be paid in the merger is approximately $20.6 million.

      The table below, using data as of June 30, 2006, the most recent quarterly financials published by Westborough Financial prior to signing of the transaction with Assabet, breaks out and shows separately the treatment of, and consideration paid to, the public shareholders compared to the shares held by Westborough MHC which do not receive consideration in the transaction. The values attributed to public shareholders of Westborough Financial are represented in the column entitled "Stand Alone Minority Shares." The column entitled "Total Shares" is the sum of the "Stand Alone Minority Shares" and the "MHC Shares," both of which are treated distinctly differently, as described above. This table illustrates that although the total consideration being paid to Westborough Financial's public shareholders is 73% of the total shareholders' equity of Westborough Financial, the consideration being paid to Westborough Financial's public shareholders is approximately two times the book value specifically attributable to their interests and to which they have a claim.

              As of June 30, 2006
            (most recent published          Stand Alone Minority
            quarter-end at signing)                Shares           MHC Shares    Total Shares
            -----------------------         --------------------    ----------    ------------
                                               (Dollars in thousands, except per share data)

Shares Owned                                       567,881           1,027,893      1,595,774
Percentage Ownership                                35.6%              64.4%          100.0%
Shareholders' Equity(1)                             $9,963            $18,033        $27,996
Book Value Per Share                                $17.54             $17.54         $17.54
Total Merger Consideration                         $20,554             n/a(2)        $20,554
Consideration for in-the-money value of options      $678              n/a(2)         $678
Merger Consideration for Outstanding Shares        $19,876             n/a(2)        $19,876
Purchase Price Per Share                            $35.00             n/a(2)        $12.46
Purchase Price (inclusive of in-the-money
option value) to Book Value                          206%              n/a(2)          73%

(1) Shareholders have claim to the equity of the Company in proportion to their share ownership.
(2) Depositors of Westborough Bank, who have statutory liquidation rights and subscription rights in Westborough MHC, will receive equivalent rights in Assabet Valley Bancorp upon completion of the mutual merger of Westborough MHC with Assabet Valley Bancorp.

BACKGROUND OF THE MERGER

      Because Westborough Bank and Hudson Savings are similarly-sized community banks operating in near proximity to one another in east central Massachusetts, a long history of familiarity exists between Westborough and Assabet. On numerous occasions over the past ten years, Westborough and Assabet held discussions of various degrees of formality regarding the possible combination of the two organizations. Other than the discussions that resulted in Westborough and Assabet entering into the merger agreement in November 2006, these interactions did not result in any type of agreement between the two institutions.

      In February 2000, Westborough Bank completed a mutual holding company reorganization that resulted in the formation of Westborough MHC and the formation and initial public offering of Westborough Financial. Since the reorganization, Westborough's management has focused its principal attention on growing Westborough's core business of offering savings and certificate of deposit accounts and residential mortgage loans in the market area of Westborough, Massachusetts and surrounding communities. In recent years, Westborough has adopted a growth-oriented strategy that has focused on expanding its product lines and services and providing expanded electronic and traditional delivery systems for its customers. In accordance with this strategy, Westborough has emphasized (1) expanding its residential lending and retail banking franchise, and increasing the number of households served within its market area, (2) expanding its commercial banking products and services for small- and medium-sized businesses, (3) expanding its branch network to increase its market share, (4) increasing the use of alternative delivery channels, such as Internet and telephone banking, and (5) offering a variety of non-deposit investment products (such as mutual funds and insurance) and services as a means to compete for an increased share of its customers' financial service business and improve fee-based income.

      The Westborough Boards and senior management have also regularly evaluated Westborough's strategic alternatives and assessed various opportunities for increasing long-term shareholder value, including opportunities for enhancing earnings internally, opportunistic de novo branching, and acquiring and/or merging with other financial institutions. These reviews included a periodic assessment by Westborough's outside financial advisors of Westborough's financial performance and return to shareholders, stock trading patterns and trends in the financial marketplace, including merger and acquisition activity, both local and nationwide. These reviews often included a discussion of the Westborough Boards' fiduciary duties with Westborough's legal counsel.

      Other than merging with another financial institution, the Westborough Boards had at times considered a second-step conversion as a possible means of increasing long-term shareholder value. The Westborough Boards had determined not to pursue a second-step transaction, however, because it would require significant time and expense and would involve significant market and transactional uncertainty. Additionally, up to and including the present time, Westborough had yet to fully deploy the capital raised in its initial public offering in 2000.

      During 2005, the Westborough Boards had also considered a going-private transaction in which Westborough Financial's common stock would be deregistered and Westborough Financial would no longer be subject to securities laws and regulations applicable to public companies. However, during October 2005, the Westborough Boards decided not to pursue a deregistration transaction because it appeared that the cost savings Westborough would benefit from as a result of not being a public company would not offset the earnings and competitive challenges Westborough faced in its banking business. In addition, due to the competitive market environment in which Westborough operates, the Westborough Boards decided to consider the possibility of a strategic merger as a potential alternative.

      One of Westborough's periodic reviews, including an assessment of Westborough by RBC Capital Markets Corporation ("RBC"), a financial advisor, occurred on November 14, 2005 when Westborough's Long Range Planning Committee held a meeting to discuss strategic alternatives.

      At a meeting of the Westborough Boards on November 21, 2005, RBC reviewed Westborough's business plan and discussed strategic alternatives and the possibility of Westborough merging with another financial institution.

      On December 19, 2005, the Westborough Boards met with RBC to discuss the merger process. The Westborough Boards and RBC discussed the important attributes of a potential merger partner and developed a list of such attributes and other items that Westborough would require in any transaction. Such items included the desire for Westborough to combine with another financial institution rather than be acquired, a preference for a partner with similar corporate and cultural characteristics to those of Westborough, a preference for geographic proximity, the desire that the transaction have a positive effect on Westborough Bank's customers and the possibility of continued employment for Westborough's employees, and the desire for ongoing Westborough Board representation to ensure that Westborough's communities would continue to be served and benefited by the transaction.

      On February 21, 2006, RBC met with the Westborough Boards and discussed six potential merger partners that RBC had identified based upon the desired characteristics developed by the Westborough Boards. One of these potential partners was Assabet.

      On February 24, 2006, Westborough engaged RBC as its exclusive financial advisor with respect to a possible transaction.

      During early 2006, as a result of informal discussions between Joseph F. MacDonough, Westborough's President and Chief Executive Officer, and Mark R. O'Connell, Hudson Savings Bank's President and Chief Executive Officer, which were later communicated to the Westborough Boards, Westborough gained a sense of the probable deal terms that could be obtained in connection with a possible merger with Assabet. Such terms included the mutual development of a new brand for the combined bank rather than keeping the name "Hudson Savings Bank" or "The Westborough Bank," continued employment for Westborough's employees, including an executive-level position and employment agreement for Mr. MacDonough, the strong probability that no branch closings would occur as a result of the combination and continued representation in the combined institution by members of the Westborough Boards for the benefit of Westborough's communities. Price was not discussed during these informal discussions.

      On March 13, 2006 and March 27, 2006, RBC met with Westborough's Long Range Planning Committee and the Westborough Boards, respectively. The purpose of these meetings was to discuss potential merger partners and the merits of holding discussions with one potential partner as opposed to contacting several potential partners. The Westborough Boards considered the long history of familiarity that Westborough had with Assabet, the geographic proximity of the institutions, the similar culture of the institutions and, most importantly, the sense of deal terms that Westborough had previously gained from Assabet. These factors led to the view of the Westborough Boards that of the six potential merger partners identified, Assabet's characteristics most closely resembled those of an ideal merger partner. As a result, the Westborough Boards determined to attempt to hold discussions with Assabet only. In making this determination, Westborough Financial's Board of Directors had also considered the value Westborough Financial's public shareholders would receive in a merger transaction and whether it was more likely that shareholder value would be maximized if more than one potential partner was contacted. Westborough Financial's Board determined that if a transaction with Assabet would not result in sufficient value for Westborough Financial's public shareholders, then Westborough would hold discussions with additional potential partners. In addition, the Westborough Boards noted the fact that because Westborough MHC is the majority stockholder of Westborough Financial, the interests of Westborough MHC's stakeholders, including The Westborough Bank's depositors and customers and the local community, were appropriate considerations in making this determination.

      On April 6, 2006, Mr. MacDonough sent a letter to Mr. O'Connell setting forth Westborough's view of the potential terms of a merger between Westborough and Assabet. The letter described Westborough's view of certain broad issues including the resulting corporate structure, effect on employees, corporate governance matters, treatment of executive officers, board representation and timing and due diligence.

      During April and early-May 2006, Westborough, Assabet and their respective representatives continued their discussions regarding a potential transaction and on May 12, 2006, Westborough and Assabet entered into a mutual confidentiality agreement and agreed to exchange information and commence discussions regarding a possible merger.

      On May 16, 2006 representatives Westborough, Assabet, RBC, Keefe, Bruyette & Woods, Assabet's financial advisor, Thacher Proffitt & Wood LLP ("Thacher Proffitt"), special legal counsel to Westborough, and Foley Hoag LLP, special legal counsel to Assabet, conducted a meeting in order to discuss the progress of the merger discussions.

      On May 22, 2006, the Westborough Boards and Thacher Proffitt met to discuss the general parameters of a potential business combination with Assabet, including continued employment by Mr. MacDonough, treatment of Westborough employees and customers, continued representation on the board of the combined institution by members of the Westborough Boards and certain other issues.

      On June 12, 2006, RBC met with Westborough's Executive Committee to review the progress of discussions with Assabet and certain issues that had arisen in connection with those discussions, including Assabet and Westborough board representation following consummation of a potential transaction and other corporate governance matters.

      On July 17, 2006, Westborough's Executive Committee met with RBC to discuss Westborough's valuation and related topics.

      On July 31, 2006, the Westborough Boards met with RBC to discuss certain key points related to the potential merger of Westborough and Assabet. These points included issues related to continued employment by Westborough executives and other employees and board representation in the combined institution following a transaction. The Westborough Boards determined to continue Westborough's discussions with Assabet.

      On August 4, 2006, Assabet delivered to Westborough a non-binding draft term sheet for a potential merger transaction. The term sheet highlighted certain key financial and non-financial components to a proposed transaction, including a proposal to pay $33.00 in cash per public share of Westborough Financial common stock. This term sheet constituted the first time during the process that a quantified offer for a specific dollar amount was discussed or made.

      The Westborough Boards met with RBC on August 7, 2006 to discuss the non-binding term sheet. The Boards directed RBC to request an increase in the proposed purchase price of Westborough Financial common stock to $35.00 per share and to address certain non-financial matters with Assabet. Pending the outcome of those requests, the Westborough Boards authorized RBC and Thacher Proffitt to begin negotiating a definitive merger agreement.

      On August 9, 2006, Assabet delivered to Westborough an initial draft merger agreement. Negotiation of the merger agreement commenced among RBC, Thacher Proffitt and Assabet's financial advisors and legal counsel.

      During September and October 2006, Westborough and Assabet conducted due diligence on one another, with RBC and Thacher Proffitt conducting due diligence on Assabet on September 29, 2006. Advisors of Westborough and Assabet continued to negotiate the merger agreement and RBC and Thacher Proffitt met frequently with Westborough's Executive Committee to review the merger agreement and discuss progress in the negotiations.

      During the weeks of October 23, October 30 and November 6, 2006, the schedules to the merger agreement, employment and compensation matters and other outstanding items were negotiated. The Westborough Boards met with RBC and Thacher Proffitt to discuss the merger agreement and the negotiations. The final open items were resolved on November 10, 2006 and the morning of November 13, 2006.

      During the evening of November 13, 2006, a special meeting of the Westborough Boards was held. At this meeting, RBC and Thacher Proffitt updated the Westborough Boards on the status of the negotiations. Thacher Proffitt reviewed for the Boards the terms of the merger agreement, as well as the voting agreement to be entered into by each of the members of the Westborough Boards, the legal duties of the Westborough Financial Board to Westborough Financial's public shareholders and potential conflicts of interest issues. RBC delivered a presentation of its fairness opinion to the Westborough Financial Board, which was confirmed in writing, which stated that, based upon and subject to the considerations described in its opinion, the per share merger consideration offered by Assabet was fair from a financial point of view to Westborough Financial's public shareholders. After fully considering the proposal, including the tax implications to Westborough Financial's shareholders of Assabet's all cash offer, the Westborough Boards unanimously approved the merger agreement and the transactions contemplated thereby. Shortly thereafter, the parties executed the merger agreement and issued a joint press release publicly announcing the transaction the morning of November 14, 2006.

      On December 27, 2006, Westborough Financial received an unsolicited letter from an individual ("Prospective Buyer A") expressing an interest in acquiring the shares of common stock of Westborough Financial not owned by Westborough MHC for a price of $38.50 per share.

      The proposal contained the following additional terms:

      o Westborough MHC would remain in place and Westborough Bank would continue to operate as an independent bank.

      o the boards of each of the Westborough entities would be reduced in size by a reasonable number and Prospective Buyer A would hold and nominate 2/3 of the board positions.

      o Prospective Buyer A would reimburse Westborough for the termination fee payable to Assabet in the event Prospective Buyer A was unable to close a transaction after signing a definitive agreement and receipt of regulatory approvals.

      o a fee payable to Prospective Buyer A substantially similar to the termination fee contained in the merger agreement, except that it would equal to 4% of the aggregate consideration.

      o all other material provisions of a definitive agreement would be the same as those contained in the merger agreement.

      In accordance with the terms of the merger agreement, Westborough Financial informed Assabet of this development. By letter dated January 5, 2007, Mr. MacDonough acknowledged receipt of the unsolicited letter and indicated that Westborough Financial's Board of Directors was in the process of reviewing its terms. By letter dated January 8, 2007, Prospective Buyer A supplemented the original proposal with the following additional proposed terms:

      o the boards of each of the Westborough entities would be comprised of twelve members, with five chosen from their existing boards and seven appointed by Prospective Buyer A.

      o board members of the Westborough entities who did not continue to serve would become members of an "advisory board of directors" that would remain in place so long as the prospective buyer controlled the Westborough board seats.

      o Westborough MHC's corporators would continue to serve in that capacity.

      Under the terms of the merger agreement with Assabet, Westborough Financial and its Board of Directors are prohibited from negotiating with a third party concerning a competing proposal unless certain conditions are satisfied, including a determination by Westborough Financial's Board of Directors (after consultation with its financial advisor) that the competing proposal, if accepted, would be reasonably likely to lead to a "superior proposal." For the purposes of the merger agreement, a superior proposal means any bona fide offer for 100% of the outstanding shares of Westborough Financial that is reasonably likely to be consummated and, if consummated, is reasonably likely to result in a transaction more favorable to Westborough MHC and to Westborough Financial's shareholders from a financial point of view than the merger with Assabet. See "No Solicitation."

      Westborough Financial's Board of Directors met on January 15, 2007 to review the proposal. Representatives of RBC and Thacher Proffitt attended the meeting.

      Westborough Financial's Board of Directors met again on January 22, 2007 to review the proposal. Representatives of RBC and Thacher Proffitt participated by telephone. After reviewing the proposal and discussing various matters, including the proposal in relation to the merger with Assabet and the merger agreement, Westborough Financial's Board of Directors unanimously determined that the proposal was not a "superior proposal." The Board of Directors further determined that discussions with Prospective Buyer A would not be reasonably likely to lead to a "superior proposal." Therefore, the Board of Directors elected not to proceed further and Thacher Proffitt sent a letter to that effect to Prospective Buyer A.

      In making its determination, Westborough Financial's Board of Directors considered and reviewed with its outside advisors a number of factors including, among other things, the following:

      o the uncertainty of whether Prospective Buyer A would be able to obtain the financing necessary to complete the proposed transaction. The proposal indicated that it would be necessary to raise approximately $23 million in the form of private equity, and possibly a small amount of debt. Conversely, Assabet already had the funds necessary to fund the transaction.

      o the proposal was subject to regulatory approvals, and the contemplated structure, in which Westborough MHC would remain in place, with the remaining shares of

            Westborough Financial owned by, and the board of directors controlled by, one individual or business entity, raised questions as to whether Prospective Buyer A would be able to obtain the regulatory approvals necessary to consummate a transaction; conversely, Assabet had nearly completed its applications to the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks and the Massachusetts Board of Bank Incorporation and there was no reason to believe that such applications would not result in all necessary regulatory approvals.

      o the proposal required that Prospective Buyer A be allowed to undertake a due diligence review of Westborough; Assabet had already completed its due diligence of Westborough.

      o the proposal was subject to the negotiation and execution of a definitive acquisition agreement; Assabet had already negotiated and entered into a definitive agreement with Westborough.

      o     the uncertainty of the value of the offer made by Prospective Buyer
            A. The offer of $38.50 in cash per share of Westborough Financial common stock was subject to a due diligence review and the negotiation of a definitive agreement, thereby raising the question of whether the ultimate purchase price would actually be $38.50 per share.

      o the delay and costs involved in attempting to pursue another transaction with a third party, which would require the completion of due diligence, the negotiation of an acquisition agreement and the receipt of regulatory approvals. Westborough Financial's Board of Directors believed the merger with Assabet would be consummated in late April or early May of 2007, whereas, in the Board of Directors opinion, assuming the due diligence is satisfactory and an acceptable agreement can be negotiated, the other offer would not be consummated for several months thereafter.

      o if Westborough pursued the other offer, Assabet might attempt to terminate the merger agreement, which could cause Westborough to lose a transaction that was fairly close to being completed without any guarantee that Westborough would be able to reach an agreement with the proposed buyer.

      o the certainty of the purchase price that Westborough Financial shareholders would receive in the event the transaction with Assabet was consummated ($35.00 per share) compared to the purchase price indicated in the other proposal ($38.50 per share).

      o the corporate structure and corporate governance that would result from the proposal compared to the corporate structure and corporate governance that would result from the merger with Assabet.

      o the potentially negative impact that pursuing a competing proposal after working with Assabet since November 13, 2006 would have upon the employees and customers of Westborough.

      This summary is not meant to be an exhaustive description of the information and factors considered by Westborough Financial's Board of Directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by Westborough

Financial's Board of Directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, the Board of Directors unanimously concluded that the proposed offer was not a superior proposal and that further discussions with the proposed buyer would not be reasonably likely to lead to a superior proposal. Westborough Financial's Board of Directors reaffirmed its conclusion that the merger with Assabet is fair to, and in the best interests of, Westborough MHC and Westborough Financial's shareholders.

      On February 28, 2007, Westborough Financial received an unsolicited letter from an individual representing an investor group ("Prospective Buyer B") expressing an interest in acquiring the shares of common stock of Westborough Financial not owned by Westborough MHC for a price of $40.00 per share. Prospective Buyer B also issued a press release announcing delivery of the letter to Westborough Financial's Board of Directors. To Westborough Financial's knowledge, Prospective Buyer B is in no way affiliated with Prospective Buyer A.

      Prospective Buyer B's proposal contained the following additional terms:

      o Westborough MHC would remain in place and Westborough Bank would continue to operate as an independent bank.

      o the proposal was conditioned on majority representation on Westborough Financial's Board of Directors.

      o     the proposal was not subject to a financing contingency.

      o the proposal was subject to a due diligence review period of up to four weeks.

      o a definitive agreement would contain a termination fee of an unspecified amount payable to Prospective Buyer B.

      o the scope, level and tenor of the representations and warranties made by Westborough in a definitive agreement would be the same as those contained in the merger agreement.

      In accordance with the terms of the merger agreement, Westborough Financial informed Assabet of this development. Receipt of the proposal was acknowledged by letter to Prospective Buyer B dated March 1, 2007.

      As previously described, pursuant to the terms of the merger agreement with Assabet, Westborough Financial and its Board of Directors are prohibited from negotiating with a third party concerning a competing proposal unless certain conditions are satisfied, including a determination by Westborough Financial's Board of Directors (after consultation with its financial advisor) that the competing proposal, if accepted, would be reasonably likely to lead to a "superior proposal," as defined in the merger agreement.

      Westborough Financial's Board of Directors reviewed the proposal during the week of March 5, 2007 and met on March 12, 2007 to discuss a response. Representatives of RBC and Thacher Proffitt attended the meeting. After reviewing the proposal and discussing various matters, including the proposal in relation to the merger with Assabet and the merger agreement, Westborough Financial's Board of Directors unanimously determined that the proposal was not a "superior proposal." The Board of Directors further determined that discussions with Prospective Buyer B would not be reasonably likely to lead to a "superior proposal." Therefore, the Board of Directors elected not to proceed further and Thacher Proffitt sent a letter to that effect to Prospective Buyer B.

      In making its determination, Westborough Financial's Board of Directors considered and reviewed with its outside advisors a number of factors including, among other things, the following:

      o the proposal would be subject to regulatory approvals, and the contemplated structure, in which Westborough MHC would remain in place as the majority shareholder, with the remaining shares of Westborough Financial owned by, and the Board of Directors controlled by, an investor group, raised serious concerns as to whether Prospective Buyer B would be able to obtain the regulatory approvals necessary to consummate a transaction; conversely, Assabet had already completed and submitted its applications to the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks and the Massachusetts Board of Bank Incorporation and there was no reason to believe that such applications would not result in all necessary regulatory approvals.

      o the Board of Directors' opinion that, in light of Westborough's extensive strategic analysis and evaluation of local market conditions, the merger with Assabet would strengthen Westborough's financial condition on a going-forward basis while providing Westborough's customers, depositors and community with access to the products and services offered by a stronger and more diverse financial institution, and the fact that these advantages were not present in the proposal.

      o the proposal required that the prospective buyer be allowed to undertake a due diligence review of Westborough that could take up to four weeks; Assabet had already completed its due diligence of Westborough.

      o the proposal was subject to the negotiation and execution of a definitive acquisition agreement; Assabet had already negotiated and entered into a definitive agreement with Westborough.

      o the uncertainty of the value of the offer made by the third party. The offer of $40.00 in cash per share of Westborough Financial common stock was subject to a due diligence review and the negotiation of a definitive agreement. While the proposal indicated that the $40.00 per share price was firm absent anything of a materially adverse nature discovered in due diligence, the question of whether the ultimate purchase price would actually be $40.00 per share was still raised.

      o the delay and costs involved in attempting to pursue another transaction with a third party, which would require the completion of due diligence, the negotiation of an acquisition agreement and the receipt of regulatory approvals. Westborough Financial's Board of Directors believed the merger with Assabet would be consummated in late April or early May of 2007, whereas, in the Board of Directors opinion, assuming the due diligence is satisfactory and an acceptable agreement can be negotiated, the other offer would not be consummated for several months thereafter.

      o if Westborough pursued the other offer, Assabet might attempt to terminate the merger agreement, which could cause Westborough to lose a transaction that was fairly close to being completed without any guarantee that Westborough would be able to reach an agreement with Prospective Buyer B.

      o the certainty of the purchase price that Westborough Financial shareholders would receive in the event the transaction with Assabet was consummated ($35.00 per share) compared to the purchase price indicated in the other proposal ($40.00 per share).

      o the corporate structure and corporate governance that would result from the proposal compared to the corporate structure and corporate governance that would result from the merger with Assabet.

      o the potentially negative impact that pursuing a competing proposal after working with Assabet since November 13, 2006 would have upon the employees and customers of Westborough.

      This summary is not meant to be an exhaustive description of the information and factors considered by Westborough Financial's Board of Directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by Westborough Financial's Board of Directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, the Board of Directors unanimously concluded that the proposed offer was not a superior proposal and that further discussions with the proposed buyer would not be reasonably likely to lead to a superior proposal. Westborough Financial's Board of Directors reaffirmed its conclusion that the merger with Assabet is fair to, and in the best interests of, Westborough MHC and Westborough Financial's shareholders.

      On March 27, 2007, Prospective Buyer B delivered a letter to Westborough Financial's Board of directors containing a revised proposal to acquire the shares of Westborough Financial not held by Westborough MHC for a price of $41.00 per share. Prospective Buyer B's revised proposal contained the following additional terms:

      o The proposal was subject to a due diligence review which would be conducted as promptly as possible.

      o Prospective Buyer B would either (1) split Westborough Financial's Board of Director seats equally with current Westborough Financial directors; or (2) occupy less than 50% of Westborough Financial's Board of Director seats, so long as Westborough Financial's current directors also occupied such lesser number of board seats and that new independent directors, their identities to be mutually agreed upon, were appointed to the remaining board seats.

      o All of the other terms set forth in Prospective Buyer B's initial proposal remained unchanged.

      Westborough Financial's Board of Directors reviewed the revised proposal over the next several days and met on April 2, 2007 to discuss it. Representatives of RBC and Thacher Proffitt attended the meeting. After reviewing the revised proposal and discussing various matters, including the revised proposal in relation to the proposed merger with Assabet, and the revised proposal in relation to Prospective Buyer B's initial proposal, the Board unanimously determined that the revised proposal did not constitute a "superior proposal." The Board also unanimously determined that discussions with Prospective Buyer B would not be reasonably likely to lead to a "superior proposal."

      However, the Board of Directors did determine that representatives of Westborough should meet with Prospective Buyer B in order to obtain more information about Prospective Buyer B and the proposal. Because the merger agreement with Assabet prohibits Westborough representatives from engaging in discussions with a third party concerning a third party absent a finding that such discussions would be reasonably likely to lead to a "superior proposal," Westborough sought a limited waiver of the merger agreement. On April 5, 2007, Assabet provided Westborough with a limited waiver of the merger agreement that would allow for one meeting between Prospective Buyer B and Westborough Financial's Board of Directors, or a committee thereof. The waiver did not permit Westborough to negotiate with or to provide confidential information to Prospective Buyer B.

      On April 5, 2007, Thacher Proffitt delivered a letter to Prospective Buyer B informing Prospective Buyer B of the Board of Directors rejection of the revised proposal. The letter also indicated that Westborough Financial's Long Range Planning Committee was willing to meet with Prospective Buyer B for the purpose of allowing Prospective Buyer B to provide further information to the committee.

      On April 30, 2007, the Long Range Planning Committee, without members of the committee who are also members of Westborough's management, met with Prospective Buyer B. Representatives of Thacher Proffitt attended the meeting in person and via teleconference and Prospective Buyer B's legal counsel attended via teleconference. At the meeting, Prospective Buyer B provided the Long Range Planning Committee with further information regarding themselves, their motivations and the proposal.

      Partially in response to the two unsolicited third party proposals that had been received since announcing the merger agreement, Westborough determined that it would be in the best interests of the Westborough entities, and their respective constituencies, if Assabet would waive the voting agreement that Westborough MHC had entered into with Assabet. Waiver of the voting agreement would allow Westborough MHC to reevaluate the merger agreement and make an independent determination regarding its merits and the manner in which Westborough MHC would vote its shares of Westborough Financial common stock on the proposal to approve the merger agreement, in light of all other circumstances that had arisen. On May 15, 2007, Assabet Valley Bancorp executed a written waiver of Westborough MHC's compliance with its voting agreement, conditioned upon the simultaneous execution by Westborough of an amendment to the merger agreement that clarified the circumstances under which Assabet would be entitled to payment of the termination fee. The amendment to the merger agreement also extended the date after which the merger agreement could be terminated by either party if the merger had not been consummated from June 30, 2007 to August 15, 2007.

WESTBOROUGH FINANCIAL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

      Westborough Financial's Board of Directors has unanimously approved the merger agreement and unanimously recommends that Westborough Financial shareholders vote FOR approval of the merger agreement.

      Westborough Financial's Board of Directors has determined that the merger is fair to, and in the best interests of, Westborough Financial and its shareholders. In approving the merger agreement, the Board of Directors consulted with RBC with respect to the fairness of the per share merger consideration to the holders of Westborough Financial common stock from a financial point of view and Thacher Proffitt as to its legal duties and the terms of the merger agreement. In arriving at its determination, the Board of Directors also considered a number of factors, including the following:

      o the board's familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Westborough Financial;

      o the current and prospective environment in which Westborough Financial operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry;

      o the financial presentation of RBC and the opinion of RBC that, as of the date of such opinion, the per share merger consideration of $35.00 in cash is fair, from a financial point of view, to Westborough Financial's public shareholders;

      o results that could be expected to be obtained by Westborough Financial if it continued to operate independently, and the likely benefits to shareholders of such course, as compared with the value of the merger consideration being offered by Assabet;

      o the ability of Assabet to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;

      o the fact that the consideration to be received in the merger is cash, thus eliminating any uncertainty in valuing the merger consideration to be received by Westborough Financial shareholders, and that this consideration would result in a fully-taxable transaction to Westborough Financial shareholders;

      o the terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing, the absence of a financing condition, a provision which permits Westborough Financial's Board of Directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted a bona fide unsolicited written proposal to acquire Westborough Financial and a provision providing for Westborough Financial's payment of a termination fee to Assabet if the merger agreement is terminated under certain circumstances, and the effect such termination fee could have on a third party's decision to propose a merger or similar transaction to Westborough Financial at a higher price than that contemplated by the merger;

      o the retention of Joseph F. MacDonough as a senior executive officer of the combined institution, post-merger board representation by members of Westborough Financial's current Board of Directors and the relative reciprocity of merger agreement representations and warranties made between Westborough and Assabet;

      o the effects of the merger on Westborough's depositors and customers and the communities served by Westborough, which was deemed to be favorable given that they would be served by the institution formed by the merger of Westborough Bank and Hudson Savings Bank would be a larger, more diverse institution; and

      o the effects of the merger on Westborough's employees, including the expectation that no layoffs or branch closings would occur in connection with the merger and the severance agreed to be provided by Assabet in the event any employee's employment is terminated in connection with the merger.

      Westborough Financial's Board of Directors also considered the following negative factors in its deliberations concerning the merger:

      o the effect on Westborough Financial's public shareholders because Westborough would no longer have the ability to undertake a "second-step conversion" transaction as a means to potentially increase long-term shareholder value;

      o the risk of a third party offering Westborough Financial a superior proposal, which, if accepted, would result in the termination of the merger agreement and the payment by Westborough to Assabet of a termination fee equal to approximately $1.0 million;

      o the timing of the receipt of and the terms of approvals from appropriate governmental and regulatory entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals;

      o the risk that some or all of the benefits sought in the merger may not be achieved; and

      o     the risk that the merger would not be consummated.

      Westborough Financial's Board of Directors believed that these negative factors were substantially outweighed by the benefits anticipated from the merger.

      Because the aggregate consideration to be received in the merger will be paid to Westborough Financial's minority shareholders only, Westborough Financial's Board of Directors did not consider the ratio of aggregate consideration to Westborough Financial's aggregate book value to be relevant. As such, Westborough Financial's Board of Directors did not consider this ratio in its evaluation and approval of the merger agreement.

      The discussion and factors considered by Westborough Financial's Board of Directors is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the Board of Directors did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted factors differently.

OPINION OF WESTBOROUGH'S FINANCIAL ADVISOR

      By agreement dated February 24, 2006, Westborough Financial retained RBC as its financial advisor in connection with a possible business combination involving another financial institution. As part of its investment banking business, RBC is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

      On November 13, 2006, the board of directors of Westborough Financial met to evaluate the merger and the terms of the merger agreement. At this meeting, RBC rendered its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion, the per share merger consideration offered by Assabet was fair from a financial point of view to the public shareholders of Westborough Financial. There were no limitations imposed by Westborough Financial on RBC in connection with its rendering of the fairness opinion.

      The full text of RBC's written fairness opinion, which sets forth the assumptions made and matters considered in regards to the fairness of the consideration offered to the public shareholders of Westborough Financial, is attached as Appendix B to this proxy statement. You should read RBC's opinion in its entirety. While the discussion of RBC's opinion in this proxy statement is not intended to be all-inclusive, it does constitute a summary of all of the material information considered by the Board of Directors of Westborough Financial in conjunction with the fairness opinion as presented by RBC. The following should be considered when reading the discussion of RBC's opinion in this proxy statement:

      o RBC's opinion is directed only to the per share consideration offered in the merger to the public shareholders and does not constitute a recommendation to any Westborough Financial shareholder as to how such shareholder should vote on the proposed transaction;

      o RBC's opinion does not address the relative merits of the merger and the other business strategies considered by the Westborough Financial Board, including but not limited to a second step conversion of Westborough Financial, nor does it address the Westborough Financial Board's decision to proceed with the merger;

      o the summary information regarding RBC's opinion and the procedures followed in rendering such opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

      In arriving at the opinion, RBC, among other things:

      o reviewed financial and other information that was publicly available, including regulatory filings and related disclosures for both Westborough Financial and Assabet, and Securities and Exchange Commission filings for Westborough Financial;

      o analyzed certain internal financial projections and other financial and operating data prepared by the management of Westborough Financial;

      o discussed with senior management of each of Westborough Financial and Assabet their views on each company's respective past and current business operations, results thereof, financial condition and future prospects;

      o reviewed the historical stock prices and trading volumes of Westborough Financial's common stock;

      o     reviewed the merger agreement;

      o compared certain market and financial information for Westborough Financial with similar information for certain other banking companies deemed comparable to Westborough Financial whose securities are publicly traded;

      o analyzed certain bank mergers and acquisitions of regional institutions deemed to be reasonably similar to Westborough Financial, and compared the proposed financial consideration in the merger with the consideration paid in other relevant mergers and acquisitions;

      o reviewed the capacity of Assabet to fund the aggregate consideration in the merger and analyzed Assabet's pro forma regulatory capital ratios expected after the merger;

      o considered the characteristics unique to mutual holding companies and remutualization transactions; and

      o conducted such other financial studies, analyses and investigations as RBC deemed appropriate for purposes of its opinion.

      In performing its review and arriving at its opinion, RBC assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with RBC. RBC did not make any independent evaluation or appraisal of specific assets or liabilities, the collateral securing the assets or the liabilities of Westborough Financial or Assabet or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Westborough Financial and Assabet). RBC assumed, without independent verification, that the aggregate allowances for loan losses for Westborough Financial and Assabet are adequate to cover those losses. RBC also assumed the following with regard to its review:

      o The financial projections reviewed with management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of Westborough Financial;

      o the merger would be consummated in accordance with the terms of the merger agreement, without material waiver or modification;

      o the representations and warranties of each party in the merger agreement and in all related documents referred to in the merger agreement are true and correct;

      o each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party in such documents;

      o the transaction will be treated as a taxable stock purchase for United States federal income tax purposes and all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Westborough Financial or Assabet or on the anticipated benefits of the merger; and

      o there has been no material change in Westborough Financial's or Assabet's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to RBC.

      In connection with rendering its fairness opinion to the Westborough Financial Board, RBC performed a variety of financial analyses. None of these analyses failed to support RBC's fairness conclusion. The following is a summary of such analyses, but does not purport to be a complete description of the RBC analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RBC believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying RBC's opinion. You should also understand that the order of analyses (and results thereof) described does not represent relative importance or weight given to these analyses by RBC.

      In performing its analyses, RBC made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Westborough Financial, Assabet, or RBC. No company or transaction utilized in RBC's analyses was identical to Westborough Financial or Assabet or the merger. Any estimates contained in RBC's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, RBC assumes no responsibility for their accuracy.

      The financial forecast information furnished to RBC by Westborough Financial was prepared by Westborough Financial's management. As a matter of policy, Westborough Financial does not publicly disclose internal management forecasts, projections or estimates of the type furnished to RBC in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of Westborough Financial's management, including, without limitation, general economic, regulatory and competitive conditions. Therefore, actual results may vary significantly from the projections.

      Summary of Proposal. Public shareholders of Westborough Financial will receive $35.00 in cash for each share of Westborough Financial common stock. Holders of Westborough Financial common stock options will receive a cash payment equal to the excess of the $35.00 per share transaction value over the exercise price of such options. Based on 567,881 minority shares outstanding and 30,290 options outstanding with a weighted average exercise price of $12.61, the aggregate consideration to be paid in the merger is approximately $20.6 million. See "Description of the Merger."

      The aggregate consideration represents a multiple of 700.0 times trailing twelve months' earnings of Westborough Financial, and a multiple of 2.06 times Westborough Financial's fully diluted minority book value and tangible book value, as of June 30, 2006. The aggregate consideration represents 73.4% of total book value and total tangible book value as of June 30, 2006.

      Stock Trading History. RBC reviewed the history of reported trading prices for Westborough Financial. It was noted that at a value of $35.00 per share, the cash consideration in the merger is a 13% premium to the most recent market price and a 25% premium to the 90-day volume weighted average price for Westborough Financial common stock.

      Discounted Cash Flow Valuation. RBC performed a discounted cash flow valuation to estimate a range of present values for Westborough Financial, assuming Westborough Financial continued to operate as a stand-alone entity. RBC calculated the theoretical per share value of Westborough Financial based on the present value of: (i) an initial amount of capital representing the excess of the tangible equity to tangible assets ratio of Westborough Financial above 6.00%; (ii) implied dividends per share over a five-year period, assuming Westborough Financial could dividend out all current earnings as long as its ratio of tangible equity to tangible assets remained at 6.00%; and (iii) the terminal value, or the theoretical value of the Bank at the end of the five-year period, or the fiscal year ended June 30, 2011. RBC based the projected earnings for Westborough Financial on internal management estimates. The terminal values are based upon a range of earnings multiples at which similarly sized banking institutions could be expected to trade over the long term of 12 to 15 times earnings. RBC used a range of discount rates of 12% to 15%, which it deemed appropriate for a company with Westborough Financial's risk characteristics. RBC determined that the implied value per share, based on total shares outstanding, including MHC shares, of Westborough Financial common stock ranged from $13.49 to $16.60 based on the price-to-earnings multiple assumptions for the terminal values as summarized below:

                       Terminal Value P/E Multiple to FY 2012 Earnings
                       -----------------------------------------------
                         12x          13x           14x           15x
                         ---          ---           ---           ---
              12%      $14.61       $15.28        $15.94        $16.60
Discount      13%      $14.22       $14.85        $15.48        $16.10
Rate          14%      $13.85       $14.44        $15.04        $15.64
              15%      $13.49       $14.06        $14.63        $15.19

      The results of the discounted cash flow analysis using implied dividends does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future. Discounted cash flow analysis is a widely used valuation method, but the results of this method are highly dependent upon numerous assumptions, including earnings growth rates, dividend payout rates, multiples to terminal earnings and discount rates.

      Comparable Public Company Analysis. In connection with rendering its fairness opinion, RBC analyzed the trading history of comparable public companies. In an effort to understand the values of such companies from two separate perspectives, RBC analyzed both a regionally based peer group of Selected Thrifts in the Eastern United States and a nationwide peer group of Publicly Traded Mutual Holding Companies. In its analysis of the trading peer groups, RBC reviewed, among other factors, the market trading prices relative to book value per share and tangible book value per share of the selected companies and Westborough Financial prior to the announcement of the merger. RBC did not attribute any particular weight to any analysis but instead made qualitative judgments as to the significance and relevance of each analysis. This section does not compare the proposed consideration paid, or proposed to be paid, in other merger transactions with the consideration to be received in the merger. For a discussion of those types of comparisons, see "-Analysis of Selected Thrift Merger Transactions in the Northeast."

      RBC considered, among other factors, book value per share and tangible book value per share because they are industry accepted measurements used to evaluate the performance of publicly traded banks. These measurements are relevant to publicly traded mutual holding companies because both book value and tangible book value are calculated irrespective of who owns the shares. Westborough

Financial's public shareholders have a claim to the equity of Westborough Financial in proportion to their share ownership which make Westborough Financial's public shareholders not unlike the shareholders of any publicly traded entity.

      Selected Thrifts in the Eastern United States. RBC reviewed certain financial, operating and stock market performance data of twenty-three publicly traded thrifts headquartered in the Mid-Atlantic and Northeast regions (not including metropolitan New York City and Philadelphia), each with total assets less than $1.0 billion, return on average equity greater than zero and tangible equity to tangible assets greater than 7.0% using data as of June 30, 2006. An asterisk next to the individual peer company notes peers that are in mutual holding company form with minority shares outstanding ("partially converted"). Share prices of the partially converted mutual holding companies have not been manipulated in any way to reflect these companies as fully converted or otherwise. The peer companies were as follows:

      o     Abington Community Bancorp, Inc. * (Jenkintown, PA)

      o     American Bancorp of New Jersey, Inc. (Bloomfield, NJ)

      o     American Bank Holdings, Inc. (Silver Spring, MD)

      o     Benjamin Franklin Bancorp, Inc. (Franklin, MA)

      o     Colonial Bankshares, Inc. * (Bridgeton, NJ)

      o     Eureka Financial Corporation * (Pittsburgh, PA)

      o     Gouverneur Bancorp, Inc. * (Gouverneur, NY)

      o     Greater Delaware Valley Savings Bank * (Broomall, PA)

      o     Greene County Bancorp, Inc. * (Catskill, NY)

      o     Lincoln Park Bancorp * (Lincoln Park, NJ)

      o     MASSBANK Corp. (Reading, MA)

      o     Naugatuck Valley Financial Corp. * (Naugatuck, CT)

      o     Ocean Shore Holding Company * (Ocean City, NJ)

      o     Oneida Financial Corp. * (Oneida, NY)

      o     Pamrapo Bancorp (Bayonne, NJ)

      o     PSB Holdings, Inc. * (Putnam, CT)

      o     Severn Bancorp (Annapolis, MD)

      o     SI Financial Group, Inc. * (Willimantic, CT)

      o     Synergy Financial Group, Inc. (Cranford, NJ)

      o     TF Financial Corp. (Newtown, PA)

      o     United Financial Bancorp, Inc. * (West Springfield, MA)

      o     Washington Savings Bank, F.S.B. (Bowie, MD)

      o     Wawel Savings Bank * (Wallington, NJ)

      RBC analyzed the relative performance and value of Westborough Financial by comparing certain publicly available financial data of Westborough Financial with that of its peer companies, including tangible equity to tangible assets, return on average assets, return on average equity, market price to last twelve months' earnings per share, market price to last twelve months' core earnings per share, market price to tangible book value and market price to book value. For Westborough Financial, last twelve months' core earnings per share represents reported earnings per share excluding non-recurring expense items totaling $467 thousand on a pre-tax basis. All stock prices were closing prices as of November 9, 2006, and trading multiples for Westborough Financial are based on total shares outstanding. The analyses yielded the following comparison of the medians for the peer companies with Westborough Financial, respectively:

--------------------------------------------------------------------------------
                                                        Selected
                                                       Thrifts in
                                                      the Eastern
                                                     United States   Westborough
                                                      Peer Median     Financial
--------------------------------------------------------------------------------
Tangible equity to tangible assets................       10.92%          9.34%
--------------------------------------------------------------------------------
Return on average assets (LTM)....................        0.76%          0.03%
--------------------------------------------------------------------------------
Return on average equity (LTM)....................        5.38%          0.28%
--------------------------------------------------------------------------------
Market price to LTM earnings per share............        36.1x         620.0x
--------------------------------------------------------------------------------
Market price to LTM core earnings per share.......        36.1x         128.4x
--------------------------------------------------------------------------------
Market price to tangible book value...............         183%           177%
--------------------------------------------------------------------------------
Market price to book value........................         174%           177%
--------------------------------------------------------------------------------

      Selected Nationwide Publicly Traded Mutual Holding Companies ("MHCs"). Due to fact that Westborough Financial is a mid-tier mutual holding company
(MHC), RBC performed similar analyses with a second peer group consisting of publicly traded MHCs nationwide with assets less than $1.0 billion, return on average equity greater than zero and tangible equity to tangible assets greater than 7.0%. RBC reviewed and compared certain financial, operating and stock performance data of Westborough Financial with 26 publicly traded MHCs. All peers in this comparison are partially converted. Share prices have not been manipulated in any way to reflect these companies as fully converted or otherwise. This peer analysis also utilized financial data as of June 30, 2006. These peers are as follows:

      o     Abington Community Bancorp, Inc. (Jenkintown, PA)

      o     AJS Bancorp, Inc. (Midlothian, IL)

      o     Atlantic Coast Federal Corp. (Waycross, GA)

      o     Cheviot Financial Corp. (Cincinnati, OH)

      o     Colonial Bankshares, Inc. (Bridgeton, NJ)

      o     Eagle Bancorp (Helena, MT)

      o     Eureka Financial Corporation (Pittsburgh, PA)

      o     Gouverneur Bancorp, Inc. (Gouverneur, NY)

      o     Greater Delaware Valley Savings Bank (Broomall, PA)

      o     Greene County Bancorp, Inc. (Catskill, NY)

      o     Heritage Financial Group (Albany, GA)

      o     Home Federal Bancorp, Inc. (Nampa, ID)

      o     Home Federal Bancorp, Inc. of Louisiana (Shreveport, LA)

      o     Kentucky First Federal Bancorp (Hazard, KY)

      o     K-Fed Bancorp (Covina, CA)

      o     Lincoln Park Bancorp (Lincoln Park, NJ)

      o     Mid-Southern Savings Bank, F.S.B. (Salem, IN)

      o     Minden Bancorp, Inc. (Minden, LA)

      o     Naugatuck Valley Financial Corp. (Naugatuck, CT)

      o     Ocean Shore Holding Company (Ocean City, NJ)

      o     Oneida Financial Corp. (Oneida, NY)

      o     SI Financial Group, Inc. (Willimantic, CT)

      o     United Financial Bancorp, Inc. (West Springfield, MA)

      o     Wake Forest Bankshares, Inc. (Wake Forest, NC)

      o     Wawel Savings Bank (Wallington, NJ)

      o     Webster City Federal Bancorp (Webster City, IA)

      RBC analyzed the relative performance and value of Westborough Financial by comparing certain publicly available financial data of Westborough Financial with that of the MHC peer companies, including tangible equity to tangible assets, return on average assets, return on average equity, market price to last twelve months' earnings per share, market price to last twelve months' core earnings per share, market price to tangible book value and market price to book value. For Westborough Financial, last twelve months' core earnings per share represents reported earnings per share excluding non-recurring expense items totaling $467 thousand on a pre-tax basis. All stock prices were closing prices as of November 9, 2006, and trading multiples for Westborough Financial are based on total shares outstanding, including MHC shares. The analysis yielded the following comparison of the medians for the peer companies with those for Westborough Financial, respectively:

--------------------------------------------------------------------------------
                                                       Selected
                                                       Nationwide
                                                        Publicly
                                                         Traded      Westborough
                                                      Peer Median     Financial
--------------------------------------------------------------------------------
Tangible equity to tangible assets................       13.60%          9.34%
--------------------------------------------------------------------------------
Return on average assets (LTM)....................        0.72%          0.03%
--------------------------------------------------------------------------------
Return on average equity (LTM)....................        5.07%          0.28%
--------------------------------------------------------------------------------
Market price to LTM earnings per share............        41.8x         620.0x
--------------------------------------------------------------------------------
Market price to LTM core earnings per share.......        41.8x         128.4x
--------------------------------------------------------------------------------
Market price to tangible book value...............         183%           177%
--------------------------------------------------------------------------------
Market price to book value........................         181%           177%
--------------------------------------------------------------------------------

      Analysis of Selected Thrift Merger Transactions in the Northeast. RBC reviewed the proposed consideration paid, or proposed to be paid, in other merger transactions and compared the consideration to be received in the merger to thrift transactions in the Northeast region announced since January 1, 2004. There have been no remutualization transactions announced since that date. Specifically, RBC reviewed 21 acquisitions involving target thrifts that are stock institutions with assets less than $1.0 billion:

Acquirer                               Target                                    Consideration
--------                               ------                                    -------------
Community Banks Inc. (PA)              BUCS Financial Corp. (MD)                 Stock and cash
Bradford Bank (MD)                     Valley Bancorp, Inc. (MD)                 Cash
First Marblehead Corp. (MA)            Union Bank (RI)                           Cash
Sterling Bank (NJ)                     Farnsworth Bancorp, Inc. (NJ)             Stock and cash
Passumpsic Bancorp (VT)                Siwooganock Holding Company (NH)          Cash
First Commonwealth Financial (PA)      Laurel Capital Group, Inc. (PA)           Stock and cash
Webster Financial Corp. (CT)           New Mil Bancorp, Inc. (CT)                Stock
Community Bank System (NY)             ES&L Bancorp, Inc. (NY)                   Cash
Allegheny Valley Bancorp (PA)          RSV Bancorp (PA)                          Cash
Sterling Financial Corp. (PA)          Bay Net Financial, Inc. (MD)              Stock and cash
Flushing Financial Corp. (NY)          Atlantic Liberty Financial Corp. (NY)     Stock and cash
Bay View Capital Corp. (CA)            Great Lakes Bancorp, Inc. (NY)            Stock
National Penn Bancshares, Inc. (PA)    Nittany Financial Corp. (PA)              Stock and cash
Berkshire Hills Bancorp, Inc. (MA)     Woronoco Bancorp, Inc. (MA)               Stock and cash
KNBT Bancorp, Inc. (PA)                Northeast Pennsylvania Fin. Corp. (PA)    Stock and cash
Benjamin Franklin Bancorp (MA)         Chart Bank, A Co-op Bank (MA)             Stock and cash
ESB Financial Corp. (PA)               PHSB Financial Corp. (PA)                 Stock and cash
Brookline Bancorp, Inc. (MA)           Mystic Financial, Inc. (MA)               Stock and cash
Prosperity Bancshares, Inc. (TX)       Liberty Bancshares, Inc. (NY)             Stock and cash
Provident Bancorp, Inc. (NY)           Warwick Community Bancorp, Inc. (NY)      Stock and cash
Independent Bank Corp. (MA)            Falmouth Bancorp, Inc. (MA)               Stock and cash

      In reviewing the comparable transactions, RBC examined the multiples at announcement of premium to market price, price to latest twelve months earnings, premium to core deposits, price to assets, price to tangible book value per share and price to book value per share. The multiples calculated for the merger are presented on a GAAP basis, accounting for the fact that the merger consideration is paid to the public shareholders only. See "Description of the Merger" and "Background on Remutualization Transactions." For the merger multiples to be meaningful and comparable to non-remutualization transactions in which 100% of the shares outstanding receive merger consideration, the ratios have to be adjusted to put all the transactions on the same basis. This impacts the ratios of premium to core deposits, price to assets, price to tangible book value and price to book value, all of which are calculated for the merger based on the fully diluted public shares outstanding for Westborough, since only the public shareholders are receiving the merger consideration. These analyses yielded the following comparisons of the median transaction multiples for the merger with the median transaction multiples for the selected thrift merger transactions, respectively:

                                                    Selected Thrift
                                                         Merger
                                                    Transactions in
                                                     the Northeast    The Merger
                                                    ---------------   ----------

Market premium                                            20.2%          12.9%
Price to LTM earnings (per share)                         25.4x         700.0x
Price to LTM core earnings (per share)                    25.4x         144.9x
Premium to core deposits                                  16.7%          15.6%
Price to assets                                           19.8%          19.3%
Price to tangible book value per share (reported)        193.3%         206.3%
Price to book value per share (reported)                 193.3%         206.3%

      The calculations in this section, including price to book value per share and price to tangible book value per share for Westborough Financial and the peers, are different from the calculations in Selected Thrifts in the Eastern United States and Selected Nationwide Publicly Traded Mutual Holding Companies because the calculations in those prior sections were made prior to the announcement of the merger and the peer companies in those cases are not undergoing a merger themselves. The calculations in this section are merger multiples, both for Westborough Financial and for the Selected Thrift Merger Transactions in the Northeast peer group. The consideration to be paid to Westborough Financial's shareholders in the merger represents a premium to Westborough Financial's trading value. Therefore, the merger multiples of price to book value per share and price to tangible book value per share are higher than the comparable measures prior to the announcement of the merger. For similar reasons, the median peer group calculations of price to book value per share and price to tangible book value per share are higher than the median calculations in the Selected Thrifts in the Eastern United States and Selected Nationwide Publicly Traded Mutual Holding Companies peer groups.

      Affordability Analysis Valuation. RBC analyzed and calculated a range of values a potential buyer would assign to Westborough Financial assuming such buyer had a required rate of return of between 12% and 15%. This valuation methodology is similar to the discounted cash flow approach used earlier, and uses the financial projections of Westborough Financial, the same terminal value price-to-earnings multiples of 12 to 15 times earnings and the same target ratio of tangible equity to tangible assets of 6.00%. The analysis also uses anticipated cost savings equal to 20% of Westborough Financial's non-interest expense base.

      Based on these variables and inputs, RBC determined that a buyer would ascribe a range of values per share of $20.74 to $34.91 for Westborough Financial, based on total shares outstanding, including MHC shares, assuming different required rates of return and different terminal price to earnings multiples, as summarized below:

                       Terminal Value P/E Multiple to FY 2012 Earnings
                       -----------------------------------------------
                         12x          13x           14x           15x
                         ---          ---           ---           ---
  Required    12%      $25.66       $28.74        $31.83        $34.91
  Internal    13%      $23.95       $26.90        $29.85        $32.80
  Rate of     14%      $22.31       $25.13        $27.96        $30.79
  Return      15%      $20.74       $23.45        $26.15        $28.86

      The public shareholders of Westborough Financial have a claim to the equity of Westborough Financial in proportion to the shares owned by public shareholders and do not have a claim to all cash flows and equity of Westborough Financial. This analysis calculates the ability of a buyer to pay for Westborough Financial, using the company's financial forecast, along with assumptions on cost savings, one time transaction costs, discount rate and terminal value. As the public shareholders of Westborough Financial only have claim to the value of Westborough Financial in proportion to their share ownership, using total fully diluted shares outstanding is the valid basis for this analysis.

      Pro Forma Merger Analysis. RBC analyzed the impact of the merger on the combined company's total assets, loan portfolio, deposit base, tangible equity and regulatory capital ratios. This analysis uses the merger consideration as provided in the merger agreement, whereby the public shareholders of Westborough Financial receive an aggregate $20.6 million based on Westborough Financial's shares and options outstanding as of November 13, 2006. The analysis is also based upon: (i) June 30, 2006 balance sheet information for Assabet and Westborough Financial and (ii) projected one-time costs and restructuring charges associated with the merger. RBC calculated the pro forma leverage ratio and total risk-based capital ratio of Assabet to be 6.32% and 10.22%, respectively, as of June 30, 2006, as compared to estimated stand-alone ratios of 8.42% and 12.95%.

      Consideration to RBC. Westborough Financial has agreed to pay RBC a fairness opinion fee of $50,000 that was earned upon delivery of the fairness opinion to the Westborough Financial Board. In addition, Westborough Financial has agreed to pay RBC a transaction fee equal to 1.00% of the aggregate transaction value at the closing of the merger, of which a non-refundable cash retainer fee of $10,000 has already been paid, as well as the fairness opinion fee referenced above. Pursuant to the engagement agreement, Westborough Financial has agreed to reimburse RBC for all reasonable out-of-pocket expenses incurred in connection with the merger up to $25,000. Westborough Financial has also agreed to indemnify RBC and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon RBC's engagement on Westborough Financial's behalf with regard to the merger.

      RBC and its affiliates in the past have provided financial and investment banking services to Westborough Financial for which RBC has received compensation. RBC received a $5,000 retainer in 2005 with regard to providing advisory services to Westborough Financial in connection with Westborough Financial's review of a de-registration transaction. This transaction was abandoned in October 2005 and RBC received no additional fees for this assignment.

      In the ordinary course of business, RBC may effect transactions, for its own account or for the accounts of customers, and hold at any time a long or short position in securities of Westborough Financial.

MERGER CONSIDERATION

      At the effective time of the merger, each share of Westborough Financial common stock issued and outstanding immediately prior to the effective time (other than shares held by Westborough MHC or Assabet) will be cancelled and converted automatically into the right to receive from Assabet an amount equal to $35.00 in cash, without interest.

      After the completion of the merger, holders of certificates that prior to the merger representing issued and outstanding shares of Westborough Financial common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Westborough Financial common stock will have no continuing equity interest in Westborough Financial or Assabet and, therefore, will not share in future earnings, dividends or growth of Westborough Financial or Assabet.

RESULTING CORPORATE STRUCTURE AND GOVERNANCE

      Pursuant to the merger agreement and as a result of the transactions contemplated thereby, including the merger, the bank merger and the MHC merger, the following will occur with respect to the corporate structure and governance of the parties following consummation of the transactions:

      o Westborough Bank will merge into Hudson Savings Bank. The institution formed by the bank merger will be renamed following the transaction with a name that is mutually agreeable to the parties, and is referred to as "New Bank" in this proxy statement. New Bank will be wholly-owned by Assabet Valley Bancorp;

      o Westborough MHC will merge into Assabet Valley Bancorp. The separate corporate existence of Westborough MHC will cease to exist and the shares of Westborough Financial common stock owned by Westborough MHC will be cancelled and retired and will not be exchanged for the $35.00 per share merger consideration;

      o Westborough Financial will merge into HudWest Financial Services, Inc., with Westborough Financial as the surviving institution and a wholly-owned subsidiary of Assabet Valley Bancorp. Westborough Financial will eventually be liquidated with and into Assabet Valley Bancorp;

      o Westborough MHC's trustees and corporators will become trustees and corporators of Assabet Valley Bancorp;

      o nine of Westborough Financial's directors and fifteen of Hudson Savings Bank's directors will become the directors of New Bank; and

      o Joseph F. MacDonough, President and Chief Executive Officer of Westborough Financial, will become Executive Vice President of New Bank, a director of New Bank, a member of New Bank's Executive Committee, a trustee of Assabet Valley Bancorp and President and Chief Executive Officer of Assabet Valley Bancorp.

TREATMENT OF EQUITY-BASED AWARDS

      Immediately prior to the merger, any unexercised option to buy Westborough Financial common stock which is outstanding will be terminated and each holder will be entitled to receive from Westborough Financial in consideration therefor a cash payment at the closing in an amount equal to the

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difference between $35.00 and the exercise price of such stock option, multiplied by the number of shares subject to the stock option held, less any required tax withholdings. In addition, upon shareholder approval of the merger, all unvested shares of restricted stock then outstanding will vest. These shares will then be exchangeable for the $35.00 per share merger consideration on the same basis as other public shareholders. See "-Interests of Certain Persons in the Transaction-Equity-Based Awards."

FINANCING THE TRANSACTION

      Based on the fully diluted number of shares of Westborough Financial outstanding, the aggregate amount of consideration to be paid to Westborough Financial's public shareholders and option holders will be approximately $20.6 million. Assabet represented and warranted in the merger agreement that it will have capital and financing sufficient to pay the merger consideration to the shareholders of Westborough Financial following completion of the merger and that the consummation of the transactions contemplated by the merger agreement is not conditioned upon Assabet obtaining financing of any kind from any source.

NO SOLICITATION

      The merger agreement provides that Westborough and its directors, officers, employees, agents or representatives may not directly or indirectly solicit, initiate, encourage or otherwise facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries regarding, or the making of, any acquisition proposal. The term "acquisition proposal" is generally defined in the merger agreement as a bona fide proposal to engage in, a public statement of intention to make a proposal to engage in, or the filing of an application or notice with a governmental authority for approval to engage in, any of the following:

      o a merger, tender offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving Westborough MHC or any subsidiary of Westborough MHC whose assets constitute more than 15% of the consolidated assets of Westborough MHC;

      o any purchase, lease or other acquisition of assets of Westborough MHC, or any subsidiary of Westborough MHC, representing in either case 15% or more of the consolidated assets of Westborough MHC; or

      o the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction), or the acquisition of, securities representing 15% or more of the voting power of Westborough Financial or any subsidiary whose assets constitute more than 15% of the consolidated assets of Westborough Financial.

      The merger agreement also provides that Westborough and its directors, officers, employees, agents or representatives shall not participate in any discussions or negotiations with, or provide any confidential information to, any person (other than Assabet or its affiliates or representatives) concerning an acquisition proposal, or enter into any definitive agreement or understanding for any acquisition proposal or requiring Westborough to abandon, terminate or fail to complete the transactions contemplated by the merger agreement, except as authorized in the manner described in the following paragraph.

      The merger agreement allows Westborough to furnish information to, and negotiate and engage in discussions with, any person that delivers an unsolicited, bona fide written acquisition proposal if:

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      o     the Board of Directors of Westborough acting in good faith (1)
            determines by a majority vote, after consultation with its outside legal counsel, that such action would be required in order for the directors to comply with their fiduciary duties under applicable law; and (2) determines, after consultation with its financial advisor, that the proposal, if accepted, is reasonably likely to be consummated and to result in a transaction that is more favorable, from a financial point of view, to Westborough MHC and the Westborough shareholders than is the merger with Assabet (a "superior proposal"); and

      o prior to furnishing any information to that person, Westborough has entered into a confidentiality agreement with that person that is no less favorable, in any material respect, than the confidentiality agreement between Assabet and Westborough, and Westborough enforces and does not waive any of the provisions of the confidentiality agreement with that person.

      The merger agreement also allows Westborough to comply with its disclosure obligations under the tender offer rules set forth in the federal securities regulations so long as Westborough has complied with the requirements contained in the agreement with respect to making a recommendation to shareholders that is adverse to Assabet, including recommending the acceptance of an acquisition proposal.

      Westborough is required to notify Assabet if Westborough receives any inquiries, proposals or offers or requests for discussions or negotiations relating to an acquisition proposal.

RECOMMENDATION OF WESTBOROUGH FINANCIAL'S BOARD OF DIRECTORS

      For the reasons set forth above under "Westborough Financial's Reasons for the Merger; Recommendation of the Board of Directors," Westborough Financial's Board of Directors recommends that Westborough Financial's shareholders approve the merger agreement and the merger. The merger agreement requires that Westborough Financial's Board of Directors continue to recommend the merger agreement and the merger, provided that the merger agreement permits the Board to withdraw, modify or change in a manner adverse to Assabet its recommendation to shareholders with respect to the merger agreement and the merger, and to recommend another acquisition proposal, only if:

      o the Board of Directors of Westborough acting in good faith (1) determines by a majority vote, after consultation with its outside legal counsel, that such action would be required in order for the directors to comply with their fiduciary duties under applicable law; and (2) determines, after consultation with its financial advisor, that the acquisition proposal is a superior proposal;

      o Westborough has given Assabet five business days' prior written notice of its intention to do so and Westborough's Board of Directors has considered any changes to the merger consideration and the merger agreement, if any, proposed by Assabet and has determined in good faith, after consultation with its outside legal counsel and after consultation with its financial advisor, that the unsolicited proposal remains a superior proposal even after the changes proposed by Assabet; and

      o Westborough has complied in all material respects with the requirements described under "-No Solicitation" above.

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SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

      Prior to the completion of the merger, Assabet will appoint an paying agent for the benefit of the holders of shares of Westborough Financial common stock in connection with the merger. Immediately prior to the effective time of the merger, Assabet will deliver to the paying agent an amount of cash equal to the aggregate merger consideration.

      No later than five business days following the completion of the merger, the paying agent will mail to each holder of record of shares of Westborough Financial common stock a form letter of transmittal and related documents containing instructions for use in effecting the surrender of Westborough Financial stock certificates. After the effective time, each holder of a certificate representing shares of issued and outstanding Westborough Financial common stock will, upon surrender to the paying agent of a certificate for exchange together with a properly completed letter of transmittal and related documents, be entitled to receive $35.00 in cash, without interest, multiplied by the number of shares of Westborough Financial common stock represented by the certificate. No interest will be paid or accrued on the merger consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

      Any portion of the cash delivered to the paying agent by Assabet (together with any interest or other income earned thereon) that remains unclaimed by the former shareholders of Westborough Financial for six months after the effective time will be delivered to Assabet. Any shareholders of Westborough Financial who have not exchanged their certificates as of that date may look only to Assabet for payment of the merger consideration. However, none of the paying agent, Assabet, Westborough Financial or any other person shall be liable to any holder of shares of Westborough Financial common stock for any shares of stock or cash properly delivered to a public official pursuant to abandoned property, escheat or similar laws.

CONDITIONS TO THE MERGER

      Completion of the merger is subject to the satisfaction of conditions set forth in the merger agreement, or, to the extent permitted by law, the written waiver of those conditions by the party entitled to do so, at or before the effective time of the merger. Each of the parties' obligation to complete the merger is subject to the following conditions:

      o the holders of two-thirds of the shares of Westborough Financial common stock entitled to vote at the annual meeting must vote to approve the merger agreement;

      o two-thirds of the corporators of Westborough MHC and Assabet Valley Bancorp must vote to approve the merger agreement;

      o all regulatory approvals required to complete the transactions contemplated by the merger agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods shall have expired and no such approval shall contain a condition or restriction that would, in the good faith determination of Westborough or Assabet, materially reduce the benefits of the transactions contemplated by the merger agreement;

      o no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated or enforced that prohibits the completion of the transactions contemplated by the merger agreement; and

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      o     each party must have received a written opinion of its counsel to the effect that the MHC merger will qualify as a tax-free reorganization and neither the merger nor the bank merger will adversely affect such qualification.

      The obligation of Westborough to complete the merger is also conditioned upon the satisfaction or waiver of each of the following conditions:

      o the representations and warranties of Assabet in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date for the merger and Westborough shall have received a certificate from specified officers of Assabet to such effect;

      o Assabet shall have performed in all material respects all obligations required to be performed by it at or prior to completion of the merger agreement and Westborough shall have received a certificate from specified officers of Assabet with respect to compliance with this condition;

      o there shall not have occurred any change between the date of the merger agreement and the consummation of the merger that individually or in the aggregate has or could reasonably be expected to have a material adverse effect on Assabet; and

      o Assabet shall have provided Westborough with certificates and other such documents to evidence fulfillments of the conditions set forth in the merger agreement as Westborough may reasonably request.

      The obligation of Assabet to complete the merger is also conditioned upon the satisfaction or waiver of each of the following conditions:

      o the representations and warranties of Westborough in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date for the merger and Assabet shall have received a certificate from specified officers of Westborough to such effect;

      o Westborough shall have performed in all material respects all obligations required to be performed by it at or prior to the completion of the merger agreement and Assabet shall have received a certificate from specified officers of Westborough with respect to compliance with this condition;

      o Westborough shall not have taken any action or made any payments that would result, either individually or in the aggregate, in the payment of an excess parachute payment within the meaning of
            Section 280G of the Code or that could result in payments that would be nondeductible pursuant to Section 162(m) of the Code, other than as specifically provided for in the merger agreement;

      o Westborough shall not have taken any action or made any payments, either individually or in the aggregate, to or for the benefit of Joseph F. MacDonough, John L. Casagrande or Vickie A. Bouvier that could be deemed to be in the nature of compensation other than as specifically provided for in the merger agreement;

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

      o there shall not have occurred any change between the date of the merger agreement and the consummation of the merger that individually or in the aggregate has or could reasonably be expected to have a material adverse effect on Westborough; and

      o Westborough shall have provided Assabet with certificates and such other documents as may be necessary to evidence fulfillments of the conditions set forth in the merger agreement as Assabet may reasonably request.

REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH AND ASSABET

      Westborough and Assabet each has made representations and warranties to the other with respect to, among other things:

      o     corporate organization and existence;

      o     capital stock;

      o     subsidiaries;

      o corporate power and authority to conduct its business, to execute the merger agreement and to complete the transactions contemplated by the merger agreement;

      o     required consents, approvals, notices and filings;

      o the accuracy of Securities and Exchange Commission filings, financial statements and regulatory reports;

      o the absence of undisclosed liabilities and the absence of material changes since the end of its last fiscal year;

      o     pending or threatened legal proceedings, if any;

      o     the absence of regulatory agreements or specific restrictions;

      o its compliance with applicable laws, and in particular, compliance with the Community Reinvestment Act, the Bank Secrecy Act, anti-money-laundering requirements; and customer information security requirements;

      o     material contracts;

      o     broker's fees;

      o     employee benefit plans;

      o loan portfolios, including nonperforming loans and classified assets;

      o     policies regarding allowances for loan losses;

      o     investment securities;

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      o     regulatory capitalization;

      o     the filing of tax returns and the payment of taxes;

      o     real property and material personal property;

      o     derivative transactions and risk management instruments;

      o     transactions with affiliates;

      o     fiduciary accounts;

      o     labor matters;

      o     adequacy of insurance;

      o     environmental matters;

      o     bank owned life insurance;

      o     intellectual property;

      o     the completeness of corporate books and records;

      o     the receipt of fairness opinions; and

      o     required votes and anti-takeover provisions;

      Assabet has also made an additional representation and warranty to Westborough with respect to having available to it sufficient cash to pay the aggregate merger consideration.

      Westborough has also made additional representations and warranties to Assabet with respect to, among other things:

      o     credit card accounts;

      o     merchant processing accounts;

      o     transactions in securities; and

      o the truth and accuracy of certain information included in this proxy statement.

CONDUCT PENDING THE MERGER

      The merger agreement contains covenants of Westborough and Assabet pending the completion of the merger, including covenants regarding the conduct of Westborough's business. These covenants are briefly described below.

      Westborough and Assabet have agreed that they will conduct their business in the usual, regular and ordinary course consistent with prudent banking practice, generally to conduct their business in

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substantially the same way as it has been conducted in the past, and use reasonable best efforts to preserve their business organization and relationships with employees, customers and suppliers. Westborough and Assabet have also agreed not to take any action that would adversely affect or materially delay their ability to obtain any regulatory approvals necessary to complete the merger agreement or their performance of covenants under the merger agreement.

      Westborough and Assabet have further agreed that, except as expressly contemplated or permitted by the merger agreement, they will not, nor will they permit any of their subsidiaries to, do any of the following without the prior written consent of the other party:

      o     enter into, terminate, amend or modify any material contract;

      o hire any new employee other than at-will employees at an annual rate of compensation not to exceed $75,000 to fill vacancies that may from time to time arise in the ordinary course of business;

      o establish, adopt, enter into or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement, or renew any such arrangement with a term greater than one year, except (1) as may be required by law, (2) to satisfy contractual obligations existing as of the date of the merger agreement or (3) as otherwise contemplated by the merger agreement;

      o sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a person or any claims held by any person, except in the ordinary course of business consistent with past practice;

      o enter into, amend or renew any employment, consulting, severance or similar agreements or arrangements with any trustee, director, officer or employee of either party, grant any salary or wage increase or increase any employee benefit, except for (1) increases in compensation to employees in the ordinary course of business consistent with past practice, not to exceed 4% individually or in the aggregate, (2) changes that are required by applicable law or
            (3) bonuses payable pursuant to either party's bonus plans or as contemplated by the merger agreement;

      o foreclose upon or take a deed or title to any commercial real estate without first conducting an environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the material presence of a hazardous substance;

      o acquire all or any portion of the assets, business, deposits or properties of any other entity other than in the ordinary course of business consistent with past practice;

      o make (1) any material investment by purchase of stock or securities, contributions to capital, property transfers, (2) any material purchase of any property or assets of any other person, or
            (3) any commitment to make such an investment or purchase other than in the ordinary course of business consistent with past practice;

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      o     implement or adopt any change in accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP;

      o     enter into any derivatives contract;

      o incur any indebtedness for borrowed money, including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

      o make or change any material tax election, file any material amended tax return, enter into any material closing agreement, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

      o restructure or materially change either party's investment securities portfolio other than in the ordinary course of business;

      o make any new or additional equity investment in real estate or commit to make any such investment or in any real estate development project, other than (1) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (2) as required by agreements or instruments in effect as of the date of the merger agreement;

      o change either party's loan or investment policies and procedures in any material respect, except as required by regulatory authorities;

      o commit any act or omission which constitutes a material breach or default by either party under any agreement with any governmental authority or under any material contract or material license to which either party is associated or by which any of either party's properties are bound;

      o take any action that is intended or is reasonably likely to result in any of either party's representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, any of the covenants to the MHC merger and the merger not being satisfied, or a material violation of any provision of the merger agreement or the bank merger agreement, except as may be required by applicable law or regulation; and

      o agree to, or make any commitments to, take any of the foregoing actions.

      Westborough has further agreed that, except as expressly contemplated or permitted by the merger agreement, it will not, nor will it permit any of its subsidiaries to, do any of the following without the prior written consent of
Assabet:

      o issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Westborough Financial common stock or any other equity interests in Westborough;

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      o     make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Westborough Financial Stock, other than regular, quarterly cash dividends at a rate not in excess of $0.06 per share on Westborough Financial common stock, declared and paid in accordance with past practice (including with respect to the timing of such declaration and payment),

      o adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

      o take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable except pursuant to the merger agreement;

      o renew, amend or permit to expire, lapse or terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies with a term greater than 1 year, for which a fully earned premium has been, will be or is required to be paid at the commencement of the coverage period;

      o take any action or make any payments that could result in the payment of an "excess parachute payment" within the meaning of
            Section 280G of the Code or that could result, in payments that would be nondeductible pursuant to Section 162(m) of the Code;

      o pay (or agree to pay) to or for the benefit of Joseph F. MacDonough, John L. Casagrande or Vickie A. Bouvier any amount that could be deemed to be in the nature of compensation other than (1) regular incremental payments of his or her salary, management bonus and fringe benefits of general applicability at the rates and under the programs now in effect and disclosed in the merger agreement,
            (2) reimbursement of his or her business expenses in the ordinary course consistent with past practices, and (3) payments required to be made to such individual under the merger agreement;

      o make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

      o amend the corporate charter or bylaws (or equivalent documents) of any Westborough entity;

      o enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Westborough is or becomes a party, which involves payment by Westborough of an amount which exceeds $25,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of Westborough;

      o make (1) any commercial or commercial real estate loan that exceeds $1,000,000, (2) any unsecured loan that exceeds $100,000, (3) any residential loan that exceeds $1,000,000, or (4) any other loan that exceeds $1,000,000;

      o make any contributions to the Westborough Savings Charitable Foundation, Inc.; or

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      o     enter into, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to any lease, license, contract, agreement or commitment for office space, operations space or branch space, to which Westborough is, or may be, a party or by which Westborough or any Westborough property is bound, other than in the ordinary course and consistent with past practices, exclusive of commitments involving an aggregate payment by or to Westborough of more than $25,000 or having a term of one year or more from the date of execution.

      Assabet has further agreed that, except as expressly contemplated or permitted by the merger agreement, it will not, nor will it permit any of its subsidiaries to, do any of the following without the prior written consent of
Westborough:

      o take any action to accelerate the vesting or payment of any other compensation or benefits payable except pursuant to the merger agreement;

      o amend or permit to expire, lapse or terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies;

      o make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $200,000 in the aggregate;

      o amend the corporate charter or bylaws (or equivalent documents) of any Assabet entity;

      o enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Assabet is or becomes a party, which involves payment by Assabet of an amount which exceeds $50,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of Assabet;

      o make (1) any commercial or commercial real estate loan that exceeds $2,000,000, (2) any unsecured loan that exceeds $200,000, (3) any residential loan that exceeds $2,000,000, or (4) any other loan that exceeds $2,000,000;

      o make any contributions to the Hudson Savings Charitable Foundation, Inc.;

      o Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Assabet is, or may be, a party or by which Assabet is or any Assabet is property is bound, other than in the ordinary course of business and consistent with past practices;

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EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

      At any time prior to the effective time of the merger (and whether before or after approval of the merger by Westborough Financial's shareholders), Assabet and Westborough may, to the extent permitted by law:

      o extend the time for performance of any of the obligations of the other party under the merger agreement;

      o waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant thereto;

      o waive compliance with any agreements or conditions contained in the merger agreement; or

      o     amend any provision of the merger agreement.

      However, after the approval of the merger by the shareholders of Westborough Financial, Assabet and Westborough may not, without further approval of the Westborough Financial's shareholders, extend, waive or amend any provision of the merger agreement which by law requires further approval by Westborough Financial's shareholders without obtaining such approval.

EXPENSES

      The merger agreement provides that, as a general matter, each party shall bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. In some circumstances, however, Westborough may be required to pay a termination fee to Assabet. See "-Termination Fee" below.

TERMINATION OF MERGER AGREEMENT

      The merger agreement may be terminated by Westborough or by Assabet as follows:

      o     by mutual consent of the parties;

      o if the merger is not completed by June 30, 2007 or such later date as the parties may have agreed upon in writing, unless the failure to consummate the merger is due to the knowing action or inaction of (1) the party seeking to terminate the merger agreement, which action or inaction is in violation of such party's obligations under the merger agreement or (2) any voting shareholder (if Westborough is the party seeking to terminate), which action or inaction is in violation of a voting shareholder's obligations under the relevant voting agreement;

      o if any required regulatory or government approval for the completion of the transactions contemplated by the merger agreement is denied by final order of a governmental authority or an application for regulatory or government approval is permanently withdrawn at the request of a governmental authority;

      o if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach cannot be or has not been cured within 30

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

            days of written notice of the breach, provided that the terminating party is not then in material breach of the merger agreement;

      o if the shareholders of Westborough Financial do not approve the merger at the meeting of shareholders called to approve the merger agreement or any adjournment thereof, or if such meeting of shareholders is not held or is cancelled prior to June 30, 2007 (provided that Westborough may only terminate for this reason if it is not then in material breach of certain obligations relating to the meeting of shareholders); or

      o if the corporators of Westborough MHC or Assabet Valley Bancorp do not approve the MHC merger at the respective meeting of corporators called to approve the merger agreement or any adjournment thereof, or if such meeting of corporators is not held or is cancelled prior to June 30, 2007 (provided that a party may only terminate as a result of its own corporators' vote or meeting if such party is not then in material breach of certain obligations relating to the meeting of its corporators).

      The merger agreement may be terminated by Assabet as follows:

      o if, prior to the meeting of Westborough Financial shareholders, Westborough or any of its directors or officers materially breaches its duty not to (and its duty to use its reasonable best efforts to cause its employees, agents and representatives not to) initiate, solicit, encourage or otherwise facilitate any inquiries regarding, or the making or negotiation of, a proposal to acquire Westborough Financial by any person other than Assabet;

      o if the Westborough Financial Board of Directors fails to recommend that Westborough Financial shareholders approve of the merger agreement or withdraws, modifies or changes such recommendation in a manner adverse to the interests of Assabet (including recommending an alternate acquisition proposal);

      o if Westborough materially breaches its obligation to call, give notice of, convene or hold a meeting of Westborough Financial shareholders to approve the merger agreement;

      o if Westborough MHC fails to recommend (or withdraws, modifies or changes such recommendation in a manner adverse in any respect to the interests of Assabet Valley Bancorp) that Westborough MHC's corporators approve the MHC merger or materially breaches its obligation to call, give notice of, convene or hold a meeting of the corporators of Westborough MHC to approve the MHC merger;

      o if any person other than Assabet commences a tender offer for the acquisition of the outstanding shares of Westborough Financial common stock and Westborough Financial's Board of Directors recommends that shareholders tender their shares in such tender offer or otherwise fails to recommend that shareholders reject such tender offer within the ten business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended; or

      o if Westborough enters into an agreement with a third party to effect a "change in control transaction" (as such term is defined in the merger agreement).

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

      In addition, the merger agreement may be terminated by Westborough if Assabet Valley Bancorp fails to recommend that its corporators approve the MHC merger or Assabet materially breaches its obligation to call, give notice of, convene or hold a meeting of corporators to approve the MHC merger.

TERMINATION FEE

      As a material inducement to Assabet to enter into the merger agreement, Westborough agreed to pay Assabet a termination fee of 5% of the aggregate merger consideration if Assabet terminates the merger agreement because:

      o prior to the meeting of Westborough Financial shareholders, Westborough or any of its directors or officers materially breaches its duty not to (and its duty to use its reasonable best efforts to cause its employees, agents and representatives not to) initiate, solicit, encourage or otherwise facilitate any inquiries regarding, or the making or negotiation of, a proposal to acquire Westborough Financial by any person other than Assabet;

      o prior to the meeting of Westborough Financial shareholders, the Westborough Financial Board of Directors fails to recommend that Westborough Financial shareholders approve the merger agreement, or withdraws or changes such recommendation in a manner adverse to the interests of Assabet (including making a recommendation that Westborough Financial shareholders approve an acquisition proposal made by any person other than Assabet);

      o Westborough materially breaches its obligation to call, give notice of, convene or hold a meeting of the shareholders of Westborough Financial to approve the merger agreement;

      o Westborough MHC fails to recommend that Westborough MHC's corporators approve the MHC merger or materially breaches its obligation to call, give notice of, convene or hold a meeting of the corporators of Westborough MHC to approve the MHC merger;

      o a tender offer is commenced for the acquisition of Westborough Financial by any person other than Assabet and Westborough Financial's Board of Directors recommends that shareholders tender their shares in such tender offer or otherwise fails to recommend that shareholders reject such tender offer within the ten business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended; or

      o Westborough enters into an agreement with a third party to effect a "change in control transaction" (as such term is defined in the merger agreement).

      In addition, Westborough agreed to pay the termination fee if (1) Assabet terminates the merger agreement because of a willful, uncured breach by Westborough of any representation, warranty or covenant contained in the merger agreement; (2) Assabet or Westborough terminates the merger agreement because the merger is not consummated by August 15, 2007 without a vote of Westborough Financial shareholders to approve the merger agreement having occurred; (3) Assabet or Westborough terminates the merger agreement because Westborough Financial's shareholders fail to approve the merger agreement at the meeting of Westborough Financial shareholders to approve the merger agreement or if the meeting of Westborough Financial shareholders to approve the merger agreement is not held or is cancelled prior to August 15, 2007; or (4) Assabet or Westborough terminates the merger agreement because Westborough MHC's corporators fail to approve the merger agreement at the meeting of Westborough MHC corporators to approve the merger agreement or if the meeting of Westborough MHC corporators to approve the merger agreement is not held or is cancelled prior to August 15, 2007,

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

and, in each case, within 12 months of termination Westborough enters into a definitive agreement with respect to a "change in control transaction," or a "change in control transaction" is consummated.

      The termination fee is payable by Westborough within 5 business days after demand by Assabet. The termination fee will be reduced by the amount of any expenses paid by Westborough to Assabet pursuant to the merger agreement as a result of termination of the merger agreement.

FINANCIAL INTERESTS OF WESTBOROUGH FINANCIAL OFFICERS AND DIRECTORS IN THE
MERGER

      Some of the members of Westborough management and Board of Directors may be deemed to have interests in the merger that are in addition to their interests as shareholders of Westborough generally. The Board of Directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement.

      Equity-Based Awards. Immediately prior to the effective time of the merger, any unexercised option will be terminated and each holder will receive in consideration for the cancellation of such option a cash payment from Westborough in an amount equal to the difference between $35.00 and the exercise price of such stock option, multiplied by the number of shares of common stock subject to such option, less any required tax withholdings. In addition, upon shareholder approval of the merger, all unvested options will become fully vested and all unvested shares of restricted stock then outstanding will become fully vested (with an assumed value of $35.00 per share, less any required tax withholdings).

      The following table sets forth the number of unexercised options and unvested shares of restricted stock which were held by the named executive officers, all other officers as a group and all non-employee directors as a group as of the date of this document.

                                                                      Value at
                                     Payment at                       $35.00 of
                                   Completion of                      Unvested
                                     Merger in                        Shares of
                                    Cancellation                     Restricted
                                   of Unexercised                       Stock
                                  Options (Before     Number of        (Before
                      Number of     Deduction of   Unvested Shares  Deduction of
                     Unexercised    Withholding       Shares of      Withholding
Name                   Options         Taxes)     Restricted Stock     Taxes)
----                 -----------  --------------- ----------------  ------------

Joseph F. MacDonough        0                0              0                0

John L. Casagrande          0                0              0                0

Vickie A. Bouvier           0                0              0                0

All other officers as
group (2 persons)       5,600         $111,083            600          $21,000

All non-employee
directors as a group
(12 persons)            8,690         $172,164          1,350          $47,250
                        -----         --------          -----          -------

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

      Settlement of Existing Employment Agreements. Under the merger agreement, Assabet, Hudson, Westborough Bank, Westborough Financial and Westborough MHC have entered into payments and waiver agreements with each of Mr. MacDonough and Mr. Casagrande. The agreements provide, among other things, for the termination of each such officer's multi-year employment agreement with Westborough upon consummation of the merger in exchange for a cash payment at that time in the amounts of $330,000 for Mr. MacDonough and $126,000 for Mr. Casagrande. In addition, Assabet and Hudson consented, in the payments and waiver agreement, to Westborough's payment of a year-end bonus to Mr. MacDonough in the amount of $250,000 for calendar 2006. In addition, Assabet will continue certain insurance coverages to Mr. Casagrande for a period of up to three years (subject to certain limitations).

      Each of Mr. MacDonough and Mr. Casagrande will also receive his unpaid base salary up to termination, accrued vacation pay, and may be "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code under certain circumstances (it is currently anticipated that no amounts will be owed in order to "gross-up" the executives under their agreements).

      Indemnification and Insurance. The merger agreement provides that from and after the effective time of the merger, Assabet shall indemnify and hold harmless each present and former director, officer and employee of Westborough Financial determined as of the effective time of the merger against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she is or was a director, officer or employee of Westborough Financial or, while a director, officer or employee, is or was serving at the request of Westborough Financial as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or any of the transactions contemplated thereby, to the fullest extent which such persons would be entitled under the certificate of incorporation of Westborough as of the date of the merger agreement.

      In addition, the merger agreement provides that Assabet shall cause the persons serving as directors and officers of Westborough Financial immediately prior to the effective time of the merger to be covered by the directors' and officers' liability insurance policy for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time of the merger which were committed by such directors and officers in their capacities as such.

      Full Vesting of Benefits to Non-Employee Directors under Existing Supplemental Compensation Agreements. Under these agreements, each director retiring after age 75 (or his or her beneficiary in the event of death) is entitled to an annual benefit equal to eighty percent (80%) of the average annual fees paid as calculated from the average of the highest three (3) years paid to the director by Westborough Bank payable in monthly installments for a period of ten (10) years or in an equivalent lump sum as provided in individualized agreements. These benefits are also payable following a termination of service after the completion of the merger, regardless of the director's age. The lump sum present value of the increased benefit to all non-employee directors (12 persons) who have not attained normal retirement age that is attributable to this accelerated vesting due to the merger is estimated to be $363,618 in aggregate. However, because these agreements provide for payment of benefits only in connection with termination of service as a director, the only benefits that will be paid or commence upon completion of the merger will be to the four non-employee directors who are not continuing as directors of New Bank.

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

      Increased Benefits to Certain Executives under Existing Supplemental Executive Retirement Agreements. Under these agreements, as a result of the merger, each of Messrs. MacDonough and Casagrande and Ms. Bouvier is entitled to a retirement benefit computed as if each executive had continued working until age 65 and had received a 5% annual increase in salary and bonus to age 65 (as provided in the existing SERPs in the event of a change in control). (payable in lump sum to each executive upon completion of the merger). These agreements were amended in December 2006 to provide for the payment of such benefits in a lump sum to each executive upon completion of the merger, whether or not the officer's employment is terminated The lump sum present value of the increased benefit to these three officers under these agreements that is attributable to the merger is estimated to be approximately $846,309 in the aggregate. Payments to Messrs. MacDonough and Casagrande and Ms. Bouvier under the SERPs upon completion of the merger will equal approximately $1,173,261; $711,589 and $597,040, respectively. Of these amounts, approximately $243,723; $166,108 and $436,478, respectively, is due to the increased SERP benefit attributable to the merger and the remainder represents the officers' already vested interest in the SERP benefit.

      Entry into Employment Agreement with Joseph F. MacDonough. In connection with the completion of the merger, Assabet will enter into an employment agreement with Joseph F. MacDonough to be President and Chief Executive Officer of Assabet Valley and Executive Vice President of New Bank at an initial annual salary of $210,000 per year with a term to extend until Mr. MacDonough's 65th birthday. This agreement will provide limited benefits in the case of death or disability but will provide for payment of base salary and benefit continuation until the end of the term of the agreement in the event that Mr. MacDonough's employment is terminated for reasons other than (1) refusal to perform, or gross negligence in the performance of, duties, (2) fraud, embezzlement or other material dishonesty with respect to Assabet, or (3) gross misconduct or conviction of a crime of moral turpitude. These same benefits would be payable if Mr. MacDonough resigned during the term of the agreement due to certain breaches of the agreement including loss of title or diminution in duties.

      Entry into Consulting and Noncompetition Agreement with John L. Casagrande. Upon the completion of the merger, Assabet will enter into a consulting and noncompetition agreement with Mr. Casagrande for a three-year period during which time Mr. Casagrande will receive a consulting fee payable monthly in arrears at an annual rate of $120,000 for the first year, $100,000 for the second year and $40,000 for the third year. The agreement also provides that Mr. Casagrande may not compete, directly or indirectly, with Assabet or its affiliates during the consulting period following the completion of the merger.

      Employee Stock Ownership Plan Termination. Employees participating in the Westborough employee stock ownership plan (including Westborough officers) will become fully vested in their accounts, and currently unallocated shares of Westborough common stock held by the plan in a suspense account will be allocated to employee accounts upon the repayment in full of the outstanding employee stock ownership plan loan balance, which will occur upon consummation of the merger (it is anticipated that approximately $530,984 in aggregate will be allocated to the accounts of participating Westborough employees as a result of the merger, of which it is anticipated that Messrs. MacDonough and Casagrande, Ms. Bouvier and two other officers will be allocated approximately $64,617; $45,726; $33,032 and $42,001, respectively).

      Other than as set forth above, no director or executive officer of Westborough has any substantial interest, direct or indirect, in the proposed merger, except insofar as ownership of Westborough Financial's common stock might be deemed such an interest. See "Security Ownership of Certain Beneficial Owners and Management."

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

EMPLOYEE BENEFITS MATTERS

      The merger agreement contains agreements of the parties with respect to various employee matters, which are briefly described below.

      As soon as administratively practicable after the effective time of the merger, Assabet will provide the employees of Westborough Financial or Westborough Bank who remain employed after the merger with at least the types and levels of employee benefits maintain by Assabet for similarly situated employees.

      Assabet will cause its benefit plans:

      o not to treat any employee of Westborough as a "new" employee for purposes of exclusions from any benefit plan for a pre-existing medical condition covered under the Assabet benefits plans;

      o to waive any waiting period limitation or evidence of insurability requirement for employees of Westborough Financial or Westborough Bank which would otherwise apply under the Assabet benefits plans, unless such employees have not yet satisfied any similar limitation or requirement under an analogous plan maintained by Westborough Financial or Westborough Bank;

      o to provide full credit under such plans for any deductibles, co-payments or out-of-pocket expenses incurred by any employees during the portion of the calendar year prior to the Westborough employees' participation in such plans; and

      o to recognize the service rendered by Westborough employees to Westborough for purposes of eligibility to participate and vesting (but not for accrual or amount of benefits) under Assabet benefit plans, to the same extent as such service was credited for such purposes by Westborough.

      In addition, Assabet will honor in accordance with their terms all written compensation agreements disclosed to Assabet by Westborough.

      Assabet will have no obligation to continue the employment of any employee of Westborough Financial or Westborough Bank and nothing contained in the merger agreement will be deemed to give any employee of Westborough Financial or Westborough Bank a right to continuing employment with Assabet after the effective time of the merger. An employee of Westborough Financial or Westborough Bank (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) with at least one year of service who is involuntarily terminated, other than for cause, within one year following the effective time of the merger will be entitled to receive lump sum severance payments in accordance with, and to the extent provided in, the severance plan adopted by Westborough Bank (which generally provides for a specified number of weeks of base pay as cash severance based upon years of service and position with Westborough Bank, with benefits capped at one year's base pay).

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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      This summary sets forth the material United States federal income tax consequences to shareholders of their exchange of their shares of Westborough Financial common stock for cash pursuant to the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws or interpretations may be amended at any time, possibly with retroactive effect. The summary does not address any state, local or foreign tax consequences and does not address estate or gift tax consequences. The consummation of the merger is not conditioned upon the receipt of any ruling from the Internal Revenue Service or any opinion of counsel as to tax matters.

      This summary is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, pension funds, mutual funds, broker-dealers, persons who are not citizens or residents of the United States or persons who are foreign corporations, foreign partnerships or foreign estates or trusts.

      EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

      Treatment of Merger. The receipt of cash for shares of Westborough Financial common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes.

      Capital Gain or Loss. In general, except as discussed under "Stock Options and Incentive Stock Option Shares" below, each shareholder will recognize gain or loss equal to the difference between the amount of cash received and such shareholder's adjusted tax basis for the shares exchanged in the merger. Such gain or loss will be capital gain or loss (assuming that the shares of Westborough Financial common stock are held as a capital asset) and any such capital gain or loss will be long term if, as of the date of the merger, the shares were held for more than one year or will be short term if the shares were held for one year or less.

      Withholding and Information Reporting. Unless a shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and the Treasury Regulations, such shareholder may be subject to withholding tax (currently 28%) with respect to any cash payments received pursuant to the merger. Shareholders should consult their brokers to ensure compliance with such procedures.

      Stock Options and Incentive Stock Option Shares. If you acquired shares of Westborough Financial common stock as a result of the exercise of an incentive stock option that was granted within two years of the effective time of the merger or exercised within one year of the effective time of the merger, you will recognize a portion of your gain in the merger as ordinary income. Specifically, the difference between the price at which you exercised your options and the lesser of (1) the fair market value of the shares on the date of exercise; and (2) the fair market value of the shares at the effective time, will be treated as ordinary income rather than capital gain.

      If you hold incentive or nonqualified stock options and do not exercise your options prior to the completion of the merger, you will receive the merger consideration (minus the exercise price and any applicable withholding taxes) in exchange for your options pursuant to the merger agreement. This will

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

result in ordinary income equal to the difference between the fair market value of the shares deemed received (which should be the same as the merger consideration) and the exercise price of the options.

ACCOUNTING TREATMENT

      The merger will be accounted for under both the purchase and the pooling-of-interests accounting methods because Assabet Valley Bancorp and Westborough MHC are both mutual holding companies, and Westborough Financial is a mid-tier stock holding company that is majority-owned by Westborough MHC and minority-owned by public stockholders. Accordingly, (1) the merger of the mutual holding companies will utilize the pooling-of-interests method of accounting, and (2) the acquisition of the mid-tier stock holding company's minority shareholder interests will be accounted for under the purchase method of accounting as the acquisition of non-controlling minority interests, and Assabet Valley Bancorp will record goodwill in an amount equal to the excess of the aggregate amount paid to Westborough Financial's minority shareholders over the minority shareholders'proportionate interest in the fair value of Westborough Financial's net assets.

REGULATORY APPROVALS

Regulatory Approvals that Must be Obtained for the Merger and the MHC Merger to Occur.

      Federal Reserve. The merger and the MHC merger are subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the Federal Reserve's implementing regulation, Regulation Y (12 C.F.R. Part 225, Subpart B). Pursuant to the BHC Act, the Federal Reserve may not approve the merger or the MHC merger if:

      o they would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or

      o their effect may be substantially to lessen competition in any section of the country, tend to create a monopoly, or in any other manner be in restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the merger and the MHC merger are clearly outweighed in the public interest by their probable effect in meeting the convenience and needs of the communities to be served.

      In considering the approval of the merger and MHC merger, the BHC Act also requires the Federal Reserve to review the financial and managerial resources and future prospects of Assabet Valley Bancorp, HudWest Financial Services, Inc., Westborough MHC and Westborough Financial and their respective subsidiary banks, and the convenience and needs of the communities to be served. The Federal Reserve also must take into account (1) the effectiveness of Assabet Valley Bancorp, HudWest Financial Services, Inc., Westborough MHC and Westborough Financial in combating money laundering activities, and (2) the record of performance of Westborough Bank and Hudson Savings Bank in meeting the credit needs of their entire community, including low- and moderate-income neighborhoods, under the Community Reinvestment Act of 1977, as amended.

      State Approvals and Notices. The merger and MHC merger also are subject to the prior approval of the Massachusetts Board of Bank Incorporation (the "Massachusetts Board") under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires the Massachusetts Board to hold a public hearing to consider the merger and MHC merger and find that such mergers would not unreasonably affect competition among banking institutions and would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits (including initial capital investments), job creation plans, consumer and business services, commitments to maintain and open branch offices within a bank's statutorily delineated local community, and such other matters as the Massachusetts Board may deem necessary or advisable.

      In addition, Massachusetts law provides that the Massachusetts Board cannot approve the merger and MHC merger until it has received notice from the Massachusetts Housing Partnership Fund (the "MHPF") that arrangements satisfactory to the MHPF have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the MHPF for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that all loans made to the MHPF bear interest at rates approved by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Massachusetts Commissioner"), which shall be based upon the costs (not to include lost opportunity costs) incurred in making funds available to the MHPF.

Regulatory Approvals that Must be Obtained for the Bank Merger to Occur.

      Federal Deposit Insurance Corporation. The bank merger is expected to be completed immediately after the completion of the merger. The bank merger is subject to the prior approval of the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act. The FDIC will review the bank merger under statutory criteria which are substantially the same as those required to be considered by the Federal Reserve in evaluating transactions for approval under
Section 3 of the BHC Act, as discussed above.

      The bank merger may not be completed until 30 days after the date of the FDIC's approval, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. If the FDIC has not received any adverse comment from the U.S. Attorney General relating to the competitive factors, the FDIC, with the concurrence of the Attorney General, may reduce the waiting period to no less than 15 days after the date of its approval.

      State Approvals and Notices. The bank merger also is subject to approval by the Massachusetts Commissioner under Section 34D of Chapter 168 of the Massachusetts General Laws. This statute requires the Massachusetts Commissioner to find that the bank merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making its determination, the Massachusetts Commissioner would consider, but would not be limited to, a showing of net new benefits (including initial capital investments), job creation plans, consumer and business services and commitments to maintain and open branch offices within a bank's statutorily delineated local community, and such other matters as the Massachusetts Commissioner may deem necessary or advisable. Because Hudson Savings Bank and Westborough Bank are members of the MDIF, the bank merger may not be completed until the parties have made arrangements "satisfactory" to the MDIF and until the MDIF has provided notice of those arrangements to the Massachusetts Commissioner.

      Status of Applications and Notices. To date Assabet and Westborough have filed all required applications, notices and requests for waiver with applicable federal and state regulatory authorities in connection with the merger, the bank merger and the MHC merger. On March 14, 2007, the FDIC approved the bank merger and on March 27, 2007, the Federal Reserve approved the merger and the MHC merger. Although Assabet and Westborough do not know of any reason why the remaining regulatory approvals would not be obtained in a timely manner, Assabet and Westborough cannot be certain when such approvals will be obtained or if they will be obtained.

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

APPRAISAL RIGHTS


      Appraisal Rights Generally. Sections 13.01 to 13.31 (Part 13) of the Massachusetts Business Corporation Act govern whether appraisal rights are available in connection with the merger. The Massachusetts Business Corporation Act took effect on July 1, 2004 and Part 13 has not yet been the subject of judicial interpretation. Therefore, we have concluded that you may have appraisal rights in connection with the merger. Westborough and Assabet will not contest the availability of appraisal rights with respect to any shareholder who properly asserts those rights, as described below.

      Any shareholder who wishes to exercise appraisal rights or who wishes to preserve the right to exercise appraisal rights should carefully review the following discussion and Part 13, attached as APPENDIX D to this proxy statement. Failure to strictly comply with the procedures specified in Part 13 will result in the loss of appraisal rights.

      Notice of Intent to Demand Payment. Any shareholder wishing to exercise appraisal rights under Part 13 must:

      o deliver to Westborough Financial, before the vote to approve the merger agreement is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the merger is consummated; and

      o     NOT vote in favor of the proposal to approve the merger agreement.

      The written notice should be delivered to Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581, Attention: John
L. Casagrande, Clerk. Westborough Financial recommends that shareholders send their notices by registered or certified mail, return receipt requested.

      Any shareholder who does not deliver to Westborough Financial a written notice of intent to demand payment before the vote to approve the merger agreement or who votes in favor of the proposal to approve merger agreement may not exercise appraisal rights under Part 13, if any. If a shareholder returns a signed proxy that does not specify either a vote against the proposal to approve the merger agreement or a direction to abstain, the proxy will be voted FOR the proposal and the shareholder will lose his or her appraisal rights, if any.

      Holders of Record; Beneficial Owners. Generally, in the context of a merger, a shareholder may assert appraisal rights only if the shareholder asserts them with respect to all of the shareholder's shares of Westborough Financial common stock. Despite this general rule, a holder of record who holds shares on behalf of multiple beneficial owners may assert appraisal rights on behalf of some of the beneficial owners and not others, provided that the holder of record (1) asserts appraisal rights with respect to either all or none of each of the beneficial owner's shares of Westborough Financial stock and (2) notifies Westborough Financial in writing of the name and address of each the beneficial owners on whose behalf the holder of record is asserting appraisal rights.

      A beneficial owner of shares of Westborough Financial stock that are held by a holder of record on behalf of the beneficial owner may assert appraisal rights with respect to such shares only if the beneficial shareholder (1) asserts appraisal rights with respect to all shares owned by the beneficial owner and (2) the beneficial owner submits to Westborough Financial the holder of record's written consent to the assertion of appraisal rights by the "appraisal form due date" set forth in the "appraisal notice" described in the section entitled "Appraisal Rights--Appraisal Notice and Form" below.

      Appraisal Notice and Form. Within 10 days after the effective date of the merger, Westborough Financial will deliver (1) an appraisal notice, (2) an appraisal form to be used for asserting

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appraisal rights, if desired, and (3) a copy of Part 13 to each of Westborough
Financial's shareholders who has properly delivered to Westborough Financial notice of the shareholder's intent to demand payment and who has not voted for the merger.

      The appraisal notice will state the following:

      o where and when (the "appraisal form due date") the completed appraisal form must be returned to Westborough Financial;

      o where and when (the "certificate deposit date") the certificates representing the shares of Westborough Financial stock with respect to which the shareholder is asserting appraisal rights must be deposited;

      o Westborough Financial's estimate of the fair value of the shareholder's shares of Westborough Financial stock;

      o that if requested in writing, Westborough Financial will provide, within 10 days after the appraisal form due date, both the number of shareholders who returned appraisal forms and the aggregate number of shares owned by them; and

      o when Westborough Financial must receive written notice of the shareholder's decision to withdraw from the appraisal process in accordance with the procedure set forth in the section entitled "Appraisal Rights-Withdrawal of Appraisal Rights" below.

      The appraisal form will specify the "first announcement date" on which Westborough Financial first announced the principal terms of the merger to its shareholders. The appraisal form will also require the shareholder asserting appraisal rights with respect to shares of Westborough Financial stock to certify (1) whether or not the shareholder acquired beneficial ownership of such shares before the first announcement date, and (2) that the shareholder did not vote in favor of the proposal to approve the merger agreement.

      For purposes of Part 13, the determination of the "fair value" of Westborough Financial's common stock will exclude any element of value arising from the expectation of accomplishment of the merger, unless exclusion would be inequitable.

      Perfection of Appraisal Rights. To exercise appraisal rights with respect to shares of Westborough Financial stock, a shareholder must:

      o complete and sign the appraisal form, including both of the certifications described in the section entitled "Appraisal Rights--Appraisal Notice and Form" above, and return the appraisal form to Westborough Financial by the appraisal form due date, as specified in the appraisal notice; and

      o deposit the certificates representing such shares by the certificate deposit date, as specified in the appraisal notice.

      After a shareholder deposits certificates representing Westborough Financial stock as set forth in the previous paragraph, the shareholder loses all rights as a Westborough Financial shareholder with respect to the shares of Westborough Financial stock represented by the certificates unless and until the shareholder withdraws the shareholder's exercise of appraisal rights as set forth in the section entitled "Appraisal Rights--Withdrawal of Appraisal Rights" below.

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

      If a shareholder does not certify on the shareholder's appraisal form that the shareholder acquired its shares of Westborough Financial stock before the first announcement date set forth on the appraisal form, he or she may still assert appraisal rights under Part 13. However, Westborough Financial may elect to treat those shares as "after-acquired shares," as described in the section entitled "Appraisal Rights--After-Acquired Shares" below.

      A shareholder (1) who does not complete, sign and return the appraisal form by the appraisal form due date set forth in the appraisal notice; or (2) who does not deposit the certificates representing its shares of Westborough Financial stock by the certificate deposit date set forth in the appraisal notice may not assert appraisal rights under Part 13.

      Withdrawal of Appraisal Rights. A shareholder who properly perfects appraisal rights as set forth in the section entitled "Appraisal Rights--Perfection of Appraisal Rights" above may decline to exercise them and withdraw from the appraisal process by notifying Westborough Financial in writing of the shareholder's desire to withdraw by the withdrawal date set forth in the appraisal notice. If the shareholder fails to withdraw before the withdrawal date, the shareholder may not withdraw without Westborough Financial's written consent.

      Payment. Within 30 days after the appraisal form due date set forth in the appraisal notice, Westborough Financial will pay to each shareholder who properly perfects appraisal rights (other than with respect to shares of Westborough Financial stock that Westborough Financial may and does elect to treat as after-acquired shares) an amount in cash equal to Westborough Financial's estimate of the fair value of such shares plus interest, subject to any applicable withholding taxes. The estimate upon which the payment will be based may not be less than the estimate set forth in the appraisal notice.

      Each payment will be accompanied by the following:

      o certain of Westborough Financial's financial statements for a fiscal year ending not more than 16 months before the payment date, including (1) a balance sheet as of the end of that fiscal year;
            (2) an income statement for that fiscal year; (3) a statement of changes in shareholders' equity for that fiscal year; and (4) the latest available interim financial statements, if any;

      o a statement of Westborough Financial's estimate of the fair value of the shareholder's shares of Westborough Financial stock; and

      o a statement that the recipient of the payment (1) has the right to demand further payment under Section 13.26 of Part 13 (and as set forth below in the section entitled "Appraisal Rights--Procedure if Shareholder is Dissatisfied with Payment") and (2) will be deemed to have accepted the payment in full satisfaction of the recipient's appraisal rights under Part 13 if the recipient does not make such a demand within 30 days of receiving the payment.

      Procedure if Shareholder is Dissatisfied with Payment. If the recipient of a payment described in the section entitled "Appraisal Rights--Payment" above is not satisfied with the estimate of fair value upon which the payment is based, the recipient may demand further payment by notifying Westborough Financial in writing, within 30 days of receiving the payment, of (1) the recipient's estimate of the fair value of the shares with respect to which Westborough Financial made payment and (2) the recipient's demand to be paid the amount by which the recipient's estimate plus interest exceeds the payment received. If the recipient does not demand further payment as set forth in this section within 30 days of receiving the payment, the recipient may not exercise any further appraisal rights under Part 13.

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

      If the recipient makes a demand for further payment as set forth in this section and within 60 days of such demand (1) Westborough Financial and the recipient cannot agree as to the fair value of the shares with respect to which Westborough Financial made payment and (2) Westborough Financial does not commence an equitable proceeding as set forth in the section entitled "Appraisal Rights--Court Proceedings" below, Westborough Financial will pay the recipient the amount specified in the recipient's demand for further payment plus interest.

      After-Acquired Shares. The appraisal process is different for shares Westborough Financial is entitled to, and does, elect to treat as after-acquired shares.

      If a shareholder properly perfects appraisal rights as set forth in the section entitled "Appraisal Rights--Perfection of Appraisal Rights" above, but does not certify on the shareholder's appraisal form that the shareholder acquired its shares of Westborough Financial stock before the first announcement date set forth in the appraisal form, Westborough Financial may elect treat those shares as after-acquired shares.

      Westborough Financial may elect not to make payment as set forth in the section entitled "Appraisal Rights--Payment" above with respect to after-acquired shares. Instead, within 30 days after the appraisal form due date set forth in the appraisal notice, Westborough Financial must provide to each shareholder who owns after-acquired shares the same financial statements and estimate of fair value provided to shareholders receiving payment for their shares and must offer to pay such shareholder the estimate of fair value plus interest in full satisfaction of the shareholder's appraisal demands with respect to the after-acquired shares. Westborough Financial must notify each shareholder who owns after-acquired shares that the shareholder may either (1) accept such offer, without the opportunity to demand further payment, by notifying Westborough Financial of the shareholder's acceptance of the offer within 30 days of receiving it, or (2) reject the offer and, within 30 days after receiving the offer, demand payment of the shareholder's estimate of the fair value of its shares.

      If the shareholder accepts Westborough Financial's offer for its after-acquired shares in a timely manner, Westborough Financial will pay the shareholder the amount offered in cash within 10 days of receiving the acceptance in full satisfaction of the shareholder's appraisal rights with respect to the after-acquired shares. If the shareholder rejects Westborough Financial's offer but does not demand payment of the shareholder's estimate of the fair value of its shares within 30 days after receiving Westborough Financial's offer of payment, the shareholder will be deemed to have accepted Westborough Financial's offer with respect to his or her after-acquired shares, and Westborough Financial will pay the shareholder the amount offered within 40 days of sending the offer of payment in full satisfaction of the shareholder's appraisal rights with respect to the after-acquired shares.

      If a holder of after-acquired shares properly demands payment of the shareholder's estimate of the fair value of its shares and within 60 days (1) Westborough Financial and the shareholder cannot agree as to the fair value of the after-acquired shares and (2) Westborough Financial does not commence an equitable proceeding and petition the court to determine the fair value of the after-acquired shares and any accrued interest, as set forth in the section entitled "Appraisal Rights--Court Proceedings" below, Westborough Financial will pay the amount specified in the shareholder's demand for payment plus interest.

      Court Proceedings. If any demand for (1) further payment with respect to shares of Westborough Financial stock made as set forth in the section entitled "Appraisal Rights--Procedure if Shareholder is Dissatisfied with Payment" above, or (2) payment with respect to after-acquired shares, as set forth in the section entitled "Appraisal Rights--After-Acquired Shares" above, remains unsettled, Westborough Financial will commence an equitable proceeding within 60 days after receiving the

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

demand. Westborough Financial will make all shareholders with such unsettled demands parties to the proceeding and petition the court to determine the fair value of all shares that are the subject of such unsettled demands and the accrued interest. The court, potentially with the help of one or more appointed appraisers, will determine the fair value of such shares, and each shareholder that is a party to the proceeding will be entitled to receive a judgment in the amount of the excess, if any, of the fair value of the shares that are the subject of the shareholder's unsettled demand plus interest over the amount paid to the shareholder by Westborough Financial with respect to such shares, if any.

      Court Costs and Counsel Fees. The court will determine the costs of any appraisal proceeding, including the reasonable compensation and expenses of appraisers, if any, appointed by the court. The court will assess such costs against Westborough Financial unless the court finds it equitable to assess some of the costs against a shareholder who is a party to the appraisal proceeding to the extent the court find that such shareholder acted arbitrarily, vexatiously or not in good faith.

      The court may also equitably assess fees and expenses of counsel and experts of a party to such an appraisal proceeding as follows:

      o against Westborough Financial and in favor of the shareholders demanding payment, if the court finds that Westborough Financial did not substantially comply with the requirements of Part 13; and

      o against either Westborough Financial or a shareholder demanding payment, if the court finds that such person acted arbitrarily, vexatiously or not in good faith.

      If the court finds that a shareholder who is a party to an appraisal proceeding substantially benefits from the services of the counsel for another such shareholder, the court may award such counsel reasonable fees out of, and thereby reduce, any judgment the shareholder may receive.

      If Westborough Financial fails to make any payment required by Part 13 to a shareholder, the shareholder may sue Westborough Financial directly to recover both the amount owed and, to the extent successful, all costs and fees of the suit, including counsel fees.

      The foregoing summary is not intended to be a complete statement of the procedures for exercising appraisal rights under Part 13 and is qualified in its entirety by reference to the full text of Part 13, a copy of which is attached as APPENDIX D to this Proxy Statement. Westborough Financial urges any shareholder wishing to exercise appraisal rights, if any, to read this summary and Part 13 carefully, and to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Part 13 may result in the loss of a shareholder's statutory appraisal rights, if any.

      You should consult your tax advisors with regard to the particular federal, state, local, foreign and other tax consequences to you of exercising your appraisal rights under Massachusetts law.


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

                       PROPOSAL 2 - ELECTION OF DIRECTORS

GENERAL

      The Nominating and Corporate Governance Committee has nominated four persons for election as directors at the Annual Meeting. If you elect the nominees, they will hold office for the term set forth opposite their names or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Nominating Committee of the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Nominating Committee will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.

RECOMMENDATION OF WESTBOROUGH FINANCIAL'S BOARD OF DIRECTORS

      Westborough Financial's Board of Directors recommends that you vote FOR election of the four nominees listed below. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the four nominees listed below.

BOARD OF DIRECTORS

      Westborough Financial's Board of Directors currently consists of 14 members. Westborough Financial's Articles of Organization provides that the Board of Directors shall be divided into three classes. The Nominating and Corporate Governance Committee of the Board of Directors has nominated four directors for election at the 2007 Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Westborough Financial. Westborough Financial's executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 13 regular meetings and 3 special meetings during the fiscal year ended September 30, 2006. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

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                                                  Position(s) Held
                                       Term       with Westborough     Director
Nominees                    Age(1)   Expires          Financial        Since(2)
-------------------------   ------   -------   ----------------------  --------

Nancy M. Carlson              60       2007           Director           2003
Benjamin H. Colonero, Jr.     58       2007           Director           2003
Jeffrey B. Leland             41       2007           Director           2005
Joseph F. MacDonough          61       2007       President, Chief       1982
                                                  Executive Officer
                                                    and Director

Continuing Directors
-------------------------

James N. Ball                 44       2009           Director           2003
Edward S. Bilzerian           73       2008           Director           1992
David E. Carlstrom            72       2009           Director           1976
John L. Casagrande            60       2009    Senior Vice President,    1994
                                                   Chief Financial
                                                 Officer, Treasurer,
                                                 Clerk and Director
Robert A. Klugman             55       2009           Director           1994
Paul F. McGrath               60       2008           Director           1991
Charlotte C. Spinney          70       2008           Director           1990
Phyllis A. Stone              63       2008           Director           1999
James E. Tashjian             65       2008           Director           1973

Retiring Director
-------------------------

Nelson P. Ball                75       2007           Director           1980

------------------
(1)   As of September 30, 2006.
(2) Includes service as a trustee of Westborough Bank prior to the formation of Westborough Financial in 2000.

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

      Nominees.

      Nancy M. Carlson is the owner and president of The Suburban Group, Inc., a company that provides full staffing services, employee retention and development, pay rolling services and vendor management services, located in Westborough, Massachusetts since 1968. She purchased the company in 1994 and has grown in size and services to include consulting services, Human Resources and Management training, automated data management and conversions. Nancy has served on the Board of Directors of the Corridor Nine Chamber of Commerce since 1995, served on the Chamber's executive committee since 1997 and as president from 2001-2003.

      Benjamin H. Colonero, Jr. has served as chief financial officer and executive director in the healthcare industry for over 20 years. Mr. Colonero is currently the executive director of the Westborough campus of the Salmons Family of Services, which serves the health and social needs of over 430 seniors.

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

      Jeffrey B. Leland has practiced estate administration, elder law and real estate law and other general practices of law at Leland Law Associates, P.C. for 14 years. At the same time, he has also served as an insurance broker selling property and casualty insurance through Leland Insurance Agency, Inc. Both Leland Law Associates, P.C. and Leland Insurance Agency, Inc. are located in Northborough, Massachusetts. Mr. Leland is an officer and director of both of the corporations.

      Joseph F. MacDonough has served as President and Chief Executive Officer of Westborough Bank since 1994 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank in 1981 and served as Vice President and Treasurer until his appointment as President. Mr. MacDonough serves on the Board of Directors of the Massachusetts Bankers Association.

      Continuing Directors.

      James N. Ball is the sole owner and president of Secure Futures, Inc. He has been in that position since 1984. Mr. Ball is a financial independence specialist and a member of the National Association of Securities Dealers as a registered representative. Mr. Ball assists individuals, families and small business owners to create and maintain multi-generational wealth. Mr. Ball is also the son of Nelson P. Ball, a retiring member of the Board of Directors.

      Edward S. Bilzerian is retired from Bilzerian Consulting Group, Inc., a privately held company located in Worcester, Massachusetts, specializing in small business turnarounds, where he served as president. Prior to that, he was Vice President of Marketing and Finance at Bay State Abrasive's Division of Dresser Industries. He has been self-employed for over 18 years. Mr. Bilzerian was a member of the Worcester Airport Commission and was Chairman of the Worcester Health and Hospital Authority.

      David E. Carlstrom is formerly the President of Carlstrom Pressed Metal Co., Inc., a contract manufacturer of metal stampings located in Westborough for the past 55 years, and now serves as a consultant to the family owned company. Mr. Carlstrom also served in the United States Air Force and retired as a Lieutenant Colonel. He served as the President of the Westborough Rotary Club and is the former Vice Chairman of the CMEA, The Employers Association.

      John L. Casagrande has served as the senior vice president and chief financial officer of Westborough Bank since 1993 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank after having been employed as a senior bank officer and certified public accountant for over 15 years at various times by several financial institutions (including mutual and stock institutions) and the accounting firm of Peat Marwick. Mr. Casagrande has been serving as clerk of Westborough Financial Services since 2001. Mr. Casagrande had served as a director of the Massachusetts Bank Insurance Association, a division of the Massachusetts Bankers Association.

      Robert A. Klugman, M.D., F.A.C.P. has practiced general medicine in Westborough, Massachusetts for over 25 years. Dr. Klugman is currently the Chief Quality Officer of Medicine at the University of Massachusetts Medical School as well as Medical Director of Managed Care for UMASS/Memorial.

      Paul F. McGrath is a certified public accountant and has served as President of Mottle McGrath Braney & Flynn, P.C. for over fifteen years. Mottle McGrath is a certified public accounting firm, located in Worcester, Massachusetts, that provides accounting, tax and business advisory services throughout central New England.

      Charlotte C. Spinney is a retired social studies teacher. Ms. Spinney taught at Westborough High School for 41 years and, during that time, she created the curriculum for the community service component of the school's Sociology course.

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

      Phyllis A. Stone served as Vice President and Treasurer of Comey Oil Co., Inc., located in Westborough, Massachusetts, for 13 years prior to her retirement in 2001. Ms. Stone served in various other capacities within Comey Oil for over 30 years. Ms. Stone is currently President of Schenker Properties, Inc., a real estate holding company based in Westborough, Massachusetts. She is past Treasurer of the Regatta Point Community Sailing Inc. of Worcester, Massachusetts.

      James E. Tashjian, the Chairman of the Westborough Board of Directors, is an attorney engaged in the general practice of law and is associated with the firm of Tashjian, Simsarian & Wickstrom, LLP located in Worcester, Massachusetts. He has engaged in the general practice of law for over 40 years.

      Retiring Director.

      Nelson P. Ball is the owner of Ball Financial Services, Co., located in Westborough, Massachusetts. He has served as a financial services consultant for over 40 years. Mr. Ball is the father of James N. Ball, also a member of the Board of Directors.

CORPORATE GOVERNANCE

      Westborough Financial and Westborough Bank are committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board of Directors have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our shareholders and employees. As discussed in more detail below, we believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the rules of The Nasdaq Stock Market. The Board of Directors will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

CODE OF ETHICS

      Westborough Financial's Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy that applies to each of our directors, officers and employees. The Code of Ethics sets forth our policies and expectations on a number of topics, including:

      o     acceptance of gifts;

      o financial responsibility regarding both personal and business affairs, including loans or other transactions with Westborough Bank;

      o personal conduct, including ethical behavior and outside employment and other activities;

      o affiliated transactions, including separate identities and usurpation of corporate opportunities;

      o preservation and accuracy of Westborough Financial's and Westborough Bank's records;

      o     compliance with laws, including insider trading compliance;

      o preservation of confidential information relating to our business and that of our clients;

      o     conflicts of interest;

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

      o the safeguarding and proper use of our assets and institutional property;

      o     code administration and enforcement;

      o     reporting, investigating and resolving of all code violations; and

      o code-related training, certification of compliance and maintenance of code-related records.

      The Audit Committee will review the Code of Ethics on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate. The Code of Ethics is posted on our website, www.westboroughbank.com. A copy of the Code of Ethics may also be obtained free of charge by sending a written request to:

      John L. Casagrande, Clerk
      Westborough Financial Services, Inc.
      100 East Main Street
      Westborough, Massachusetts 01581

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

      Westborough Financial's Board of Directors has adopted a Code of Ethics for Senior Financial Officers that applies to each of our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics for Senior Financial Officers sets forth our policies and expectations on a number of topics, including:

      o personal conduct, including ethical behavior and personal integrity;

      o     conflicts of interest;

      o     compliance with laws, rules and regulations;

      o     preservation of confidential information;

      o     proper use of corporate assets and opportunities; and

      o     compliance and compliance monitoring.

      The Audit Committee will review the Code of Ethics for Senior Financial Officers on a regular basis, and propose or adopt additions or amendments to the Code of Ethics for Senior Financial Officers as appropriate. The Code of Ethics for Senior Financial Officers is posted on our website, www.westboroughbank.com. A copy of the Code of Ethics for Senior Financial Officers may also be obtained free of charge by sending a written request to:

      John L. Casagrande, Clerk
      Westborough Financial Services, Inc.
      100 East Main Street
      Westborough, Massachusetts 01581

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

INDEPENDENT DIRECTORS

      Although Westborough Financial's common stock is not traded on The Nasdaq Stock Market, we use the definition of independence of the The Nasdaq Stock Market's rules to determine the independence of our directors. For a director to be "independent" under The Nasdaq Stock Market's rules, the director must not be an officer or employee of Westborough Financial or any of its subsidiaries, and must not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Stock Market's rules also expressly provide that the following persons cannot be considered independent:

      o a director who is, or during the past three years was, employed by Westborough Financial or by any subsidiary of Westborough Financial;

      o a director who accepts or who has a family member who accepts any payments from Westborough Financial or any subsidiary of Westborough Financial in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (1) payments for board service, (2) payments arising solely from investments in Westborough Financial's securities, (3) compensation paid to a family member who is a non-executive employee of Westborough Financial, (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation or (5) loans to directors and executive officers permitted under Section 13(k) of the Securities Exchange Act of 1934;

      o a director who is a family member of an individual who is, or during the past three years was, employed by Westborough Financial or by any subsidiary of Westborough Financial as an executive officer;

      o a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which Westborough Financial made, or from which Westborough Financial received, payments for property or services (other than those arising solely from investments in Westborough Financial's securities or payments under non-discretionary charitable contribution matching schemes) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

      o a director of Westborough Financial who is employed, or has a family member who is employed, as an executive officer of another entity where any of the officers of Westborough Financial serve on the compensation committee of such other entity, or if such relationship existed during the past three years; or

      o a director who is, or has a family member who is, a current partner of Westborough Financial's outside auditor, or was a partner or employee of Westborough Financial's outside auditor, and worked on Westborough Financial's audit during the past three years.

      The Board of Directors has determined that all of its current non-management members, a majority of the board, are "independent" directors under The Nasdaq Stock Market's rules.

      Consistent with The Nasdaq Stock Market's rules, independent directors meet in regularly scheduled executive sessions without non-independent directors. The independent directors have selected James E. Tashjian to serve as the presiding director at the executive sessions for the 2007 fiscal year. The presiding director will take a lead role in the Board's self-evaluation process.

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

      The Nasdaq Stock Market's rules, as well as recently adopted Securities and Exchange Commission rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the "independence" requirements discussed above, "independent" audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fess from Westborough Financial or any subsidiary of Westborough Financial other than in the member's capacity as a member of the Board of Directors and any board committee; (2) not be an affiliated person of Westborough Financial or any subsidiary of Westborough Financial; and (3) not have participated in the preparation of the financial statements of Westborough Financial or any current subsidiary of Westborough Financial at any time during the past three years. In addition, The Nasdaq Stock Market's rules require that all audit committee members be able to read and understand fundamental financial statements, including Westborough Financial's balance sheet, income statement, and cash flow statement. Westborough Financial's Board of Directors believes that the current members of the Audit Committee meet these additional standards.

      Furthermore, the Securities and Exchange Commission requires that Westborough Financial disclose whether the Audit Committee has, and will continue to have, at least one member who is "financial expert." The Board of Directors has determined that Paul F. McGrath meets the Securities and Exchange Commission definition of an audit committee financial expert.

COMMITTEES OF THE BOARD

      Westborough Financial's Board of Directors has established the following committees:

Executive            The Executive Committee exercises the powers of the Board
Committee            of Directors in between Board meetings.

                     Directors Carlson, Carlstrom, Klugman, MacDonough, McGrath and Tashjian currently serve as members of the committee. Mr. MacDonough is the Chairman of the Committee. The Executive Committee met 30 times in the 2006 fiscal year.

Compensation         The Compensation Committee provides advice and
Committee            recommendations to the Board of Directors in the areas of
                     employee salaries and benefit programs.

                     Directors Carlson, Carlstrom, and Klugman currently serve on the committee. Mr. Carlstrom is the Chairman of the Committee. Each of the members is independent as defined by the Nasdaq Stock market rules. The Compensation Committee met 4 times in the 2006 fiscal year.

Long Range           The Long Range Planning Committee sets long-range goals and
Planning             objectives and develops plans for their achievement.  The
Committee            Long Range Planning Committee also recommends nominees to
                     the Board of Directors for consideration by the Nominating and Corporate Governance Committee.

                     Directors Ball (J.), Carlson, Carlstrom, Casagrande, Colonero, Klugman, MacDonough, McGrath, and Tashjian currently serve on the committee. Dr. Klugman is the Chairman of the Committee. The Long Range Planning Committee met 8 times in the 2006 fiscal year.

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

Nominating and       The Nominating and Corporate Governance Committee (the
Corporate            "Nominating Committee")  selects nominees for election as
Governance           directors and develops and recommends to the Board of
Committee            Directors corporate governance guidelines. The Board of
                     Directors has adopted a Charter for the Nominating
                     Committee, a copy of which was attached to the Westborough
                     Financial proxy statement for the 2005 Annual Meeting.

                     Directors Carlstrom, McGrath and Tashjian currently serve on the Nominating Committee. Each of the members is independent as defined by The Nasdaq Stock Market rules. Mr. McGrath is the Chairman of the Committee. The Nominating Committee met 3 times in the 2006 fiscal year.

                     As set forth in Westborough Financial's bylaws, it is the policy of the Nominating Committee to consider director candidate recommended by shareholders. Recommendations for the 2008 annual meeting should be submitted no later than [____], 2007 to the Nominating Committee in care of the Clerk of Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that the shareholder believes qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected, and any other information required under the bylaws.

                     The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Each of the candidates for nomination have been recommended by the Long Range Planning Committee, and considered by the Nominating Committee and the Board of Directors. In evaluating candidates for nomination, the committee will consider the factors it believes to be appropriate, which include the candidate's personal and professional integrity, knowledge of the banking business, business judgment, relevant experience and skills, involvement in community, business and civic affairs, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company's shareholders. Although the Nominating Committee has the authority to retain a search firm to assist it identify director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a security holder, an officer, a director or any other person.

Audit Committee      The Audit Committee reviews the annual audit prepared by
                     the independent accountants and recommends the appointment of accountants. The Board of Directors of Westborough
                     Financial has adopted a written charter for the Audit
                     Committee, which was attached to the Westborough Financial proxy statement for the 2005 Annual Meeting.

                     Directors Bilzerian, Colonero, and McGrath currently serve as members of the committee. Mr. McGrath is the Chairman of the Committee. Mr. McGrath has been determined by the Board of Directors to meet the

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

                     definition of an "audit committee financial expert" as such term is defined in Section 401(d)(5) of Regulation S-B as promulgated by the Securities and Exchange Commission. In addition, all members of the Audit Committee are independent directors as defined under The Nasdaq Stock Market listing standards.

                     The Audit Committee met 6 times in the 2006 fiscal year.

AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The committee has also reviewed and discussed with Wolf & Company, P.C., their independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

      The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with Wolf & Company, P.C. its independence.

      Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Westborough Financial that the audited financial statements be included in Westborough Financial's Annual Report on Form 10-KSB for the year ended September 30, 2006.

                                       Audit Committee of Westborough
                                       Financial Services, Inc.

                                       Paul F. McGrath (Chairman)
                                       Edward S. Bilzerian
                                       Benjamin H. Colonero, Jr.

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

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

      The Board of Directors maintains a process for shareholders to communicate with the Board and its committees. Shareholders of Westborough Financial and other interested persons may communicate with the Board or the Chairperson of the Nominating Committee, Audit Committee or Compensation Committee or Executive Committee by writing to the Clerk of Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the Chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but will be made available to any director who wishes to review them.

      Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Shareholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Shareholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of our directors attended our 2006 Annual Meeting.

DIRECTORS' COMPENSATION

      Meeting Fees. Currently, each non-employee director of Westborough Bank receives the following fees:

      o     $275 per Board of Directors meeting attended; and

      o $275 per committee meeting attended, with the Chairman of each committee receiving a fee of $350.

      In addition, Directors Carlson, Carlstrom, Klugman, McGrath and Tashjian receive an annual retainer of $7,500 as members of the Executive Committee. Directors Bilzerian and Colonero receive an annual retainer of $5,000 as members of the Audit Committee. The remaining directors, Directors Ball (J.), Ball (N.), Leland, Spinney and Stone receive an annual retainer of $3,500.

      Total directors' meeting and committee fees for fiscal year 2006 were $193,825. We do not compensate our employee-directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Organization.

      Deferred Income Agreements. Westborough Bank has entered into deferred income agreements with Messrs. Carlstrom and Tashjian. Under these agreements, Messrs. Carlstrom and Tashjian (or his beneficiary in the event of his death) are entitled to payments for ten years following the attainment of age 65 equal to $14,567 and $21,500, respectively, per year payable in monthly installments. These agreements also provide for payments upon the death of the director as if the director had attained age 65. Pursuant to his agreement, Mr. Carlstrom was paid an aggregate of $14,567 and Mr. Tashjian was paid an aggregate of $7,167 in the last fiscal year.

      Supplemental Compensation Agreements. Westborough Bank has entered into supplemental compensation agreements with Directors Ball (N.), Bilzerian, Carlstrom, Klugman, McGrath, Spinney,

Stone and Tashjian which provide for benefits when they each retire from service after age 75. Westborough Bank will also enter into similar supplemental compensation agreements with Directors Ball (J.), Carlson and Colonero, effective in April 2006. Under these agreements, each director retiring after age 75 (or his or her beneficiary in the event of death) is entitled to an annual benefit equal to eighty percent (80%) of the average annual fees paid as calculated from the average of the highest three (3) years paid to the director by Westborough Bank payable (i) in monthly installments for a period of ten (10) years, or (ii) in a lump sum with an equivalent value, as elected by the participants in connection with the amendment of the agreements to comply with the provisions of 409A of the Internal Revenue Code. These agreements also provide for payments upon the death or disability of the director, or upon termination of the director's service following a change in control, as if the director had retired after age 75.

      Stock Option Plan and Recognition and Retention Plan. Our directors are eligible to participate in the Westborough Financial Services, Inc. 2001 Stock Option Plan and the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan. These stock benefit plans are discussed under "- Benefit Plans
- 2001 Stock Option Plan" and "- 2001 Recognition and Retention Plan."

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Biographical information and the business experience of each non-director executive officer of Westborough Financial and Westborough Bank are set forth below.

      Michael D. Allard, age 44, is Senior Vice President of Marketing and Retail Sales of Westborough Bank, a position he has held since 2001. Prior to joining Westborough Bank in 2001, he served as Senior Vice President of Sales, Marketing and Branch Administration at Ipswich Bank, a position he held from 2000 to 2001. Prior to that, from 1996 to 2000, he served as Vice President and Regional Sales and Marketing Coordinator of US Trust Bank. Mr. Allard has over 17 years retail banking experience.

      Vickie A. Bouvier, age 49, currently serves as Senior Vice President and Senior Operations Officer of Westborough Bank. She has worked for Westborough Bank in various capacities since 1976. In 2001, she was named Senior Vice President and Senior Operations Officer. Prior to that, she served as Vice President and Senior Operations Officer.

      Margaret I. Duquette, age 54, has worked for Westborough Bank as its Vice President - Director of Human Resources since 1997. Prior to 1997, she held the position of Director of Human Resources at Bay State Savings Bank in Worcester, Massachusetts where she worked for 19 years.

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

EXECUTIVE COMPENSATION

      The following table sets forth compensation paid during the fiscal year ended September 30, 2006 to the Chief Executive Officer of Westborough Financial and Westborough Bank and to the other most highly compensated executive officers of Westborough Financial and Westborough Bank whose salary and bonus for 2006 was in excess of $100,000. We refer to these individuals as "named executive officers" in this proxy statement.

                                                  Summary Compensation Table

                                                                                          Long Term Compensation
                                                                             ------------------------------------------------
                                              Annual Compensation                    Awards                     Payouts
                                     ------------------------------------    ---------------------    -----------------------
                                                                 Other       Restricted
                                                                Annual          Stock                  LTIP        All Other
    Name and Principal                             Bonus     Compensation      Awards      Options    Payouts    Compensation
        Positions            Year    Salary($)      ($)         ($)(1)           ($)         (#)        ($)         ($)(2)
-------------------------    ----    --------     -------    ------------    ----------    -------    -------    ------------
Joseph F. MacDonough.....    2006    $200,000     $     0                                                           $22,893
  President and Chief        2005    $220,509     $ 6,130          -              -           -          -          $20,731
  Executive Officer          2004    $216,827           -          -              -           -          -          $23,682

John L. Casagrande.......    2006    $120,800     $ 2,400                                                           $12,593
  Senior Vice President,     2005    $119,877     $13,393          -              -           -          -          $10,788
  Chief Financial Officer    2004    $120,600           -          -              -           -          -          $14,404
  Treasurer and Clerk

------------------
(1)   Westborough Bank provides Mr. MacDonough with certain non-cash benefits and perquisites, such as the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for him in the Summary Compensation Table.
(2)   Includes the dollar value of the benefit of the following components: (1) premiums paid by Westborough Bank under their split dollar life and group term life insurance arrangements during 2006: Mr. MacDonough, $9,951 and Mr. Casagrande,
      $4,435; (2) contributions on behalf of Westborough Bank's 401(k) plan during 2006: Mr. MacDonough, $4,923 and Mr.
      Casagrande, $3,362; (3) allocations of common stock under the ESOP during 2006: Mr. MacDonough, $6,894 and Mr.
      Casagrande, $4,796; and (4) accruals under the benefit restoration plan for Mr. MacDonough during 2006 were $1,525.

      Employment Agreements. Westborough Financial has entered into separate employment agreements with Messrs. MacDonough and Casagrande to secure their services as President and Chief Executive Officer, and as Senior Vice President, Chief Financial Officer, Treasurer, and Clerk, respectively. The employment agreements provide for an initial term of three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande. Commencing on the first anniversary of the effective date of each agreement, and continuing on each anniversary date thereafter, the employment agreements may be extended, after review by the Compensation Committee of the Board of the executive's performance, for an additional one-year period, so that the remaining term will be three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande.

      The employment agreements provide for each executive's base salary to be reviewed annually by the Board. Each executive's base salary may be adjusted based on his job performance and the overall performance of Westborough Financial and Westborough Bank. In addition to base salary, each employment agreement provides for participation in stock, retirement and welfare benefit plans, and eligibility for fringe benefits applicable to executive personnel. Mr. MacDonough's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include travel and entertainment expenses, expenses related to the use of an automobile, and fees for membership in clubs and organizations that he and Westborough Financial agree are for business purposes. Mr. Casagrande's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include certain travel and entertainment expenses.

      Westborough Financial may terminate each executive's employment at any time with or without cause, and each executive may resign at any time provided he provides 30 days' prior written notice and fully cooperates in the transition of his duties. In the event an executive's employment is terminated without cause during the term of the employment agreement, the executive will be entitled to severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. In addition, the executive would be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. The same severance benefits would be payable if the executive resigns during the term of the employment agreement following: (1) failure of the Board to reappoint the executive to the position provided for in his employment agreement; (2) failure of Westborough Financial to vest in the executive the duties set forth in the agreement; and (3) Westborough Financial's material breach of the agreement. The employment agreements also provide certain uninsured benefits in the event the executive's employment terminates because of death or disability.

      Under his employment agreement, Mr. MacDonough agrees that for the three-year period following his termination of employment, he will not take a position with any competitor that would require him to work within a 50 mile radius of the headquarters of Westborough Financial or Westborough Bank. Mr. Casagrande agrees under his employment agreement that for a period of two years following his termination of employment he will not take a position with any competitor that would require him to work within a 30 mile radius of the headquarters of Westborough Financial or Westborough Bank.

      In connection with the execution of the merger agreement with Assabet, each of Messrs. MacDonough and Casagrande entered into payments and waiver agreements with Assabet under which their employment agreements with Westborough Financial will terminate upon the consummation of the merger. See "-Interests of Certain Persons in the Transaction-Settlement of Existing Employment Agreements."

      Change in Control Provisions. The employment agreements described above provide that, in the event Mr. MacDonough or Mr. Casagrande resigns for any reason or is terminated without cause following a change in control of Westborough Financial or Westborough Bank, he will be entitled to certain severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. However, in no event will the amount of this lump sum payment be less than 2.99 multiplied by the executive's average annual compensation for the preceding five years. In addition, the executive will be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. A second-step conversion will not trigger additional benefits or accelerate benefits under the employment agreements or under any other arrangement.

      If Westborough Financial or Westborough Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code of 1988, as amended (the "Code"), a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Westborough Bank nor Westborough Financial could claim a federal income tax deduction for an excess parachute payment. The employment agreements require Westborough Financial to indemnify each executive against the financial effects of the excise tax.

      In connection with the execution of the merger agreement with Assabet, each of Messrs. MacDonough and Casagrande entered into agreements with Assabet under which their employment agreements with Westborough Financial would terminate upon the consummation of the merger, in consideration of a cash payment described in "-Interests of Certain Persons in the Transaction-Settlement of Existing Employment Agreements" above. As a result, upon consummation of the merger with Assabet, Mr. MacDonough and Mr. Casagrande will not receive payments under their employment agreements as described above.

BENEFIT PLANS

      Pension Plans. Westborough Bank maintains a tax-qualified pension plan that covers substantially all employees who have attained age 21 and have at least one year of service. The following table shows the estimated aggregate benefits payable under the pension plan upon retirement at age 65 with various years of service and average compensation combinations.

                                          Years of Service
   Average         -------------------------------------------------------------
Compensation          10         15         20        25         30         35
------------       -------    -------    -------   -------    -------    -------
  $ 20,000         $ 2,500    $ 3,750    $ 5,000   $ 6,250    $ 6,250    $ 6,250
  $ 40,000         $ 5,000    $ 7,500    $10,000   $12,500    $12,500    $12,500
  $ 50,000         $ 6,250    $ 9,375    $12,500   $15,625    $15,625    $15,625
  $ 75,000         $10,800    $16,200    $21,600   $27,000    $27,000    $27,000
  $100,000         $15,425    $23,137    $30,850   $38,562    $38,562    $38,562
  $120,000         $19,125    $28,687    $38,250   $47,812    $47,812    $47,812
  $125,000         $20,050    $30,075    $40,100   $50,125    $50,125    $50,125
  $140,000         $22,825    $34,237    $45,650   $57,062    $57,062    $57,062
  $150,000         $24,675    $37,012    $49,350   $61,687    $61,687    $61,687
  $160,000         $26,525    $39,787    $53,050   $66,312    $66,312    $66,312
  $175,000         $29,300    $43,950    $58,600   $73,250    $73,250    $73,250
  $200,000         $33,925    $50,887    $67,850   $84,812    $84,812    $84,812
  $300,000         $37,625    $56,437    $75,250   $94,062    $94,062    $94,062
  $400,000         $37,625    $56,437    $75,250   $94,062    $94,062    $94,062

      The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. At September 30, 2006, Mr. MacDonough's and Mr. Casagrande's average compensation and estimated years of service were $205,000 and 28.75 years of service and $145,509 and 12.75 years of service, respectively.

      Supplemental Executive Retirement Agreements. Mr. MacDonough, Mr. Casagrande and one other executive officer are entitled to supplemental retirement benefits under a Supplemental Executive Retirement Agreement each has entered into with Westborough Bank. Under each agreement, each executive is entitled to an annual retirement benefit equal to 37%, 35% and 20%, respectively, of the executive's final average compensation for life with fifteen years certain (payable either in the annuity form or a lump sum as elected by each executive). Under the agreements, each executive's final average compensation is the average annual compensation for the final three calendar years of the executive's service to Westborough Bank. These agreements provide for full payments at age 65 with a discount applied for retirement prior to age 65. These agreements also provide for payments upon the death or disability of the executive that are equal in amount to the payments that would have been payable to the executive upon retirement at age 65. The agreements also provide benefits to be paid in a lump sum upon the change of control of Westborough Bank and Westborough Financial as if the executive had attained age 65 with a five percent imputed increase in compensation each year until age 65 would have been attained.

      Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees of Westborough Bank and Westborough Financial who have at least one year of service and have attained age 21.

      The ESOP purchased 44,200 shares of common stock issued by Westborough Financial in its mutual holding company reorganization with borrowed funds. This loan is for a term of 15 years and calls for level annual payments of principal and interest. The plan has pledged the shares as collateral for the loan and holds them in a suspense account.

      The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant's base salary for a year represents 1% of the total base salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

      This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      Upon the consummation of the merger, all participants in this plan will become fully vested in their accounts, the outstanding loan balance on the plan loan will be repaid and any surplus assets will then be allocated to the accounts of plan participants.

      Benefit Restoration Plan. Westborough Financial has also adopted a benefit restoration plan for Mr. MacDonough. This plan is designed to provide Mr. MacDonough with the benefits that would otherwise be earned by him as a participant in the 401(k) Plan and the ESOP if such benefits were not limited by certain provisions of the Code. The benefit restoration plan provides for a benefit equal in value to the allocations under the ESOP and the 401(k) Plan that would have been made on Mr. MacDonough's behalf but for these IRS limits, including employer matching contributions that would have been made under the 401(k) Plan if Mr. MacDonough had elected to make pre-tax contributions to the 401(k) Plan up to the maximum percentage of salary permitted under the terms of the plan and the annual IRS limit on pre-tax contributions did not apply.

      Under the benefit restoration plan, a bookkeeping account has been established for Mr. MacDonough that will be credited with a number of "stock units" equal to the number of shares that could not be allocated on his behalf under the ESOP each year because of the IRS limits. The value of this supplemental ESOP bookkeeping account at any time is equal to the number of stock units credited to the account multiplied by the current fair market value per share. A bookkeeping account also has been established for Mr. MacDonough which will be credited each year with an amount equal to the employer matching contributions that could not be allocated to his account under the 401(k) Plan because of the IRS limits. Each year, this supplemental employer matching contribution bookkeeping account will be credited with hypothetical investment earnings as if the amount credited to the account were invested in certain investment funds selected by the Compensation Committee.

      Unless a different time or form of distribution is elected by Mr. MacDonough within the 30-day period following the effective date of the plan, the value of his supplemental employee stock ownership plan and employer matching contribution bookkeeping accounts will be paid to him in one lump sum cash payment as soon as possible following the end of the calendar year in which his employment terminates. The benefit restoration plan is an unfunded plan, and benefits payable thereunder will be paid from the general assets of Westborough Financial.

      Officers' Deferred Compensation Plan. Westborough Financial also maintains the Officers' Deferred Compensation Plan of Westborough Financial Services, Inc., a non-qualified plan, in order to offer eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers the taxation of such income.

      2001 Stock Option Plan. The Westborough Financial Services, Inc. 2001 Stock Option Plan (the "Stock Option Plan") was adopted by our Board of Directors and approved by our shareholders at an annual meeting held on January 25, 2001. Article IX of the Stock Option Plan, which allows for acceleration of vesting upon retirement of the option holder or a change in control of Westborough Financial, terms that are defined in the plan, was approved by our shareholders at our 2002 Annual Meeting. No additional options were granted to the named executive officers during the 2005 fiscal year.

      The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Westborough Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Westborough Financial has reserved an aggregate of 55,348 shares of common stock for issuance upon the exercise of stock options granted under the plan.

      Awards typically vest and become distributable at the rate of 20% per year, over a five year period, subject to automatic full vesting on the date of the Award holder's death, disability, retirement or upon a change in control of Westborough Financial.

      Westborough Financial may amend or terminate the Stock Option Plan, in whole or in part, at any time, subject to the requirements of all applicable laws.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on September 29, 2006, the last trading day of the 2006 fiscal year for Westborough Financial, which was $27.25 per share.

                                     2006 Fiscal Year-End Option/SAR Values
---------------------------------------------------------------------------------------------------------------
                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised             In-the-Money
                           Shares         Value         Options/SARs at Fiscal        Options/SARs at Fiscal
                          Acquired       Realized              Year-End                      Year-End
                        on Exercise    on Exercise               (#)                           ($)
        Name                (#)            ($)        Exercisable/Unexercisable    Exercisable/Unexercisable(1)
--------------------    -----------    -----------    -------------------------    ----------------------------
Joseph F. MacDonough         -              -                  9,600/0                      $162,605/0

John L. Casagrande           -              -                  2,700/0                       $45,733/0

------------------
(1)   The closing price per share of common stock on September 29, 2006, the last trading day of the 2006 fiscal year, was $27.25, and all options have an exercise price of $10.312 per share, which equals a spread of $16.938 per share.

      2001 Recognition and Retention Plan. The Westborough Financial Services, Inc. 2001 Recognition and Retention Plan (the "RRP") was adopted by our Board of Directors and approved by our shareholders at an annual meeting held on January 25, 2001. Article X of the RRP, which allows for acceleration of vesting upon retirement or change in control of Westborough Financial, terms which are defined in the plan, was approved by our shareholders at our 2002 Annual Meeting.

      Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and directors of Westborough Financial and Westborough Bank. The RRP is not subject to ERISA and is not a tax-qualified plan. Westborough Financial pays all costs and expenses of administering the RRP.

      The maximum number of restricted stock awards ("Awards") that may be granted under the RRP is 22,139 shares of common stock. Shares of common stock subject to an Award are held in a trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

      Awards typically vest and become distributable at the rate of 20% per year, over a five year period, subject to automatic full vesting on the date of the Award holder's death, disability, retirement or upon a change in control of Westborough Financial.

      Westborough Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      In the normal course of business, Westborough Bank makes loans to its Directors, Officers and employees. These loans bear interest and have the same underwriting terms that apply to any non-affiliated borrower. The outstanding principal balance of such loans to Directors and Officers totaled $3.3 million or 11.6% of Westborough Financial's total equity at September 30, 2006.

      Westborough Financial retains the law firm of Tashjian, Simsarian & Wickstrom. Mr. James E. Tashjian, a director of Westborough Financial and Westborough Bank, and a trustee of Westborough MHC, has been a partner of Tashjian, Simsarian & Wickstrom since 1995. The legal fees received by the law firm for professional services rendered to Westborough Bank during the year ended September 30, 2006 did not exceed 5% of the firm's gross revenues.

      Westborough Financial retains Suburban Staffing, Inc., to provide temporary staffing as needed. Nancy M. Carlson, a director of Westborough Financial and Westborough Bank, is the owner and president of Suburban Staffing, Inc., a full-service staffing firm located in Westborough, Massachusetts since 1968, which Ms. Carlson purchased in 1994. The fees received by Suburban Staffing, Inc. for staffing services rendered to Westborough Bank during the year ended September 30, 2006 did not exceed 5% of the firm's gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Westborough Financial's directors and executive officers, and persons who own more than 10% of Westborough Financial's common stock, to report to the Securities and Exchange Commission their initial ownership of Westborough Financial's common stock, on Form 3, and any subsequent changes in that ownership, on Form 4. Reports on Form 3 must be filed within 10 days of becoming a beneficial owner, director or officer. Reports on Form 4 must be filed before the end of the second business day following the day on which the transaction effecting a change in ownership occurred. Westborough Financial is required to disclose in this proxy statement any late filings or failures to file.

      To Westborough Financial's knowledge, based solely on its review of the copies of such reports furnished to Westborough Financial and written representations that no other reports were required during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to Westborough Financial's executive officers and directors during fiscal year 2006 were met, with the exception of the following: a Form 4 filing for Vickie
A. Bouvier reflecting shares of common stock disposed of on December 8, 2005 was filed late on January 9, 2006 and Form 4s for James N. Ball, Nancy M. Carlson and Benjamin H. Colonero, Jr. reflecting stock option awards granted on April 24, 2006 were filed late on May 3, 2006.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During the fiscal years ended September 30, 2006 and 2005, Westborough Financial retained Wolf & Company, P.C. to provide audit and other services and incurred fees as follows:

                                      2006        2005
                                      ----        ----
              Audit fees(1)         $ 99,600    $ 94,650
              Tax fees(2)             21,800      20,800
              All other fees              --          --
                Total               $121,400    $115,450

------------------
(1) Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of the annual form 10-KSB filings.
(2) Tax fees consisted of fees related to the preparation of Westborough Financial's income tax returns and reviews of income tax provisions.

      Audit Committee Pre-Approval Policy. The Audit Committee, or a designated member of the Audit Committee, shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were pre-approved by the Audit Committee.

                             ADDITIONAL INFORMATION

      Westborough Financial will hold a 2008 Annual Meeting only if the merger with Assabet is not consummated before the time of the meeting. If such a meeting is held, shareholders may submit proposals for consideration. In order to be included in our proxy statement for the 2008 Annual Meeting, we must receive such proposal no later than [______], 2007. Proposals should be addressed to John L. Casagrande, Clerk, Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581. Securities and Exchange Commission rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Westborough Financial to include in its proxy statement and proxy card relating to any annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and Westborough Financial's bylaws in effect at the time such proposal is received.

      In addition, under Westborough Financial's bylaws, if you wish to submit a proposal to the 2008 Annual Meeting (if one is held) without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal as the proxies solicited see fit, unless you have given notice in writing according to the procedures set forth in our bylaws to the Clerk of Westborough Financial, mailed to John
L. Casagrande, Clerk, Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581, and received by [_______], 2007.

                      WHERE YOU CAN FIND MORE INFORMATION

      Westborough Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Westborough Financial with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Westborough Financial's filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

      In addition, Westborough Financial maintains a website at www.westboroughbank.com, where you can request Westborough Financial's annual report to shareholders and Westborough Financial's quarterly reports for recent quarters. Copies of any of these documents are also available upon request by contacting Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581, Attention: John L. Casagrande, Clerk, or by telephone at (508) 366-4111.

      A copy of Westborough Financial's Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2006 is being mailed to Westborough Financial shareholders with this proxy statement. If you would like an additional copy of our Annual Report on Form 10-KSB/A, including audited financial statements for the fiscal year ended September 30, 2006, we will send you one (without exhibits) free of charge. Please write to Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581, Attention: John L. Casagrande, Clerk, or by telephone at (508) 366-4111.


                                       By Order of the Board of Directors,




                                       John L. Casagrande
                                       Clerk

Westborough, Massachusetts
[______], 2007

================================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
================================================================================

                                                                     APPENDIX A

                                                                 Execution Copy

===============================================================================


                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF NOVEMBER 13, 2006

                                      AMONG

                             ASSABET VALLEY BANCORP,

                        HUDWEST FINANCIAL SERVICES, INC.,

                               HUDSON SAVINGS BANK

                                       AND

                            WESTBOROUGH BANCORP, MHC,

                      WESTBOROUGH FINANCIAL SERVICES, INC.,

                                       AND

                              THE WESTBOROUGH BANK


===============================================================================

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I. DEFINITIONS; DISCLOSURE........................................... 2

  1.1.   CERTAIN DEFINITIONS................................................. 2
  1.2.   OTHER DEFINED TERMS................................................. 7
  1.3.   OTHER DEFINITIONAL MATTERS.......................................... 8
  1.4.   DISCLOSURE SCHEDULES................................................ 8

ARTICLE II. THE MERGERS...................................................... 8

  2.1.   THE MHC MERGER...................................................... 9
  2.2.   THE MID-TIER MERGER................................................. 9
  2.3.   THE BANK MERGER.....................................................10
  2.4.   AUTHORIZED CAPITAL STOCK............................................10
  2.5.   EFFECT OF THE MHC MERGER AND MID TIER MERGER........................10
  2.6.   ADDITIONAL ACTIONS..................................................11
  2.7.   EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING..........................11
  2.8.   TAX CONSEQUENCES....................................................12

ARTICLE III. CONVERSION OF SHARES; CONSIDERATION; PAYMENT PROCEDURES.........13

  3.1.   CONVERSION OF SHARES................................................13
  3.2.   PAYMENT PROCEDURES..................................................13
  3.3.   RETURN OF EXCHANGE FUND.............................................14
  3.4.   RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS.............................14
  3.5.   DISSENTING SHARES...................................................14
  3.6.   WITHHOLDING RIGHTS..................................................15
  3.7.   STOCK OPTIONS.......................................................15

ARTICLE IV. ACTIONS PENDING MERGER...........................................15

  4.1.   AGREEMENTS OF WESTBOROUGH...........................................15
  4.2.   AGREEMENTS OF ASSABET...............................................21

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH.....................24

  5.1.   ORGANIZATION, STANDING AND AUTHORITY................................25
  5.2.   WESTBOROUGH FINANCIAL CAPITAL STOCK.................................26
  5.3.   SUBSIDIARIES........................................................27
  5.4.   CORPORATE POWER.....................................................28
  5.5.   CORPORATE AUTHORITY.................................................28
  5.6.   REGULATORY APPROVALS; NO DEFAULTS...................................28
  5.7.   FINANCIAL STATEMENTS; REPORTS.......................................29
  5.8.   ABSENCE OF UNDISCLOSED LIABILITIES..................................31
  5.9.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................31
  5.10.  LITIGATION..........................................................32
  5.11.  REGULATORY MATTERS..................................................32

  5.12.  COMPLIANCE WITH LAWS................................................33
  5.13.  MATERIAL CONTRACTS; DEFAULTS........................................33
  5.14.  NO BROKERS..........................................................35
  5.15.  EMPLOYEE BENEFIT PLANS..............................................35
  5.16.  LABOR MATTERS.......................................................37
  5.17.  ENVIRONMENTAL MATTERS...............................................37
  5.18.  TAX MATTERS.........................................................38
  5.19.  RISK MANAGEMENT INSTRUMENTS.........................................40
  5.20.  INVESTMENT SECURITIES...............................................41
  5.21.  LOANS; NONPERFORMING AND CLASSIFIED ASSETS..........................41
  5.22.  BANK OWNED LIFE INSURANCE...........................................42
  5.23.  PROPERTIES..........................................................42
  5.24.  INTELLECTUAL PROPERTY...............................................42
  5.25.  FIDUCIARY ACCOUNTS..................................................43
  5.26.  CAPITALIZATION......................................................43
  5.27.  COMMUNITY REINVESTMENT ACT, BANK SECRECY, ANTI-MONEY LAUNDERING AND
          CUSTOMER INFORMATION SECURITY......................................43
  5.28.  BOOKS AND RECORDS...................................................43
  5.29.  INSURANCE...........................................................44
  5.30.  ALLOWANCE FOR LOAN LOSSES...........................................44
  5.31.  CREDIT CARD ACCOUNTS................................................44
  5.32.  MERCHANT PROCESSING.................................................44
  5.33.  TRANSACTIONS WITH AFFILIATES........................................44
  5.34.  REQUIRED VOTE; ANTITAKEOVER PROVISIONS..............................44
  5.35.  FAIRNESS OPINION....................................................45
  5.36.  TRANSACTIONS IN SECURITIES..........................................45
  5.37.  PROXY STATEMENT.....................................................45
  5.38.  DISCLOSURE..........................................................46

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF ASSABET........................46

  6.1.   ORGANIZATION, STANDING AND AUTHORITY................................46
  6.2.   NO AVB STOCK........................................................47
  6.3.   SUBSIDIARIES........................................................47
  6.4.   CORPORATE POWER.....................................................48
  6.5.   CORPORATE AUTHORITY.................................................48
  6.6.   REGULATORY APPROVALS; NO DEFAULTS...................................48
  6.7.   FINANCIAL STATEMENTS; REPORTS.......................................49
  6.8.   ABSENCE OF UNDISCLOSED LIABILITIES..................................50
  6.9.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................50
  6.10.  LITIGATION..........................................................51
  6.11.  REGULATORY MATTERS..................................................51
  6.12.  COMPLIANCE WITH LAWS................................................51
  6.13.  MATERIAL CONTRACTS; DEFAULTS........................................52
  6.14.  NO BROKERS..........................................................54
  6.15.  EMPLOYEE BENEFIT PLANS..............................................54
  6.16.  LABOR MATTERS.......................................................55
  6.17.  ENVIRONMENTAL MATTERS...............................................56

  6.18.  TAX MATTERS.........................................................56
  6.19.  RISK MANAGEMENT INSTRUMENTS.........................................58
  6.20.  INVESTMENT SECURITIES...............................................59
  6.21.  LOANS; NONPERFORMING AND CLASSIFIED ASSETS..........................59
  6.22.  BANK OWNED LIFE INSURANCE...........................................60
  6.23.  PROPERTIES..........................................................60
  6.24.  INTELLECTUAL PROPERTY...............................................60
  6.25.  FIDUCIARY ACCOUNTS..................................................60
  6.26.  CAPITALIZATION......................................................61
  6.27.  COMMUNITY REINVESTMENT ACT, BANK SECRECY, ANTI-MONEY LAUNDERING AND
          CUSTOMER INFORMATION SECURITY......................................61
  6.28.  BOOKS AND RECORDS...................................................61
  6.29.  INSURANCE...........................................................61
  6.30.  ALLOWANCE FOR LOAN LOSSES...........................................62
  6.31.  TRANSACTIONS WITH AFFILIATES........................................62
  6.32.  REQUIRED VOTE; ANTITAKEOVER PROVISIONS..............................62
  6.33.  FAIRNESS OPINION....................................................62
  6.34.  PROXY STATEMENT.....................................................62
  6.35.  OWNERSHIP OF WESTBOROUGH FINANCIAL COMMON STOCK.....................62
  6.36.  FINANCIAL ABILITY...................................................62
  6.37.  DISCLOSURE..........................................................63

ARTICLE VII. COVENANTS.......................................................63

  7.1.   REASONABLE BEST EFFORTS.............................................63
  7.2.   SHAREHOLDER APPROVAL................................................63
  7.3.   CORPORATOR APPROVAL.................................................64
  7.4.   REGULATORY FILINGS..................................................64
  7.5.   PRESS RELEASES......................................................64
  7.6.   ACCESS; INFORMATION.................................................65
  7.7.   ACQUISITION PROPOSALS...............................................65
  7.8.   CERTAIN POLICIES....................................................67
  7.9.   INDEMNIFICATION.....................................................67
  7.10.  EMPLOYMENT AND BENEFIT MATTERS......................................68
  7.11.  NOTIFICATION OF CERTAIN MATTERS.....................................70
  7.12.  PAYMENTS AND RELATED AGREEMENTS.....................................70
  7.13.  UPDATE OF DISCLOSURE SCHEDULES......................................70
  7.14.  CURRENT INFORMATION.................................................71
  7.15.  LOAN LOSS RESERVES..................................................71
  7.16.  ALCO MANAGEMENT.....................................................71

ARTICLE VIII. CONDITIONS TO CONSUMMATION OF THE MERGERS......................72

  8.1.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS.........72
  8.2.   CONDITIONS TO OBLIGATION OF WESTBOROUGH.............................72
  8.3.   CONDITIONS TO OBLIGATIONS OF AVB....................................73

ARTICLE IX. TERMINATION......................................................74

  9.1.   TERMINATION.........................................................74

  9.2.   EFFECT OF TERMINATION; EXPENSES.....................................75
  9.3.   WESTBOROUGH SPECIAL PAYMENT.........................................76

ARTICLE X. MISCELLANEOUS.....................................................77

  10.1.  SURVIVAL............................................................77
  10.2.  WAIVER; AMENDMENT...................................................77
  10.3.  COUNTERPARTS AND FACSIMILE SIGNATURES...............................77
  10.4.  GOVERNING LAW.......................................................78
  10.5.  EXPENSES............................................................78
  10.6.  NOTICES.............................................................78
  10.7.  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES..................78
  10.8.  SEVERABILITY........................................................79
  10.9.  ENFORCEMENT OF THE AGREEMENT........................................79
  10.10. INTERPRETATION......................................................79
  10.11. ASSIGNMENT..........................................................79
  10.12. ALTERNATIVE STRUCTURE...............................................79

Annex A  List of Voting Shareholders
-------
Annex B  Form of Voting Agreement
-------
Annex C  Officers and Directors of Surviving Corporation
-------
Annex D  New Bank Committee Structure
-------

                          AGREEMENT AND PLAN OF MERGER

                                    PREAMBLE

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 2006, is by and among (i) Hudson Savings Bank, a Massachusetts-chartered savings bank ("Hudson"), HudWest Financial Services, Inc., a Massachusetts-chartered corporation ("Merger Sub"), and Assabet Valley Bancorp ("AVB"), a Massachusetts-chartered mutual holding company and the parent company of Hudson and Merger Sub, and (ii) The Westborough Bank, a Massachusetts-chartered savings bank ("Westborough Bank"), Westborough Financial Services, Inc., a Massachusetts-chartered mid-tier holding company of Westborough Bank ("Westborough Financial") and Westborough Bancorp, MHC, a Massachusetts-chartered mutual holding company ("Westborough MHC"). Each of Hudson, AVB, Merger Sub, Westborough Bank, Westborough Financial and Westborough MHC is sometimes individually referred to in this Agreement as a "party" and collectively as the "parties."

      1. Hudson is a stock savings bank, and AVB is the mutual holding company for Hudson. Hudson and AVB both have their principal offices located in Hudson, Massachusetts.

      2. Westborough MHC owns a majority of the outstanding capital stock of Westborough Financial, which, in turn, owns all of the outstanding capital stock of Westborough Bank. Westborough Bank, Westborough Financial and Westborough MHC all have their principal offices located in Westborough, Massachusetts.

      3. The respective Boards of Trustees and Directors of the parties deem it advisable and in the best interests of the parties, as well as of the shareholders of Westborough Financial, to consummate the following merger transactions: (i) Westborough MHC will merge with and into AVB, with AVB as the surviving entity (the "MHC Merger"), (ii) Westborough Financial will merge with and into Merger Sub, with Westborough Financial as the surviving entity (the "Mid-Tier Merger"), (iii) Westborough Bank will merge with and into Hudson, with Hudson as the surviving institution (the "Bank Merger") (which is referred to herein as "New Bank" and shall be renamed with a name that is mutually agreeable to the parties hereto) and New Bank will remain a subsidiary of AVB,
(iv) concurrently with step (i), each outstanding share of Westborough Financial Common Stock previously held by any shareholder other than Westborough MHC or AVB (collectively, the "Outstanding Shares") will be canceled and exchanged for an amount of cash per share equal to the Per Share Merger Consideration to be paid by AVB or Merger Sub pursuant to the terms of this Agreement, and (v) as a result of the foregoing, the interests of Westborough Bank depositors in Westborough MHC shall cease to exist and will be converted into interests of the same nature in AVB.

      4. The parties intend each of the MHC Merger, the Mid-Tier Merger, and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      In view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                             DEFINITIONS; DISCLOSURE

      1.1. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

      "Acquisition Proposal" shall mean (x) a bona fide proposal by any Person (other than AVB or any Subsidiary of AVB) to Westborough or the shareholders of Westborough Financial to engage in a Change in Control Transaction, (y) a public statement by any Person (other than AVB or any Subsidiary of AVB) to Westborough or the shareholders of Westborough Financial of such Person's intention to make a proposal to engage in a Change in Control Transaction if this Agreement terminates, or (z) the filing by any Person (other than AVB or any Subsidiary of AVB) of an application or notice with any Governmental Authority to engage in a Change in Control Transaction.

      "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the terms "control," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (a) in the case of a corporate entity, direct or indirect ownership of at least a majority of the securities having the right to vote for the election of directors, and (b) in the case of a non-corporate entity, direct or indirect ownership of at least a majority of the Equity Interests with the power to direct the management and policies of such non-corporate entity.

      "Aggregate Merger Consideration" shall be equal to the aggregate Per Share Merger Consideration payable with respect to all Outstanding Shares of Westborough Financial Common Stock pursuant to Section 3.1(c) plus the aggregate amount payable to holders of Westborough Financial Options pursuant to Section 3.7.

      "Agreement" shall mean this Agreement, as amended or modified from time to time in accordance with Section 10.2.

      "Assabet" shall mean each of AVB, Merger Sub and Hudson and the Subsidiaries of each of the foregoing, individually and collectively.

      "AVB" shall have the meaning set forth in the Preamble to this Agreement.

      "AVB Board" shall mean the Board of Trustees of AVB.

      "AVB Bylaws" shall mean the Bylaws of AVB.

      "AVB Charter" shall mean the Amended and Restated Charter of AVB, as amended.

      "Bank Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "Bank Regulator" shall mean and include any pertinent federal or state Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including, without limitation, the Federal Reserve Board, the FDIC, the Depositors Insurance Fund of
Massachusetts, the Massachusetts Bank Commissioner and the Massachusetts Board.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "Business Day" shall mean Monday through Friday of each week, except (i) a legal holiday recognized as such by the United States Government, or (ii) any day on which banking institutions in The Commonwealth of Massachusetts are authorized or obligated to close.

      "Certificate" shall mean any certificate which, immediately prior to the Mid-Tier Effective Time, represented Outstanding Shares of Westborough Financial Common Stock.

      "Change in Control Transaction" shall mean (A) a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving Westborough MHC or any Subsidiary of Westborough MHC whose assets constitute more than 15% of the consolidated assets of Westborough MHC, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Westborough MHC or any Subsidiary of Westborough MHC representing in either case 15% or more of the consolidated assets of Westborough MHC, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction), or the acquisition of, securities representing 15% or more of the voting power of Westborough Financial or any Subsidiary whose assets constitute more than 15% of the consolidated assets of Westborough Financial.

      "Code" shall have the meaning set forth in the Preamble to this Agreement.

      "Community Reinvestment Act" shall mean the Community Reinvestment Act of 1977, as amended.

      "Equal Credit Opportunity Act" shall mean the Equal Credit Opportunity Act, as amended.

      "Equity Interests" shall mean, with respect to any Person, capital stock or other ownership or equity interests of such Person or any Subsidiary, and warrants, options, rights, subscriptions, calls, commitments, convertible securities and other arrangements or commitments of any character which call for the Person to issue, deliver or dispose, or cause to be issued, delivered or disposed, any of its or its Subsidiaries' capital stock or other ownership or equity interests of such Person or any Subsidiary.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Fair Housing Act" shall mean the Fair Housing Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "Federal Reserve Act" shall mean the Federal Reserve Act, as amended.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental Authority" shall mean any United States or foreign, federal, state or local governmental commission, board, body, bureau, agency or other regulatory authority (including all Bank Regulators), including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

      "Hudson" shall have the meaning set forth in the Preamble to this Agreement.

      "Hudson Bylaws" shall mean the Bylaws of Hudson.

      "Hudson Charter" shall mean the Charter of Hudson.

      "JFM" shall mean Joseph F. MacDonough.

      "Joint Venture" shall mean any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, association or other entity which is not a Subsidiary of Westborough or Assabet and in which (a) Westborough or Assabet, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other Equity Interests, including, without limitation, an equity investment, as such term as of the date of this Agreement is defined in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. [SECTION] 362.2(g), or (b) Westborough or Assabet is a general partner.

      "knowledge" or any words or phrases of similar effect shall mean, with respect to any Person, the actual knowledge of such Person, after reasonable due inquiry.

      "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, option, right of first refusal, claim, lien or encumbrance.

      "Loan Loss Reserves" shall mean the reserves established by Westborough or Hudson in accordance with its customary practices with respect to Loans as of the Closing Date.

      "Massachusetts Bank Commissioner" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

      "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

      "Material Adverse Effect" shall mean, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, business or prospects of such Person or its Subsidiaries, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Bank Merger Agreement, or otherwise materially impede the consummation of the Transactions; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Westborough or Assabet, including, but not limited to, changes in levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of Westborough or Assabet, including expenses incurred by Westborough or Assabet in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by Westborough with the prior consent of Assabet, and vice versa, or as otherwise contemplated by this Agreement, the Bank Merger Agreement and the Voting Agreements.

      "MBCA" shall mean the Massachusetts Business Corporations Act, MGL Chapter 156D, [SECTIONS]1 et seq., as amended.

      "Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "Merger Sub" shall mean the wholly owned subsidiary of AVB incorporated under the MBCA for the purpose of being merged with and into Westborough Financial.

      "Merger Sub Charter" shall mean the Corporate Charter of Merger Sub.

      "MHC Merger" shall have the meaning set forth in the Preamble to this Agreement.

      "MHPF" shall mean the Massachusetts Housing Partnership Fund.

      "National Labor Relations Act" shall mean the National Labor Relations Act, as amended.

      "New Bank" shall have the meaning set forth in the Preamble to this Agreement.

      "OREO" shall mean other real estate owned.

      "Outstanding Shares" shall have the meaning set forth in the Preamble to this Agreement.

      "Person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Subsidiary" shall have the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the SEC.

      "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

      "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or other document (including any schedules or attachments thereto) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "Tender Offer" shall mean a tender offer or exchange offer to purchase any shares of Westborough Financial Common Stock such that, upon consummation of such offer, the Person making such tender offer or exchange offer would own or control 25% or more of the then Outstanding Shares of Westborough Financial Common Stock.

      "Transaction Documents" shall mean this Agreement, the Bank Merger Agreement and the Voting Agreements.

      "Transactions" shall mean the MHC Merger, the Mid-Tier Merger and the Bank Merger.

      "Voting Agreements" shall mean those certain Voting Agreements (each of which is in the form set forth on Annex B to this Agreement) executed by the Voting Shareholders in connection with the execution and delivery of this Agreement.

      "Voting Shareholders" shall mean the Persons listed on Annex A to this Agreement.

      "Westborough" shall mean each of Westborough Bank, Westborough Financial and Westborough MHC and the Subsidiaries of each of the foregoing, individually and collectively.

      "Westborough Bank" shall have the meaning set forth in the Preamble to this Agreement.

      "Westborough Financial" shall have the meaning set forth in the Preamble to this Agreement.

      "Westborough Financial Board" shall mean the Board of Directors of Westborough Financial.

      "Westborough Financial Bylaws" shall mean the Bylaws of Westborough Financial.

      "Westborough Financial Charter" shall mean the Articles of Organization of Westborough Financial.

      "Westborough Financial Common Stock" shall mean the common stock, $0.01 par value per share, of Westborough Financial.

      "Westborough Financial Options" shall mean the options to acquire Westborough Financial Common Stock issued under the Westborough Financial Stock Option Plan.

      "Westborough Financial Preferred Stock" shall mean the serial preferred stock, par value $0.01 per share, of Westborough Financial.

      "Westborough Financial Stock" shall mean, collectively, Westborough Financial Common Stock and Westborough Financial Preferred Stock.

      "Westborough Financial Stock Option Plan" shall mean the Westborough Financial Services, Inc. 2001 Stock Option Plan.

      1.2. Other Defined Terms. Definitions of the defined terms listed below are contained in the Section set forth opposite the defined term in the table below:

            Defined Term                                    Section of Agreement

          Articles of Merger                                  Section 2.7(a)
          Assabet Benefit Plan                                Section 6.15(a)
          Assabet Employees                                   Section 6.15(a)
          Assabet Loan Property                               Section 6.17(b)
          Assabet Regulatory Authorities                      Section 6.11(a)
          Assabet Reports                                     Section 6.7(b)
          AVB Benefit Plans                                   Section 7.10(a)
          AVB's Financial Statements                          Section 6.7(a)
          Bank Effective Time                                 Section 2.3(a)
          Bank Merger Agreement                               Section 2.3(a)
          BOLI                                                Section 5.22
          Closing and Closing Date                            Section 2.7(c)
          Derivatives Contract                                Section 5.19
          Disclosure Schedules                                Section 1.4
          Dissenting Shares                                   Section 3.5
          Effective Date                                      Section 2.7(a)
          Employment Agreement                                Section 7.12
          Environmental Laws                                  Section 5.17
          ERISA Affiliate                                     Section 5.15(d)
          ESOP                                                Section 7.10(f)
          Expenses                                            Section 9.2(b)
          Expiration Date                                     Section 9.1(b)
          Hazardous Substance                                 Section 5.17
          Indemnified Party, Indemnified Parties              Section 7.9(a)
           and Indemnifying Party
          Insurance Amount                                    Section 7.9(c)
          Insurance Policies                                  Section 5.29

          Loans                                               Section 5.21(a)
          Material Contract                                   Section 5.13(a)
          Merger Sub Common Stock                             Section 3.1(b)
          MHC Effective Time                                  Section 2.7(a)
          Mid-Tier Effective Time                             Section 2.7(b)
          Paying Agent                                        Section 3.2(a)
          Pension Plan                                        Section 5.15(b)
          Per Share Merger Consideration                      Section 3.1(c)
          Proxy Statement                                     Section 5.37
          Representatives                                     Section 7.7
          SEC Documents                                       Section 5.7(a)
          Surviving Corporation                               Section 2.2
          Unperfected Dissenting Shares                       Section 3.5
          USA Patriot Act                                     Section 5.27
          Welfare Plan                                        Section 5.15(f)
          Westborough Benefit Plans                           Section 5.15(a)
          Westborough Employees                               Section 5.15(a)
          Westborough Financial Board Recommendation          Section 7.2(b)
          Westborough Financial Loan Property                 Section 5.17(b)
          Westborough Financial Meeting                       Section 7.2(b)
          Westborough Regulatory Authorities                  Section 5.11(a)
          Westborough Reports                                 Section 5.7(c)
          Westborough Special Payment                         Section 9.3

      1.3. Other Definitional Matters. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time, and terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      1.4. Disclosure Schedules. On or prior to the date of this Agreement, AVB has delivered to Westborough a schedule and Westborough has delivered to AVB a schedule (respectively, its "Disclosure Schedules") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Article V or Article VI or to one or more of its covenants contained in Article
IV. The mere inclusion of a fact, circumstance or event in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Schedules shall be deemed disclosed for all purposes of such party's Disclosure Schedules, but only to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to other sections of the Agreement and the corresponding Disclosure Schedule.

                                   ARTICLE II.
                                   THE MERGERS

      2.1. The MHC Merger.

            (a) Surviving MHC. Subject to the terms and conditions of this Agreement, at the MHC Effective Time, Westborough MHC shall merge with and into AVB in accordance with Massachusetts law, the separate corporate existence of Westborough MHC shall cease and AVB shall survive and continue to exist as a mutual holding company incorporated under the laws of The Commonwealth of Massachusetts (AVB, as the surviving corporation in the MHC Merger, is sometimes referred to in this Agreement as "Surviving MHC").

            (b) Name. The name of Surviving MHC shall be "Assabet Valley
      Bancorp."

            (c) Corporate Charter and Bylaws. The corporate charter and bylaws of Surviving MHC immediately after the MHC Merger shall be AVB's Charter and Bylaws as in effect immediately prior to the MHC Merger, as amended as set forth in Section 2.1(c) of Westborough's Disclosure Schedules or as otherwise mutually agreed upon. The purpose of Surviving MHC shall be to engage in activities permitted to bank holding companies under the BHCA and the laws of The Commonwealth of Massachusetts.

            (d) Trustees, Corporators and Officers of Surviving MHC. Effective as of the MHC Effective Time, (i) all of the trustees and corporators of Westborough MHC as of the date immediately prior to the Effective Date shall be elected or appointed to the Surviving MHC Board of Trustees and Board of Corporators, and (ii) the officers of the Surviving MHC shall be the persons serving as officers of AVB immediately prior to the Effective Date, plus JFM, who shall be elected or appointed as President and Chief Executive Officer of the Surviving MHC.

      2.2. The Mid-Tier Merger.

            (a) Surviving Corporation. Subject to the terms and conditions of this Agreement, effective at the Mid-Tier Effective Time, Merger Sub shall merge with and into Westborough Financial in accordance with the MBCA, the separate corporate existence of Merger Sub shall cease and Westborough Financial shall survive and continue to exist as a corporation incorporated under the laws of The Commonwealth of Massachusetts (Westborough Financial, as the surviving corporation in the Mid-Tier Merger, is sometimes referred to in this Agreement as "Surviving Corporation").

            (b) Name. The name of Surviving Corporation shall be "HudWest Financial Services, Inc."

            (c) Corporate Charter and Bylaws. The corporate charter and bylaws of Surviving Corporation immediately after the Mid-Tier Merger shall be the Merger Sub Charter and the Merger Sub Bylaws as in effect immediately prior to the Mid-Tier Merger. The purpose of Surviving Corporation shall be to engage in activities permitted to bank holding companies under the BHCA and the laws of The Commonwealth of Massachusetts.

            (d) Directors and Officers of Surviving Corporation. Effective as of the Mid-Tier Effective Time, the individuals specified on Annex C hereto shall be elected or appointed to Surviving Corporation's Board of Directors, and the officers of Surviving Corporation shall be those individuals, in such capacities, as are specified on such Annex C. To the extent not specified on such Annex C, Assabet and Westborough agree prior to the Mid-Tier Effective Time to appoint or elect such officers and/or directors as mutually agreed upon. In any event, JFM shall be the President and CEO of Surviving Corporation and a member of its Board of Directors.

      2.3. The Bank Merger.

            (a) Assabet and Westborough agree to take all action necessary and appropriate to carry out the Bank Merger, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause Westborough Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into Hudson in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the MHC Merger and the Mid-Tier Merger. The Bylaws of Hudson shall be amended as set forth in
      Section 2.3(a) of Westborough's Disclosure Schedules or as otherwise mutually agreed upon.

            (b) Effective as of the effective time of the Bank Merger (the "Bank Effective Time"), nine of the directors of Westborough Financial who are in office as of the date immediately prior to the Effective Date (to be chosen by Westborough in consultation with Hudson, but one of whom shall be JFM) shall be elected or appointed to New Bank's Board of Directors. The remaining directors of New Bank shall be fifteen of the Persons (to be chosen by AVB in consultation with Westborough) who are serving as directors of Hudson immediately prior to the Effective Date.

            (c) As of the Bank Effective Time, the committees of New Bank's Board of Directors shall be reconstituted so that such committees shall be comprised a number of directors from Westborough Financial and a number of directors from Hudson as specified on Annex D hereto. To the extent not specified on Annex D, Assabet and Westborough shall mutually agree prior to the Bank Effective Time to reconstitute the committees of New Bank's Board of Directors, taking into account to the extent practicable the specific skills, education and experience of the various designees, and taking into account a desire to divide among the committees the former directors of Westborough Financial who are joining New Bank's Board of Directors. Effective as of the Mid-Tier Effective Time, all officers of Westborough Bank except for those who have entered into Payments and Waiver Agreements in accordance with Section 7.12 will be offered jobs as officers of New Bank at a rate of pay equal to or exceeding the rate of pay at Westborough Bank.

            (d) As of the Bank Effective Time, JFM shall be elected or appointed as an Executive Vice President and a member of the Board of Directors of New Bank and a member of New Bank's Executive Committee.

      2.4. Authorized Capital Stock. The authorized capital stock of Surviving Corporation upon consummation of the Mid-Tier Merger shall be as set forth in the Merger Sub Charter immediately prior to the Mid-Tier Merger. The total authorized capital stock of Surviving Corporation shall be one thousand (1,000) shares of common stock, $0.01 par value.

      2.5. Effect of the MHC Merger and Mid Tier Merger.

            (a) At the MHC Effective Time, the effect of the MHC Merger shall be as provided in this Agreement and in the applicable provisions of the laws of The Commonwealth of Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the MHC Effective Time, all the property, rights, privileges, powers and franchises of Westborough MHC and AVB shall vest in Surviving MHC, and all debts, liabilities, obligations, restrictions, disabilities and duties of Westborough MHC and AVB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving MHC.

            (b) At the Mid-Tier Effective Time, the effect of the Mid-Tier Merger shall be as provided in this Agreement and in the applicable provisions of the laws of The Commonwealth of Massachusetts. Without limiting the generality of the foregoing, and subject thereto, at the Mid-Tier Effective Time, all the property, rights, privileges, powers and franchises of Westborough Financial and Merger Sub shall vest in Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Westborough Financial and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving Corporation.

      2.6. Additional Actions.

            (a) If, at any time after the MHC Effective Time, Surviving MHC shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Surviving MHC its right, title or interest in, to or under any of the rights, properties or assets of Westborough MHC and AVB acquired or to be acquired by Surviving MHC as a result of, or in connection with, the MHC Merger, or (ii) otherwise carry out the purposes of this Agreement, Westborough MHC and AVB, and its proper officers and directors, shall be deemed to have granted to Surviving MHC an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving MHC and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of Surviving Corporation MHC are fully authorized in the name of Surviving MHC or otherwise to take any and all such action.

            (b) If, at any time after the Mid-Tier Effective Time, Surviving Corporation, shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Westborough Financial and Merger Sub acquired or to be acquired by Surviving Corporation as a result of, or in connection with, the Mid-Tier Merger, or (ii) otherwise carry out the purposes of this Agreement, Westborough Financial and Merger Sub, and its proper officers and directors, shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of Surviving Corporation are fully authorized in the name of Surviving Corporation or otherwise to take any and all such action.

      2.7. Effective Date and Effective Time; Closing.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the MHC Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the MHC Merger (the "MHC Articles of Merger") to be filed with the Secretary of State of The Commonwealth of Massachusetts pursuant to the applicable provisions of Massachusetts Law on (i) a date selected by AVB after such satisfaction or waiver which is no later than seven Business Days after such satisfaction or waiver, or
      (ii) such other date to which the parties may agree in writing. The MHC Merger provided for in this Agreement shall become effective upon such filing or on such date as may be specified therein. The date of such filing or such later effective date is in this Agreement called the "Effective Date." The "MHC Effective Time" shall be the time of such filings or as set forth in such filings. The filing of the MHC Articles of Merger shall be made on the Closing Date.

            (b) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Mid-Tier Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Mid-Tier Merger (the "Mid-Tier Articles of Merger") to be filed with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA on the Effective Date. The Mid-Tier Merger provided for in this Agreement shall become effective upon such filing or on such date as may be specified therein. The "Mid-Tier Effective Time" shall be the time of such filings or as set forth in such filings, which shall be immediately after the MHC Effective Time. The filing of the Mid-Tier Articles of Merger shall be made on the Closing Date.

            (c) A closing (the "Closing") shall take place on the date on which the MHC Articles of Merger and the Mid-Tier Articles of Merger are to be filed at 10:00 a.m. Eastern Time at the principal offices of Foley Hoag LLP, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to AVB and Westborough Financial the opinions, certificates and other documents required to be delivered under Article VIII hereof.

      2.8. Tax Consequences. It is intended that each of the MHC Merger, the Mid-Tier Merger, and the Bank Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing Date, each party hereto shall use its reasonable best efforts to cause the MHC Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure could prevent the MHC Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, no party hereto shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause any of the MHC Merger, the Mid-Tier Merger or the Bank Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Westborough MHC and AVB each hereby agree to deliver certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 8.1(e), which certificates shall be effective as of the date of such opinions.

                                  ARTICLE III.
             CONVERSION OF SHARES; CONSIDERATION; PAYMENT PROCEDURES

      3.1. Conversion of Shares. At the Mid-Tier Effective Time, by virtue of the Mid-Tier Merger and without any action on the part of a holder of Equity Interests of Westborough Financial or Merger Sub:

            (a) Each share of Westborough Financial Common Stock held of record immediately prior to the Mid-Tier Effective Time by Westborough MHC, Westborough Financial, Merger Sub, AVB or any Subsidiary of Westborough Financial or of AVB shall be canceled and retired at the Mid-Tier Effective Time and no consideration shall be issued in exchange therefor.

            (b) Each share of common stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Mid-Tier Effective Time shall be canceled and retired at the Mid-Tier Effective Time and automatically converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of common stock, $0.01 par value, of Surviving Corporation.

            (c) Subject to Sections 3.2 and 3.5, each of the Outstanding Shares (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into the right to receive cash in the amount of $35.00 (the "Per Share Merger Consideration").

      3.2. Payment Procedures.

            (a) Immediately prior to the Mid-Tier Effective Time, AVB shall deposit, or shall cause to be deposited, with Registrar and Transfer Company (the "Paying Agent"), for the benefit of the holders of Outstanding Shares, for exchange in accordance with this Section 3.2, cash in an amount equal to the Aggregate Merger Consideration (such cash shall hereinafter be referred to as the "Exchange Fund").

            (b) As soon as practicable after the Mid-Tier Effective Time, and in no event later than five Business Days thereafter (which date shall be referred to as the "Mailing Date"), AVB shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates at the Mid-Tier Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) (the "Transmittal Form") containing instructions for use in effecting the surrender of the Certificates. Westborough Financial shall have the right to approve the Transmittal Form.

            (c) Each Transmittal Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through appropriate and customary documentation and instructions) to receive the Per Share Merger Consideration for each share of Westborough Financial Common Stock. A Transmittal Form shall be deemed properly completed only if accompanied by one or more Certificates representing all shares of Westborough Financial Common Stock covered by such Transmittal Form, together with duly executed transmittal materials included with the

      Transmittal Form. Neither AVB nor the Paying Agent shall be under any obligation to notify any Person of any defect in a Transmittal Form.

            (d) Upon surrender of a Certificate for exchange and cancellation to the Paying Agent, together with the Transmittal Form, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor a check representing the amount of cash which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III.

            (e) At and after the Mid-Tier Effective Time, there shall be no transfers on the stock transfer books of Westborough Financial of the shares of Westborough Financial Common Stock which were outstanding immediately prior to the Mid-Tier Effective Time and if, after the Mid-Tier Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Per Share Merger Consideration as herein provided.

            (f) The provisions of this Article III assume that there will be 598,171 shares of Westborough Financial Common Stock that are Outstanding Shares or are issuable upon the exercise of Equity Interests through options or warrants or otherwise, at the Mid-Tier Effective Time. If there is any change in this number as of the Mid-Tier Effective Time, the provisions of this Article III, including the Aggregate Merger Consideration and the Per Share Merger Consideration, will be appropriately adjusted.

      3.3. Return of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former shareholders of Westborough Financial six months after the Mid-Tier Effective Time shall be delivered to AVB. Any former shareholders of Westborough Financial who have not theretofore complied with this Article III shall thereafter look only to AVB for payment of any consideration payable as a result of the Mid-Tier Merger pursuant to this Agreement, without any interest thereon. None of AVB, Westborough Financial, the Paying Agent or any other Person shall be liable to any former holder of shares of Westborough Financial Common Stock for any shares of stock or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      3.4. Rights as Shareholders; Stock Transfers. At the Mid-Tier Effective Time, holders of Westborough Financial Stock shall cease to be, and shall have no rights as, shareholders of Westborough Financial other than to receive the consideration provided under this Article III. After the Mid-Tier Effective Time, there shall be no transfers on the stock transfer books of Westborough Financial or Surviving Corporation of shares of Westborough Financial Stock.

      3.5. Dissenting Shares. Each outstanding share of Westborough Financial Common Stock, the holder of which has perfected his right to dissent under the MBCA and has not effectively withdrawn or lost such right as of the Mid-Tier Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive Per Share Merger Consideration. Rather, the holder thereof shall be entitled only such rights as are granted in accordance with the provisions of [SECTIONS]13.01 - 13.31, inclusive, of the MBCA. Westborough Financial shall give AVB (i) prompt notice of any demands filed pursuant to [SECTIONS]13.01 - 13.31, inclusive, of the MBCA received by Westborough Financial, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the MBCA and received by Westborough Financial, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MBCA, consistent with the obligations of Westborough Financial thereunder. Westborough Financial shall not, except with the prior written consent of AVB, (x) make any payment with respect to, or to any Person making, any such demand, (y) offer to settle or settle any such demand, or (z) waive any failure to timely deliver a written demand in accordance with the MBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as "Unperfected Dissenting Shares") at any time, the Unperfected Dissenting Shares held by such holder shall be converted on a share-by-share basis into the right to receive the Per Share Merger Consideration in accordance with the applicable provisions of this Agreement, as AVB or the Paying Agent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by Surviving Corporation.

      3.6. Withholding Rights. AVB (through the Paying Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, to any holder of Westborough Financial Equity Interests, such amounts as AVB is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment, if any. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Westborough Financial Equity Interests in respect of which such deduction and withholding was made by AVB.

      3.7. Stock Options. Prior to the Mid-Tier Effective Time, Westborough Financial shall, in accordance with the terms of the Westborough Financial Stock Option Plan, provide written notice to each holder of a Westborough Financial Option (whether or not such stock option is then vested or exercisable), that such Westborough Financial Option shall be, as at the date of such notice, exercisable in full and that such Westborough Financial Option will be automatically cancelled at the Mid-Tier Effective Time, and that, if such Westborough Financial Option is not exercised or otherwise terminated before the Mid-Tier Effective Time, such holder shall be entitled to receive, in cancellation of such Westborough Financial Option, a cash payment from Westborough Financial at the Closing in an amount equal to the excess of the Per Share Merger Consideration over the per share exercise price of such Westborough Financial Option, multiplied by the number of shares of Westborough Financial Common Stock covered by such Westborough Financial Option, subject to any required withholding of taxes. Subject to the foregoing, the Westborough Financial Stock Option Plan and all options issued and outstanding thereunder shall terminate at the Mid-Tier Effective Time. Westborough Financial hereby represents and warrants to AVB that the maximum number of shares subject to issuance pursuant to the exercise of stock options issued and outstanding under the Westborough Financial Stock Option Plan or otherwise is not and shall not be, at or prior to the Mid-Tier Effective Time, more than 30,290.

                                  ARTICLE IV.
                             ACTIONS PENDING MERGER

      4.1. Agreements of Westborough.

            (a) Westborough covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Mid-Tier Effective Time, unless AVB shall otherwise agree in writing, (i) the business of Westborough shall be conducted only in, and Westborough shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct its business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions, (ii) Westborough shall use its reasonable best efforts to preserve the business organization of Westborough, to keep available the present services of the officers, employees and consultants of Westborough and to preserve the current relationships and goodwill of Westborough with customers, suppliers and other Persons with which Westborough has business relationships, and (iii) Westborough shall take no action which would materially adversely affect or materially delay the ability of Westborough to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

            (b) By way of amplification and not limitation of Section 4.1(a) above, except as expressly contemplated by this Agreement, Westborough shall not do, nor shall Westborough permit any of its Affiliates, between the date of this Agreement and the Mid-Tier Effective Time, directly or indirectly, to do, or publicly announce an intention to do, any of the following without the prior written consent of AVB through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                  (i) Capital Stock. Other than pursuant to the Equity Interests set forth in Section 5.2 of Westborough's Disclosure Schedules and outstanding on the date of this Agreement, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Westborough Financial Stock or any other Equity Interests in Westborough, or (ii) permit any additional shares of Westborough Financial Stock or other Equity Interests in Westborough to become subject to grants of employee or director stock options or other Equity Interests.

                  (ii) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Westborough Financial Stock, other than regular, quarterly cash dividends at a rate not in excess of $0.06 per share on Westborough Financial Common Stock, declared and paid in accordance with past practice (including with respect to the timing of such declaration and payment), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than pursuant to the Equity Interests set forth in Section 5.2 of Westborough's Disclosure Schedules and outstanding on the date of this Agreement).

                  (iii) Contracts. Except as set forth in Section 4.1(b)(iii) of
            Westborough's Disclosure Schedules, or except in the ordinary course of business consistent with past practice, as required by law, as expressly contemplated by this Agreement or as otherwise permitted under this Section 4.1, enter into or terminate any Material Contract or amend or modify any of its existing Material Contracts.

                  (iv) Hiring. Hire any Person as an employee of Westborough or promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.1(b)(iv) of Westborough's Disclosure Schedules, and (ii) Persons hired to fill any vacancies arising after the date of this Agreement and whose employment is terminable at the will of Westborough, provided that Westborough shall not in any event hire any Person who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $75,000.

                  (v) Benefit Plans. Enter into, establish, adopt, renew or
            amend (except (i) as may be required by applicable law including, but not limited to, Section 409A of the Code, (ii) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.1(b)(v) of Westborough's Disclosure Schedules, or (iii) as otherwise expressly contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Westborough (provided, however, that the restrictions contained in this Section 4.1(b)(v) concerning renewals shall apply only to those Benefit Plans with a term greater than one (1) year) or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

                  (vi) Dispositions. Sell, transfer, mortgage, encumber or
            otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

                  (vii) Compensation; Employment Agreements. Except as
            contemplated by this Agreement or by Section 4.1(b)(vii) of Westborough's Disclosure Schedules, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any trustee, director, officer or employee of Westborough or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for
            (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that such increases shall not result in an annual adjustment in total compensation of more than 4% for any individual or 4% in the aggregate for all employees of Westborough, (ii) other changes that are required by applicable law, including, but not limited to,
            Section 409A of the Code, (iii) bonuses payable pursuant to the bonus plan for Westborough set forth (and not exceeding in the aggregate the amount set forth) in Section 4.1(b)(vii) of Westborough's Disclosure Schedules, and (iv) payments pursuant to
            Section 7.10(g) hereof.

                  (viii) Environmental. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, could be material.

                  (ix) Insurance. Renew, amend or permit to expire, lapse or terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 5.29 hereof; provided, however, that the restrictions contained in this
            Section 4.1(b)(ix) concerning renewal shall apply only to those insurance policies with a term greater than one (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period (or such renewal coverage period).

                  (x) Parachute Payments.

                        (A) The provisions of this Section 4.1(b)(x)(A) shall
                  apply to payments to or for the benefit of Persons other than JFM, John L. Casagrande and Vickie A. Bouvier. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Westborough or any of its Subsidiaries take any action or make any payments that could result, in the reasonable opinion of AVB, Westborough and their professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
                  Section 280G of the Code or that could result, in the reasonable opinion of Assabet or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code;

                        (B) In no event shall Westborough or any of its
                  Subsidiaries pay (or agree to pay) to or for the benefit of JFM, John L. Casagrande or Vickie A. Bouvier any amount that could be deemed to be in the nature of compensation other than (i) regular incremental payments of his or her salary, management bonus and fringe benefits of general applicability at the rates and under the programs now in effect and disclosed in Section 4.1(b)(x) of Westborough's Disclosure Schedules, (ii) reimbursement of his or her business expenses in the ordinary course consistent with past practices, and
                  (iii) payments required to be made to such individual under the applicable Payments and Waiver Agreement (including payments under all "Permitted Arrangements" as defined under the applicable Payments and Waiver Agreements).

                  (xi) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, other business organization or any division thereof, or any material amount of assets, other than in the ordinary course of business consistent with past practice.

                  (xii) Investments. Make (i) any material investment either by purchase of stock or securities, contributions to capital, property transfers, (ii) any material purchase of any property or assets of any other Person, or (iii) any commitment to make such an investment or purchase other than in the ordinary course of business consistent with past practice.

                  (xiii) Capital Expenditures. Other than as set forth in
            Section 4.1(b)(xiii) of Westborough's Disclosure Schedules, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

                  (xiv) Governing Documents. Amend the Westborough Financial
            Charter or Westborough Financial Bylaws or the corporate charter or bylaws (or equivalent documents) of any other Westborough entity.

                  (xv) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (xvi) Claims. Other than as set forth in Section 4.1(b)(xvi)
            of Westborough's Disclosure Schedules, enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Westborough is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Westborough of an amount which exceeds $25,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of Westborough.

                  (xvii) Derivatives Contracts. Enter into any Derivatives
            Contract.

                  (xviii) Indebtedness. Incur any indebtedness for borrowed
            money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, other than in the ordinary course of business consistent with past practice.

                  (xix) Taxes. Other than as set forth in Section 4.1(b)(xix)
            of Westborough's Disclosure Schedules, or with the cooperation of and in consultation with AVB, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph (xix), "material" shall mean affecting or relating to $250,000 of taxable income.

                  (xx) Lending. Make (i) any commercial or commercial real
            estate loan that exceeds (or causes the total loans to one borrower or related group of borrowers to exceed) $1,000,000, (ii) any unsecured loan that exceeds $100,000,
            (iii) any residential loan that exceeds $1,000,000, or (iv) any other loan that exceeds $1,000,000.

                  (xxi) Charitable Foundation. Make any contributions to the
            Westborough Savings Charitable Foundation, Inc.

                  (xxii) Investment Securities Portfolio. Other than in the
            ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

                  (xxiii) Real Estate. Make any new or additional equity
            investment in real estate or commitment to make any such investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date of this Agreement.

                  (xxiv) Loan and Investment Policies. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

                  (xxv) Leases. Enter into or renew, amend or terminate, or
            give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Westborough is, or may be, a party or by which Westborough or any Westborough property is bound, other than in the ordinary course and consistent with past practices, or (ii) regardless of whether in the ordinary course or consistent with past practices, any such lease, license, contract, agreement or commitment involving an aggregate payment by or to Westborough of more than $25,000 or having a term of one year or more from the date of execution.

                  (xxvi) Defaults. Commit any act or omission which constitutes a material breach or default by Westborough under any agreement with any Governmental Authority or under any material contract or material license to which Westborough is a party or by which any of Westborough's properties is bound.

                  (xxvii) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Mid-Tier Effective Time, (y) any of the conditions to the MHC Merger and the Mid-Tier Merger set forth in Article VIII not being satisfied, or
            (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (xxviii) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of actions addressed to in Article IV.

      4.2. Agreements of Assabet.

            (a) Assabet covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Mid-Tier Effective Time, unless Westborough Financial shall otherwise agree in writing, (i) the business of Assabet shall be conducted only in, and Assabet shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct its business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions, (ii) Assabet shall use its reasonable best efforts to preserve the business organization of Assabet, to keep available the present services of the officers, employees and consultants of Assabet and to preserve the current relationships and goodwill of Assabet with customers, suppliers and other Persons with which Assabet has business relationships, and
      (iii) Assabet shall take no action which would materially adversely affect or materially delay the ability of Assabet to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

            (b) By way of amplification and not limitation of Section 4.2(a) above, except as expressly contemplated by this Agreement, Assabet shall not do, nor shall Assabet permit any of its Affiliates, between the date of this Agreement and the Mid-Tier Effective Time, directly or indirectly, to do, or publicly announce an intention to do, any of the following without the prior written consent of Westborough Financial through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                  (i) Contracts. Except in the ordinary course of business
            consistent with past practice, as required by law, as expressly contemplated by this Agreement or as otherwise permitted under this
            Section 4.2, enter into or terminate any Material Contract (as defined in Section 5.13) or amend or modify any of its existing Material Contracts.

                  (ii) Hiring. Hire any Person as an employee of Assabet or
            promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.2(b)(ii) of Assabet's Disclosure Schedules, and (ii) Persons hired to fill any vacancies arising after the date of this Agreement and whose employment is terminable at the will of Assabet, provided that Assabet shall not in any event hire any Person who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $75,000.

                  (iii) Benefit Plans. Enter into, establish, adopt, renew or amend (except (i) as may be required by applicable law including, but not limited to, Section 409A of the Code, (ii) to satisfy contractual obligations existing as of the date of this Agreement and set forth in Section 4.2(b)(iii) of Assabet's Disclosure Schedules, or (iii) as otherwise expressly contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Assabet (provided, however, that the restrictions contained in this Section 4.2(b)(iii) concerning renewals shall apply only to those Assabet Benefit Plans with a term greater than one (1) year) or take any action to accelerate the vesting or payment of any other compensation or benefits payable thereunder except pursuant to this Agreement.

                  (iv) Dispositions. Sell, transfer, mortgage, encumber or
            otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

                  (v) Compensation; Employment Agreements. Except as
            contemplated by this Agreement or by Section 4.2(b)(v) of Assabet's Disclosure Schedules, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any trustee, director, officer or employee of Assabet or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that other than as set forth in Section 4.2(b)(v) of Assabet's Disclosure Schedules, such increases shall not result in an annual adjustment in total compensation of more than 4% for any individual or 4% in the aggregate for all employees of Assabet, (ii) other changes that are required by applicable law, including, but not limited to, Section 409A of the Code, or (iii) bonus payments in the ordinary course of business consistent with past practices.

                  (vi) Environmental. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, could be material.

                  (vii) Insurance. Amend or permit to expire, lapse or
            terminate, or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 6.29 hereof.

                  (viii) Acquisitions. Acquire (other than by way of
            foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, other business organization or any division thereof, or any material amount of assets, other than in the ordinary course of business consistent with past practice.

                  (ix) Investments. Make (i) any material investment either by purchase of stock or securities, contributions to capital, property transfers, (ii) any material purchase of any property or assets of any other Person, or (iii) any commitment to make such an investment or purchase other than in the ordinary course of business consistent with past practice.

                  (x) Securities. Purchase any securities except securities
            rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service and otherwise in the ordinary course of business consistent with past practice.

                  (xi) Capital Expenditures. Other than as set forth in Section
            4.2(b)(xi) of Assabet's Disclosure Schedules, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $200,000 in the aggregate.

                  (xii) Governing Documents. Amend the AVB Charter or AVB
            Bylaws or the corporate charter or bylaws (or equivalent documents) of any other Assabet entity.

                  (xiii) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (xiv) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Assabet is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Assabet of an amount which exceeds $50,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of Assabet.

                  (xv) Derivatives Contracts. Enter into any Derivatives
            Contract.

                  (xvi) Indebtedness. Incur any indebtedness for borrowed money
            (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, other than in the ordinary course of business consistent with past practice.

                  (xvii) Taxes. Other than as set forth in Section 4.2(b)(xvii)
            of Assabet's Disclosure Schedules, other than with the cooperation of and in consultation with Westborough, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph
            (xvii), "material" shall mean affecting or relating to $250,000 of taxable income.

                  (xviii) Lending. Make (i) any commercial or commercial real estate loan that exceeds (or causes the total loans to one borrower or related group of borrowers to exceed) $2,000,000, (ii) any unsecured loan that exceeds $200,000,
            (iii) any residential loan that exceeds $2,000,000, or (iv) any other loan that exceeds $2,000,000.

                  (xix) Charitable Foundation. Make any contributions to the
            Hudson Savings Charitable Foundation, Inc.

                  (xx) Investment Securities Portfolio. Other than in the
            ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

                  (xxi) Real Estate. Make any new or additional equity
            investment in real estate or commitment to make any such investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date of this Agreement.

                  (xxii) Loan and Investment Policies. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

                  (xxiii) Leases. Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Assabet is, or may be, a party or by which Assabet is or any Assabet is property is bound, other than in the ordinary course and consistent with past practices.

                  (xxiv) Defaults. Commit any act or omission which constitutes a material breach or default by Assabet under any agreement with any Governmental Authority or under any material contract or material license to which Assabet is a party or by which any of Assabet's properties is bound.

                  (xxv) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Mid-Tier Effective Time, (y) any of the conditions to the MHC Merger or the Mid-Tier Merger set forth in Article VIII not being satisfied, or
            (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (xxvi) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any actions addressed in
            Article IV.

                                  ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF WESTBOROUGH

      As a material inducement to AVB, Hudson and Merger Sub to enter into this Agreement, and with the understanding that AVB, Hudson and Merger Sub will be relying thereon in consummating the Transactions, the Westborough parties, jointly and severally, hereby represent and warrant to AVB, Hudson and Merger Sub that except as set forth in Westborough's Disclosure Schedules delivered by Westborough to AVB on the date of this Agreement, the statements contained in this Article V are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties made as of a specific time, which shall be true and correct as of such time. Westborough's Disclosure Schedules are arranged in sections corresponding to the sections and subsections of this Article V, and disclosure in one section of Westborough's Disclosure Schedules shall constitute disclosure for all sections of Westborough's Disclosure Schedules only to the extent to which the applicability of such disclosure is reasonably apparent.

      5.1. Organization, Standing and Authority.

            (a) Westborough Financial. Westborough Financial is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Westborough Financial is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough Financial has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. Westborough Financial is a bank holding company registered with the Federal Reserve Board under the BHCA. The Westborough Financial Charter and Westborough Financial Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough Financial is not in violation of any provision of the Westborough Financial Charter or Westborough Financial Bylaws. The minute books of Westborough Financial contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough Financial's shareholders and the Westborough Financial Board (including committees of the Westborough Financial Board), other than minutes which have not been prepared as of the date of this Agreement.

            (b) Westborough MHC. Westborough MHC is a mutual holding company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Westborough MHC is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough MHC has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. Westborough MHC is a bank holding company registered with the Federal Reserve Board under the BHCA. The Westborough MHC Charter and Westborough MHC Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough MHC is not in violation of any provision of the Westborough MHC Charter or Westborough MHC Bylaws. The minute books of

      Westborough MHC contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough MHC's shareholders and the Westborough MHC Board of Trustees (including committees of the Westborough MHC Board of Trustees), other than minutes which have not been prepared as of the date of this Agreement.

            (c) Westborough Bank. Westborough Bank is a stock form savings bank duly organized and validly existing under the laws of The Commonwealth of Massachusetts. Westborough Bank is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Westborough Bank has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Westborough Bank Charter and Westborough Bank Bylaws, copies of which have previously been made available to AVB, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Westborough Bank is not in violation of any provision of the Westborough Bank Charter or Westborough Bank Bylaws. The minute books of Westborough Bank contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Westborough Bank's shareholders and the Westborough Bank Board of Directors (including committees of the Westborough Bank Board of Directors), other than minutes which have not been prepared as of the date of this Agreement. The deposit accounts of Westborough Bank are insured by the Deposit Insurance Fund maintained by the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and Westborough Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Westborough Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Westborough, threatened.

      5.2. Westborough Financial Capital Stock. Westborough MHC is a mutual holding company and has no authorized capital stock. The authorized capital stock of Westborough Financial consists solely of 5,000,000 shares of Westborough Financial Common Stock, of which 1,027,893 shares are held by Westborough MHC and 567,881 shares are Outstanding Shares as of the date of this Agreement, and 1,000,000 shares of Westborough Financial Preferred Stock, of which no shares are outstanding. As of the date of this Agreement, no shares of Westborough Financial Common Stock were held in treasury by Westborough Financial. No shares of Westborough Financial Stock are held by Westborough Financial's Subsidiaries. The outstanding shares of Westborough Financial Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the outstanding shares of Westborough Financial Stock have been issued in violation of the preemptive rights of any Person. Section 5.2 of Westborough's Disclosure Schedules sets forth, for each Westborough Financial Option, the name of the grantee, the date of the grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Westborough Financial Common Stock subject to each option, the number of shares of Westborough Financial Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding two sentence(s), there are no shares of Westborough Financial Stock reserved for issuance, Westborough Financial does not have any options, warrants or other Equity Interests issued or outstanding, and Westborough Financial does not have any commitment to authorize, issue or sell any Westborough Financial Stock or other Equity Interests in Westborough Financial. There are no outstanding contractual obligations of Westborough Financial to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, Westborough Financial or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Westborough Financial. Except for restricted shares issued pursuant to the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan, all of which vest upon a change of control, there are no shares of Westborough Financial Common Stock outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of Westborough Financial.

      5.3. Subsidiaries.

            (a) (1) Westborough MHC has disclosed in Section 5.3(a) of Westborough's Disclosure Schedules a list of all of its Subsidiaries, together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by Westborough MHC, (2) Westborough MHC owns approximately 64.5% of the issued and outstanding shares of Westborough Financial, and Westborough Financial owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries (including Westborough
      Bank), and all of such equity securities are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Westborough Financial) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Westborough Financial or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to Westborough Financial's rights to vote or to dispose of such securities, (6) all the equity securities of Westborough Financial's Subsidiaries held by Westborough Financial or its Subsidiaries are fully paid and nonassessable and are owned by Westborough Financial or its Subsidiaries free and clear of any Liens, and (7) there are no outstanding contractual obligations of any Subsidiary of Westborough Financial to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, Westborough Financial or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of Westborough Financial.

            (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, Westborough Financial does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than Westborough Bank and its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

            (c) Each of Westborough Bank's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

            (d) The corporate charter and bylaws, or equivalent organizational documents, of each of Westborough Bank's Subsidiaries, copies of which have previously been made available to AVB, are true, correct and complete copies of such documents in effect. No Westborough Bank Subsidiary is in violation of any provision of its corporate charter, bylaws or equivalent organizational documents. The minute books of each of Westborough Bank's Subsidiaries contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of its shareholders and Board of Directors (including committees of its Board of Directors), other than minutes which have not been prepared as of the date of this Agreement.

      5.4. Corporate Power. Westborough has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Westborough has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to (i) receipt of all necessary approvals of Governmental Authorities, (ii) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock,
(iii) the approval of this Agreement by a two-thirds vote of the corporators of Westborough MHC, and (iv) any other approvals set forth in Section 5.4 of Westborough's Disclosure Schedules.

      5.5. Corporate Authority. Subject to (i) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock, (ii) the approval of this Agreement by two-thirds of the corporators of Westborough MHC, and (iii) any other approvals set forth in
Section 5.4 of Westborough's Disclosure Schedules, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Westborough. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been declared advisable by, and have been duly and validly approved by the requisite vote of, the Westborough MHC Board of Trustees and the Westborough Financial Board. The Westborough Financial Board (i) has directed that this Agreement and the transactions contemplated hereby, including the Mid-Tier Merger, be submitted to the shareholders of Westborough Financial for approval at a meeting of such shareholders, and (ii) has recommended that the shareholders of Westborough Financial approve this Agreement and the transactions contemplated hereby. The Westborough parties have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by AVB, Hudson and Merger Sub, this Agreement is a valid and legally binding obligation of the Westborough parties, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      5.6. Regulatory Approvals; No Defaults.

            (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by

      Westborough in connection with the execution, delivery or performance by the Westborough parties of this Agreement or the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the solicitation of proxies from Westborough Financial's shareholders for approval of the Mid-Tier Merger,
      (C) the filing of Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA, (D) the approval of this Agreement by the holders of two-thirds of the outstanding shares of Westborough Financial Common Stock, and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the MHC Merger and the Bank Merger. As of the date of this Agreement, Westborough is not aware of any reason why the approvals set forth above and referred to in Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.1(c), or that the requisite approval of Westborough Financial's shareholders will not be obtained.

            (b) Subject to receipt of the approvals referred to in Section 5.6(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable, by the Westborough parties, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Westborough, or to which Westborough or any of its properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the corporate charter or bylaws (or similar governing documents) of Westborough, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      5.7. Financial Statements; Reports.

            (a) SEC Reports. Westborough Financial's Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003 and all other reports (including reports on Form 10-QSB and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to September 30, 2003 with the SEC (collectively, Westborough Financial's "SEC Documents"), as of the date filed or to be filed and as amended prior to the date of this Agreement, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date, and (C) each of the balance sheets contained in or incorporated by reference into any such

      SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Westborough Financial and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Westborough Financial and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal fiscal year-end adjustments). Each of the consolidated financial statements of Westborough Financial and its Subsidiaries, including, in each case, the notes thereto, contained in the Westborough Financial SEC Documents comply, and the financial statements to be filed with the SEC by Westborough Financial after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Westborough Financial and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of Westborough Financial's Subsidiaries is required to file any form, report or other document with the SEC.

            (b) Westborough MHC Financial Statements. The audited balance sheets of Westborough MHC at September 30, 2005, 2004 and 2003, and the related statements of operations, changes in retained earnings and cash flows (along with the report of the independent auditors and notes thereto), and the unaudited balance sheet and statements of operations, changes in retained earnings and cash flows as of and for the nine months ended June 30, 2006, in each case included in Section 5.7(b) of Westborough's Disclosure Schedules, fairly present the financial position of Westborough MHC as at such dates and the results of its operations for the periods then ended in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments (none of which will be material) and the absence of footnotes.

            (c) Westborough Reports. Except as set forth in Section 5.7(c) of Westborough's Disclosure Schedules, since January 1, 2003, Westborough MHC, Westborough Financial and their Subsidiaries have timely filed, and subsequent to the date of this Agreement will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with
      (i) the Federal Reserve Board, (ii) the FDIC, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto and the Westborough Financial SEC Documents, are collectively referred to in this Agreement as the "Westborough Reports") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date of this Agreement, the Westborough Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Westborough Financial has made available to AVB true and complete copies of all amendments and modifications that have not been filed by Westborough Financial with the SEC to all agreements, documents and other instruments that previously had been filed by Westborough Financial with the SEC and are currently in effect. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of Westborough MHC, Westborough Financial and their Subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of Westborough, investigation into the business or operations of Westborough MHC, Westborough Financial or any of their Subsidiaries. Except as set forth in Section 5.7(c) of Westborough's Disclosure Schedules, Westborough MHC, Westborough Financial and their Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

            (d) Disclosure Controls and Procedures. Westborough Financial has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, Westborough Financial has conducted an evaluation under the supervision and with the participation of its management, including Westborough Financial's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in its SEC Document is made known to them by others within Westborough Financial on a timely basis, and in accordance with the requirements of the SEC's rules, regulations and forms. There are no significant deficiencies in the design or operation of Westborough Financial's internal controls, there are no material weaknesses in Westborough Financial's internal controls, and there has been no fraud, whether or not material, that involved management of Westborough Financial or any of its Subsidiaries who have a significant role in Westborough Financial's internal controls.

      5.8. Absence of Undisclosed Liabilities. Except for those liabilities set forth in Section 5.8 of Westborough's Disclosure Schedules or those liabilities that are appropriately reflected or reserved against in the balance sheets of Westborough Financial's SEC Documents, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, or the transactions contemplated hereby, since January 1, 2003, none of Westborough MHC, Westborough Financial nor any of their Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Westborough.

      5.9. Absence of Certain Changes or Events. Since September 30, 2005, except as set forth in Section 5.9 of Westborough's Disclosure Schedules or reflected in Westborough Financial's SEC Documents, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Westborough, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of Westborough, (c) any change by Westborough in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Westborough independent accountants, (d) any revaluation by Westborough of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by Westborough into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one
(1) year that is not terminable without penalty, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of

Westborough or any redemption, purchase or other acquisition of any of its securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any trustees, directors or officers of Westborough, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of trustees, directors, officers or employees of Westborough, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by Westborough for federal or state income tax purposes,
(j) any change in the credit policies or procedures of Westborough, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by Westborough from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of Westborough with a value in excess of $25,000 in the aggregate, (n) any acquisition or disposition of any assets or properties having a value in excess of $25,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      5.10. Litigation. Except as set forth in Section 5.10 of Westborough's Disclosure Schedules, there is no claim, suit, hearing, arbitration, action, proceeding (public or private) or investigation of any nature pending or, to the knowledge of Westborough, threatened, against Westborough or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Westborough having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. Westborough is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      5.11. Regulatory Matters.

            (a) Westborough is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities, or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Westborough Regulatory Authorities"). No Westborough Regulatory Authority has either issued any order or directive specifically naming or referring to

      Westborough or required Westborough to adopt any board resolution, which order, directive or board resolution is currently in effect and restricts materially the conduct of Westborough's business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or its ability to perform its obligations hereunder. Except as set forth in Section 5.11(a) of Westborough's Disclosure Schedules, Westborough is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Westborough is entitled to receive financial assistance or indemnification from any Governmental Authority. Westborough has paid all assessments made or imposed by any Westborough Regulatory Authority.

            (b) Westborough has not been advised by, and has no knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Westborough Regulatory Authority that such Westborough Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, cease and desist order, extraordinary supervisory letter, order, directive or board resolution referred to in Section 5.11(a).

      5.12. Compliance with Laws. Westborough:

            (a) is in material compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit Westborough to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Westborough's knowledge, no suspension or cancellation of any of them is threatened; and

            (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Westborough is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or
      (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Westborough's knowledge, do any grounds for any of the foregoing exist).

      5.13. Material Contracts; Defaults.

            (a) Except for documents listed in Section 5.13 of Westborough's Disclosure Schedules or listed as exhibits to Westborough Financial's Annual Report on Form 10-KSB for the year ended September 30, 2005 or filed with Westborough Financial's Quarterly Report on Form 10-QSB for the quarters ended December 31, 2005, March 31, 2006 or June 30, 2006, or filed with any Westborough Financial Form 8-K that was filed with the SEC since September 30, 2005, none of Westborough MHC, Westborough Bank or Westborough Financial is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

                  (i) that is a "Material Contract" within the meaning of Item
            601(b)(10) of the SEC's Regulation S-K (whether or not filed as an exhibit to an SEC document);

                  (ii) that materially restricts the conduct of business by
            Westborough;

                  (iii) that is material to the financial condition, results of operations or business of Westborough;

                  (iv) that provides for the lease of real property;

                  (v) relating to the employment, including, without
            limitation, employment as a consultant, of any Person, or the election or retention in office, or severance of any present or former trustee, director or officer of Westborough;

                  (vi) with any labor union, or other employee representative or group of employees of Westborough;

                  (vii) by and between Westborough and/or any Affiliate
            thereof;

                  (viii) which, upon the consummation of the transactions
            contemplated by this Agreement or the Bank Merger Agreement will result in any payment (whether of severance pay or otherwise) becoming due from Westborough to any officer or employee thereof;

                  (ix) requiring that a particular line of business be
            maintained;

                  (x) which is a consulting or other agreement (including
            agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice, involving the payment of more than $50,000 per annum;

                  (xi) except for Westborough Financial Stock Option Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

                  (xii) which purports to limit in any respect, the ability of
            Westborough or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of Westborough, taken as a whole, or, following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, AVB and its Subsidiaries, is or would be conducted;

                  (xiii) providing for the indemnification by Westborough of any Person, other than customary agreements relating to the indemnity of directors, officers and employees of Westborough;

                  (xiv) that is a Joint Venture, acquisition or partnership
            agreement;

                  (xv) that grants any right of first refusal or right of first offer or similar right, or that limits (or purports to limit) the ability of Westborough to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                  (xvi) providing for any material future payments that are
            conditioned, in whole or in part, on a change of control of Westborough;

                  (xvii) that contains a "most favored nation" clause;

                  (xviii) pertaining to the use of, or granting any right to use or practice any rights under, any Westborough intellectual property assets, whether Westborough is the licensee or licensor thereunder; or

                  (xix) that is an investment management, or investment
            advisory or sub-advisory, or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty
            (60) days or less notice.

            (b) Westborough is not in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Westborough is currently outstanding.

      5.14. No Brokers. Excluding the arrangement disclosed in Section 5.14 of Westborough's Disclosure Schedules with a fee paid or payable to RBC Capital Markets Corporation ("RBC"), neither Westborough nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions, in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Mid-Tier Merger and the other Transactions. Westborough will be responsible for the payment of all such fees. The fee payable to RBC in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Westborough Financial and RBC, a true and complete copy of which has heretofore been furnished to AVB.

      5.15. Employee Benefit Plans.

            (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Westborough (the "Westborough Employees") and current or former directors of Westborough including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Westborough Benefit Plans"), are disclosed in
      Section 5.15(a) of Westborough's Disclosure Schedules. True and complete copies of all Westborough Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Westborough Benefit Plans and all amendments thereto have been provided or made available to AVB.

            (b) All Westborough Benefit Plans are in substantial compliance with ERISA in all material respects. Each Westborough Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
      Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Westborough is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Westborough's knowledge, threatened litigation relating to the Westborough Benefit Plans. Westborough has not engaged in a transaction with respect to any Westborough Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Westborough to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (c) All contributions required to be made under the terms of any Westborough Benefit Plan have been timely made or have been reflected on the financial statements of Westborough Financial included in Westborough Financial's SEC Documents.

            (d) Neither Westborough, nor any entity which is considered one employer with Westborough under Section 4001(a)(15) or Section 414 of the Code (an "ERISA Affiliate"), has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Other than as disclosed in Section 5.15(d) of Westborough's Disclosure Schedules, neither Westborough nor any ERISA Affiliate has ever maintained a Multiemployer Plan.

            (e) There are no pending or, to the knowledge of Westborough, threatened claims by or on behalf of any Westborough Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Westborough Benefit Plans, alleging any breach of fiduciary duty on the part of Westborough or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Westborough may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Westborough, any basis for such claim. The Westborough Benefit Plans are not the subject of any pending (or to the knowledge of Westborough, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

            (f) With respect to any Westborough Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as disclosed in Section 5.15(f) of Westborough's Disclosure Schedules, to Westborough's knowledge, (i) each Welfare Plan for which contributions are claimed by Westborough as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section

      4976(b) of the Code) that would result in the imposition of a tax under
      Section 4976(a) of the Code, (iii) any Westborough Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

            (g) Except as disclosed in Section 5.15(g) of Westborough's Disclosure Schedules, Westborough has no obligations for retiree health and life benefits under any Westborough Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (h) Except as set forth in Section 5.15(h) of Westborough's Disclosure Schedules, neither the execution of this Agreement, nor shareholder approval of this Agreement, nor consummation of the Transactions will (i) entitle any employees of Westborough to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Westborough Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Westborough Benefit Plans, (iv) result in any payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, or (v) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      5.16. Labor Matters. Westborough is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Westborough the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Westborough to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it pending or, to Westborough's knowledge, threatened, nor is Westborough aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of Westborough are represented by any labor union.

      5.17. Environmental Matters. Except as set forth in Section 5.17 of Westborough's Disclosure Schedules:

            (a) To Westborough's knowledge, Westborough is in material compliance with applicable Environmental Laws;

            (b) To Westborough's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Westborough, or any property in which Westborough has held a security interest, Lien or a fiduciary or official management role within the past five (5) years ("Westborough Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (c) To Westborough's knowledge, Westborough has not participated in the management regarding Hazardous Substances of any Westborough Loan Property which has been contaminated with any Hazardous Substance except in compliance with Environmental Laws;

            (d) To Westborough's knowledge, Westborough has no present material liability for any Hazardous Substance contamination on any third party property;

            (e) Westborough has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

            (f) To Westborough's knowledge, Westborough is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

            (g) To Westborough's knowledge, there are no existing conditions involving Westborough, any currently or formerly owned or operated property, or any Westborough Loan Property, that could reasonably be expected to result in any material claims, or liability against Westborough, or result in any restrictions on the ownership, use or transfer of any currently owned property pursuant to any Environmental Law; and

            (h) To Westborough's knowledge, Westborough has delivered or made available to AVB copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information concerning known environmental conditions in its possession, or reasonably available to it, relating to Westborough and any currently or formerly owned or operated property or any Westborough Loan Property.

      As used in this Agreement, the term "Environmental Laws" shall mean any federal, state or local law, regulation, order, decree, permit, authorization, or agency requirement in effect at or prior to the date of this Agreement relating to: (A) the protection or restoration of the environment, health, or natural resources, (B) the handling, use, disposal, or release of any Hazardous Substance, or (C) wetlands, indoor air, pollution, contamination or any material injury to Persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" shall mean any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials, or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law but, excluding substances of kinds and in amounts ordinarily and customarily used or stored for the purpose of cleaning or other maintenance operations and otherwise in compliance with Environmental Law.

      5.18. Tax Matters.

            (a) For the taxable periods ended September 30, 2005, 2004 and 2003, Westborough has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Westborough (whether or not shown on any Tax Return) have been paid other than Taxes (i) which are not yet due, (ii) which are being contested in good faith as described in Section 5.18 of

      Westborough's Disclosure Schedules, or (iii) for which adequate reserves have been accrued in the balance sheets contained on Westborough Financial's SEC Documents. Westborough is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Westborough does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Westborough.

            (b) Westborough has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Westborough. Westborough has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Westborough has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Westborough.

            (d) Westborough has provided AVB with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Westborough for taxable periods ended September 30, 2005, 2004 and 2003. Westborough has disclosed in Section 5.18 of Westborough's Disclosure Schedules those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Westborough has delivered to AVB correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Westborough, filed for the years ended September 30, 2005, 2004 and 2003. Westborough has timely and properly taken such actions in response to, and in compliance with, notices Westborough has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

            (e) Westborough has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Westborough has not filed a consent under Code Section 341(f) concerning collapsible corporations. Except as set forth in Section 5.18(f) or Westborough's Disclosure Schedules, Westborough is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law), or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). Westborough Financial has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Westborough has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Westborough is not a party to or bound by any Tax allocation or sharing agreement. Westborough

      (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group, the common parent of which was Westborough Financial), and (ii) has no liability for the Taxes of any Person (other than Westborough) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of Westborough (i) did not, as of the end of the most recent period covered by Westborough Financial's SEC Documents filed on or prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in Westborough Financial's SEC Documents filed on or prior to the date of this Agreement (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Westborough in filing its Tax Returns. Since the end of the most recent period covered by Westborough Financial's SEC Documents filed prior to the date of this Agreement, Westborough has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (h) Westborough will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code
      Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date,
      (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

      5.19. Risk Management Instruments. Westborough is not a party, nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives," or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Westborough, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Westborough has duly performed, in all material respects, all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Westborough's knowledge, there are no breaches, violations or defaults, or allegations or assertions of such, by any party thereunder which would have, or would reasonably be expected to have, a Material Adverse Effect on Westborough.

      5.20. Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of Westborough Financial contained in its most recent Form 10-KSB filed with the SEC, and none of the material investments made by Westborough since October 1, 2005, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Westborough furnished to AVB by Westborough is, as of the respective dates indicated therein, true and correct in all material respects.

      5.21. Loans; Nonperforming and Classified Assets.

            (a) Each loan agreement, note or borrowing arrangement (whether written or oral), including, without limitation, portions of outstanding lines of credit, loan commitments, leases, credit enhancements and guarantees (collectively, "Loans"), on the books and records of Westborough (i) was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, and (iii) to the knowledge of Westborough, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Westborough furnished to AVB by Westborough is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Westborough, all Loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Westborough has disclosed in Section 5.21(b) of Westborough's Disclosure Schedules, as of the latest practicable date: (i) any written or oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Westborough's knowledge, in default of any other material provision thereof, (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Westborough or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Westborough), (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof, and (iv) each Loan with any director, executive officer or five percent or greater shareholder of Westborough, or to the knowledge of Westborough, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement, pursuant to which any Loans or other assets have been or shall be sold by Westborough, entitled the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by Westborough, to cause Westborough to repurchase such Loan or other asset, or the buyer to pursue any other form of recourse against Westborough.

      5.22. Bank Owned Life Insurance. Westborough has disclosed in Section
5.22 of Westborough's Disclosure Schedules a true, correct and complete description of all Bank Owned Life Insurance ("BOLI") owned by Westborough. Except as set forth in Section 5.22 of Westborough's Disclosure Schedules, the value of such BOLI, as of the date of this Agreement, is fairly and accurately reflected on Westborough Financial's balance sheet contained in Westborough Financial's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 in accordance with GAAP. Except as set forth in Section 5.22 of Westborough's Disclosure Schedules, all life insurance policies on the lives of any of the current and former officers and directors of Westborough that are maintained by Westborough and are otherwise included as assets on the books of Westborough are, or will at the Mid-Tier Effective Time be, owned by Westborough, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Westborough agrees that there will not be an amendment prior to the Mid-Tier Effective Time without the consent of AVB.

      5.23. Properties. The real and material personal property owned by Westborough or presently used by Westborough in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Westborough has good and marketable title, free and clear of all Liens, to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of Westborough Financial as of September 30, 2005, included in Westborough Financial's SEC Documents or acquired after such date, other than properties sold by Westborough in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent, and
(iv) as reflected on the consolidated statement of financial condition of Westborough Financial as of September 30, 2005, included in Westborough Financial's SEC Documents. All real and personal property which is material to Westborough's business on a consolidated basis and leased or licensed by Westborough is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms, and such leases will not terminate or lapse prior to the Mid-Tier Effective Time, and there exists no material default under any such leases or licenses by Westborough nor, to the knowledge of Westborough and except as set forth in Section 5.23 of Westborough's Disclosure Schedules, any event which, with notice or lapse of time or both, would constitute a material default thereunder by Westborough, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Westborough.

      5.24. Intellectual Property. Westborough owns or possesses valid and binding licenses and other rights to use, without payment of any material amount, all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been disclosed in Section 5.24 of Westborough's Disclosure Schedules, and Westborough has not received any notice of conflict with respect thereto that asserts the right of others. Westborough has performed, in all material respects, all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      5.25. Fiduciary Accounts. Westborough does not engage in any trust business, nor does it administer or maintain accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

      5.26. Capitalization. Westborough has elected to qualify as a "financial holding company" under the Gramm-Leach-Bliley Act of 1999. Westborough Bank is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. Westborough Bank would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if Westborough Bank were a state-chartered member bank.

      5.27. Community Reinvestment Act, Bank Secrecy, Anti-Money Laundering and Customer Information Security. Westborough is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause Westborough Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Westborough Bank pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of Westborough Bank has adopted, and Westborough Bank has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that have not been deemed ineffective in any material respects by any Bank Regulators and that meet the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      5.28. Books and Records. The books and records of Westborough are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Westborough.

      5.29. Insurance. Westborough has disclosed in Section 5.29 of Westborough's Disclosure Schedules all of the material insurance policies, binders or bonds currently maintained by Westborough ("Insurance Policies"). Westborough is insured with reputable insurers against such risks and in such amounts as the management of Westborough reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Westborough is not in material default thereunder and has not received any notice of non-renewal or cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Westborough has timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

      5.30. Allowance for Loan Losses. Westborough's allowance for loan losses is in compliance with Westborough's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Westborough, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      5.31. Credit Card Accounts. Except as set forth in Section 5.31 of Westborough's Disclosure Schedules, Westborough does not originate, maintain or administer credit card accounts.

      5.32. Merchant Processing. Except as set forth in Section 5.32 of Westborough's Disclosure Schedules, Westborough does not provide, and has not provided, merchant credit card processing services to any merchants.

      5.33. Transactions with Affiliates. All "covered transactions" between Westborough Bank and an "affiliate," within the meaning of Sections 23A and 23B of the Federal Reserve Act, have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      5.34. Required Vote; Antitakeover Provisions.

            (a) The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Westborough Financial Common Stock eligible to vote at the Westborough Financial Meeting is necessary to approve this Agreement and the Transactions on behalf of Westborough Financial. Except as set forth in Section 5.4 of Westborough's Disclosure Schedules, no other vote of the shareholders of Westborough Financial is required by law, the Westborough Financial Charter, Westborough Financial Bylaws or otherwise to approve this Agreement and the Transactions.

            (b) The affirmative vote of two-thirds of the trustees of Westborough MHC and at least two-thirds of the corporators of Westborough MHC at a special meeting called to consider the subject is necessary to approve the MHC Merger on behalf of Westborough MHC. No other vote of the trustees or corporators of Westborough MHC is required by law, the Westborough MHC

      Charter, the Westborough MHC Bylaws or otherwise to approve this Agreement and the Transactions.

            (c) Assuming the accuracy of the representation and warranty of AVB and Merger Sub contained in Section 6.35, no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including, without limitation, MGL Chapter 110F, is applicable to this Agreement and the transactions contemplated hereby.

            (d) Westborough Financial (including its Board of Directors) does not have in place, and has not ever adopted, a shareholder rights or similar plan pursuant to which, subject to the occurrence of specified triggering events, Westborough Financial shareholders would be permitted to purchase at a discount shares of Westborough Financial Common Stock or other Equity Interests or property of Westborough Financial, with the intention and/or effect of diluting the value or voting power of Westborough Financial Common Stock with respect to any stockholder, or any other arrangement designed to have a similar intention and/or effect (including any plan commonly referred to as a "poison pill").

      5.35. Fairness Opinion. The Westborough Financial Board has received the oral opinion of RBC, which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date of this Agreement, the Per Share Merger Consideration is fair to the holders of Westborough Financial Common Stock from a financial point of view.

      5.36. Transactions in Securities. Westborough has questioned its trustees, directors and executive officers concerning known stock transfers since September 30, 2002, and based upon that investigation, Westborough has not, and to Westborough's knowledge (a) no trustee, director or officer of Westborough, (b) no Person related to any such trustee, director or officer by blood, marriage or adoption and residing in the same household, and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Westborough Financial Common Stock or other securities issued by Westborough Financial (i) during any period when Westborough Financial was in possession of material nonpublic information, or (ii) in violation of any applicable provision of the Exchange Act.

      5.37. Proxy Statement. The information contained in the proxy statement to be sent to the shareholders of Westborough Financial in connection with the Westborough Financial Meeting (the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of Westborough Financial or at the time of the Westborough Financial Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Westborough Financial Meeting which shall have become false or misleading. Notwithstanding the foregoing, Westborough Financial makes no representation or warranty with respect to any information to be supplied by Assabet which is contained in any of the foregoing documents. The Proxy Statement will comply in all material respects as to form and content with the requirements of the Exchange Act.

      5.38. Disclosure. The representations and warranties contained in this
Article V, when considered as a whole, together with any certificate, list or other writing, including, but not limited to, Westborough's Disclosure Schedules, specifically required to be furnished to AVB, Merger Sub or Hudson pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and therein not misleading.

                                  ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF ASSABET

      As a material inducement to the Westborough parties to enter into this Agreement, and with the understanding that Westborough will be relying thereon in consummating the Transactions, AVB, Merger Sub and Hudson, jointly and severally, hereby represent and warrant to Westborough that, except as set forth in Assabet's Disclosure Schedules delivered by Assabet to Westborough on the date of this Agreement, the statements contained in this Article VI are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties made as of a specific time, which shall be true and correct as of such time. Assabet's Disclosure Schedules are arranged in sections corresponding to the sections and subsections of this Article VI, and disclosure in one section of Assabet's Disclosure Schedules shall constitute disclosure for all sections of Assabet's Disclosure Schedules only to the extent to which the applicability of such disclosure is reasonably apparent.

      6.1. Organization, Standing and Authority.

            (a) AVB. AVB is a mutual holding company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. AVB is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. AVB has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. AVB is a bank holding company registered with the Federal Reserve Board under the BHCA. The AVB Charter and AVB By-Laws, copies of which have previously been made available to Westborough, are true, complete and correct copies of such documents in effect as of the date of this Agreement. AVB is not in violation of any provision of the AVB Charter or AVB Bylaws. The minute books of AVB contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of AVB's corporators and the AVB Board (including committees of the AVB Board), other than minutes which have not been prepared as of the date of this Agreement.

            (b) Hudson. Hudson is a stock form savings bank duly organized and validly existing under the laws of The Commonwealth of Massachusetts. Hudson is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets, or the conduct of its business, requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Hudson has in full force and effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Hudson Charter and Hudson Bylaws, copies of which have previously been made available to Westborough, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Hudson is not in violation of any provision of the Hudson Charter or Hudson Bylaws. The minute books of Hudson contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2003 of Hudson's stockholder and the Hudson Board (including committees of the Hudson Board), other than minutes which have not been prepared as of the date of this Agreement. The deposit accounts of Hudson are insured by the Deposit Insurance Fund maintained by the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and Hudson has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Hudson is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Assabet, threatened.

      6.2. No AVB Stock. AVB is a mutual holding company and has no authorized capital stock.

      6.3. Subsidiaries.

            (a) (1) Assabet has disclosed in Section 6.3 of Assabet's Disclosure Schedules a list of all of AVB's Subsidiaries, together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by AVB, (2) AVB owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries (including Hudson), and all of such equity securities are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to AVB) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to AVB or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to AVB's rights to vote or to dispose of such securities, (6) all the equity securities of AVB's Subsidiaries held by AVB or its Subsidiaries are fully paid and nonassessable and are owned by AVB or its Subsidiaries free and clear of any Liens, and (7) there are no outstanding contractual obligations of any Subsidiary of AVB to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of AVB.

            (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, AVB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries, stock in the Federal Home Loan Bank of Boston and stock in the Savings Bank Life Insurance Company of Massachusetts.

            (c) Each of AVB's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

            (d) The corporate charter and bylaws, or equivalent organizational documents, of each of AVB's Subsidiaries, copies of which have previously been made available to Westborough, are true, correct and complete copies of such documents in effect. Neither AVB nor any of its Subsidiaries is in violation of any provision of its corporate charter, bylaws or equivalent organizational documents. The minute books of each of AVB's Subsidiaries contain, in all material respects, true and accurate records of all meetings held and corporate actions taken since January 1, 2000 of its shareholders and Board of Directors (including committees of its Board of Directors), other than minutes which have not been prepared as of the date of this Agreement.

      6.4. Corporate Power. Assabet has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Assabet has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by two-thirds of the corporators of AVB.

      6.5. Corporate Authority. Subject to the approval of this Agreement by two thirds of the corporators of AVB, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Assabet. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been declared advisable by, and have been duly and validly approved by the requisite vote of, the AVB Board. The AVB Board (i) has directed that this Agreement and the transactions contemplated hereby, including the MHC Merger, be submitted to the corporators of AVB for approval at a meeting of such corporators, and (ii) has recommended that the corporators of AVB approve this Agreement and the transactions contemplated hereby. Assabet has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Westborough, this Agreement is a valid and legally binding obligation of Assabet, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      6.6. Regulatory Approvals; No Defaults.

            (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Assabet in connection with the execution, delivery or performance by Assabet of this Agreement or the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required,
      (B) the filing of Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCA, (C) the approval of this Agreement by two-thirds of the corporators of AVB, and (D) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the MHC Merger and the Bank Merger. As of the date of this Agreement, Assabet is not aware of any reason why the approvals set forth above and referred to in Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.1(c), or that the requisite approval of AVB's corporators will not be obtained.

            (b) Subject to receipt of the approvals referred to in Section 6.6(b), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable, by Assabet, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Assabet, or to which Assabet or any of the Assabet respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the corporate charter or bylaws (or similar governing documents) of Assabet, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      6.7. Financial Statements; Reports.

            (a) AVB Financial Statements. The audited balance sheets of AVB at December 31, 2005, 2004 and 2003, and the related statements of operations, changes in retained earnings and cash flows (along with the report of the independent auditors and notes thereto), and the unaudited balance sheet and statements of operations, changes in retained earnings and cash flows as of and for the six months ended June 30, 2006, in each case included in Section 6.7(a) of Assabet's Disclosure Schedules (collectively, "AVB's Financial Statements"), fairly present the financial position of AVB as at such dates and the results of its operations for the periods then ended in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments (none of which will be material) and the absence of footnotes.

            (b) Assabet Reports. Since January 1, 2003, AVB, Hudson and their Subsidiaries have timely filed, and subsequent to the date of this Agreement will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, and (iii) any applicable state securities or banking authorities (all such reports, registrations and statements, together with any amendments thereto, are collectively referred to in this Agreement as the "Assabet Reports") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date of this Agreement, the Assabet Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of AVB, Hudson and their Subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of Assabet, investigation into the business or operations of AVB or any of its Subsidiaries. Except as set forth in Section 6.7(b) of Assabet's Disclosure Schedules, AVB and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

      6.8. Absence of Undisclosed Liabilities. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Assabet Reports, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, or the transactions contemplated hereby, since January 1, 2003, none of AVB, Hudson nor any of their Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Assabet.

      6.9. Absence of Certain Changes or Events. Since December 31, 2005, except as set forth in Section 6.9 of Assabet's Disclosure Schedules or reflected in AVB's Financial Statements, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Assabet, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of Assabet, (c) any change by Assabet in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Assabet independent accountants, (d) any revaluation by Assabet of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by Assabet into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one (1) year that is not terminable without penalty, (f) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or any other increase in the compensation payable or to become payable to any trustees, directors or officers of Assabet, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of trustees, directors, officers or employees of Assabet, (g) any strike, work stoppage, slowdown or other labor disturbance,
(i) any material election made by Assabet for federal or state income tax purposes, (h) any change in the credit policies or procedures of Assabet, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (i) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (j) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice,

(k) except with respect to funds borrowed by Assabet from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of Assabet with a value in excess of $25,000 in the aggregate, (l) any acquisition or disposition of any assets or properties having a value in excess of $25,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, or (m) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      6.10. Litigation. Except as set forth in Section 6.10 of Assabet's Disclosure Schedules, there is no claim, suit, hearing, arbitration, action, proceeding (public or private) or investigation of any nature pending or, to the knowledge of Assabet, threatened, against Assabet or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Assabet having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. Assabet is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      6.11. Regulatory Matters.

            (a) Assabet is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions, or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Assabet Regulatory Authorities"). No Assabet Regulatory Authority has either issued any order or directive specifically naming or referring to Assabet or required Assabet to adopt any board resolution, which order, directive or board resolution is currently in effect and restricts materially the conduct of Assabet's business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or its ability to perform its obligations hereunder. Except as set forth in Section 6.11(b) of Assabet's Disclosure Schedules, Assabet is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Assabet is entitled to receive financial assistance or indemnification from any Governmental Authority. Assabet has paid all assessments made or imposed by any Assabet Regulatory Authority.

            (b) Assabet has not been advised by, and has no knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Assabet Regulatory Authority that such Assabet Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, cease and desist order, extraordinary supervisory letter, order, directive or board resolution referred to in Section 6.11(a).

      6.12. Compliance with Laws. Assabet:

            (a) is in material compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit Assabet to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Assabet's knowledge, no suspension or cancellation of any of them is threatened; and

            (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Assabet is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Assabet's knowledge, do any grounds for any of the foregoing exist).

      6.13. Material Contracts; Defaults.

            (a) Except for documents listed in Section 6.13(a) of Assabet's Disclosure Schedules or that have previously been made available to Westborough, Assabet is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

                  (i) that is a "Material Contract" within the meaning of Item
            601(b)(10) of the SEC's Regulation S-K;

                  (ii) that materially restricts the conduct of business by
            Assabet;

                  (iii) that is material to the financial condition, results of operations or business of Assabet;

                  (iv) that provides for the lease of real property;

                  (v) relating to the employment, including, without
            limitation, employment as a consultant, of any Person, or the election or retention in office, or severance of any present or former trustee, director or officer of Assabet;

                  (vi) with any labor union, or other employee representative or group of employees of BSR;

                  (vii) by and between Assabet and/or any Affiliate thereof;

                  (viii) which, upon the consummation of the transactions
            contemplated by this Agreement or the Bank Merger Agreement will result in any payment (whether of severance pay or otherwise) becoming due from Assabet to any officer or employee thereof;

                  (ix) requiring that a particular line of business be
            maintained;

                  (x) which is a consulting or other agreement (including
            agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice, involving the payment of more than $50,000 per annum;

                  (xi) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

                  (xii) which purports to limit in any respect, the ability of
            Assabet or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of Assabet, taken as a whole, or, following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, AVB and its Subsidiaries, is or would be conducted;

                  (xiii) providing for the indemnification by Assabet of any
            Person, other than customary agreements relating to the indemnity of directors, officers and employees of Assabet;

                  (xiv) that is a Joint Venture, acquisition or partnership
            agreement;

                  (xv) that grants any right of first refusal or right of first offer or similar right, or that limits (or purports to limit) the ability of Assabet to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                  (xvi) providing for any material future payments that are
            conditioned, in whole or in part, on a change of control of Assabet;

                  (xvii) that contains a "most favored nation" clause;

                  (xviii) pertaining to the use of, or granting any right to use or practice any rights under, any Assabet intellectual property assets, whether Assabet is the licensee or licensor thereunder; or

                  (xix) that is an investment management, or investment
            advisory or sub-advisory, or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty
            (60) days or less notice.

            (b) Assabet is not in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Assabet is currently outstanding.

      6.14. No Brokers. Excluding an arrangement disclosed in Section 6.14 of Assabet's Disclosure Schedules with a fee paid or payable to Keefe, Bruyette & Woods ("KBW"), neither Assabet nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions, in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Mid-Tier Merger and the other Transactions. Assabet will be responsible for the payment of all such fees. The fee payable to KBW in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Assabet and KBW, a true and complete copy of which has heretofore been furnished to Westborough.

      6.15. Employee Benefit Plans.

            (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Assabet (the "Assabet Employees") and current or former trustees or directors of Assabet including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, incentive and bonus plans (the "Assabet Benefit Plans"), are disclosed in
      Section 6.15(a) of Assabet's Disclosure Schedules. True and complete copies of all Assabet Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Assabet Benefit Plans and all amendments thereto have been provided or made available to Westborough.

            (b) All Assabet Benefit Plans are in substantial compliance with ERISA in all material respects. Each Assabet Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Assabet is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Assabet's knowledge, threatened litigation relating to the Assabet Benefit Plans. Assabet has not engaged in a transaction with respect to any Assabet Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Assabet to a tax or penalty imposed by either Section 4975 of the Code or
      Section 502(i) of ERISA in an amount which would be material.

            (c) All contributions required to be made under the terms of any Assabet Benefit Plan have been timely made or have been reflected on the financial statements of AVB included in the Assabet Reports.

            (d) Neither Assabet, nor any entity which is an ERISA Affiliate, has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Neither Assabet nor any ERISA Affiliate currently maintains any Pension Plan subject to Code

      Section 412 or ERISA Section 302, and Assabet has received approval from the Pension Benefit Guaranty Corporation with regard to the termination of its defined benefit Pension Plan. Neither Assabet nor any ERISA Affiliate has ever maintained a Multiemployer Plan.

            (e) There are no pending or, to the knowledge of Assabet, threatened claims by or on behalf of any Assabet Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Assabet Benefit Plans, alleging any breach of fiduciary duty on the part of Assabet or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Assabet may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Assabet, any basis for such claim. The Assabet Benefit Plans are not the subject of any pending (or to the knowledge of Assabet, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

            (f) With respect to any Assabet Benefit Plan that is a Welfare Plan and except as disclosed in Section 6.15(f) of Assabet's Disclosure Schedules, (i) each Welfare Plan for which contributions are claimed by Assabet as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction,
      (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Assabet Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

            (g) Assabet has no obligations for retiree health and life benefits under any Assabet Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (h) Neither the execution of this Agreement, nor shareholder approval of this Agreement, nor consummation of the Transactions will (i) entitle any employees of Assabet to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Assabet Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Assabet Benefit Plans, (iv) result in any payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, or (v) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      6.16. Labor Matters. Assabet is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Assabet the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Assabet to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it pending or, to Assabet's knowledge, threatened, nor is Assabet aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No Assabet Employees are represented by any labor union.

      6.17. Environmental Matters. Except as set forth in Section 6.17 of Assabet's Disclosure Schedules:

            (a) To Assabet's knowledge, Assabet is in material compliance with applicable Environmental Laws;

            (b) To Assabet's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Assabet, or any property in which Assabet has held a security interest, Lien or a fiduciary or official management role within the past five (5) years ("Assabet Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (c) To Assabet's knowledge, Assabet has not participated in the management regarding Hazardous Substances of any Assabet Loan Property which has been contaminated with any Hazardous Substance except in compliance with Environmental Laws;

            (d) To Assabet's knowledge, Assabet has no present material liability for any Hazardous Substance contamination on any third party property;

            (e) Assabet has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

            (f) To Assabet's knowledge, Assabet is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

            (g) To Assabet's knowledge, there are no existing conditions involving Assabet, any currently or formerly owned or operated property, or any Assabet Loan Property, that could reasonably be expected to result in any material claims, or liability against Assabet, or result in any restrictions on the ownership, use or transfer of any currently owned property pursuant to any Environmental Law; and

            (h) To Assabet's knowledge, Assabet has delivered or made available to AVB copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information concerning known environmental conditions in its possession, or reasonably available to it, relating to Assabet and any currently or formerly owned or operated property or any Assabet Loan Property.

      6.18. Tax Matters.

            (a) For the taxable periods ended December 31, 2005, 2004, 2003, 2002, 2001 and 2000, Assabet has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Assabet (whether or not shown on any Tax Return) have been paid. Assabet is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Assabet does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Assabet.

            (b) Assabet has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Assabet. Assabet has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Assabet has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Assabet.

            (d) Assabet has provided Westborough with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Assabet for taxable periods ended December 31, 2005, 2004 and 2003. Assabet has disclosed in Section 6.18(d) of Assabet's Disclosure Schedules those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Assabet has delivered to Westborough correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Assabet, filed for the years ended December 31, 2005, 2004 and 2003. Assabet has timely and properly taken such actions in response to, and in compliance with, notices Assabet has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

            (e) Assabet has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Assabet has not filed a consent under Code Section 341(f) concerning collapsible corporations. Assabet is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law), or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). AVB has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Assabet has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Assabet is not a party to or bound by any Tax allocation or sharing agreement. Assabet (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group, the common parent of which was AVB), and (ii) has no liability for the Taxes of any Person (other than Assabet) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of Assabet (i) did not, as of the end of the most recent period covered by the Assabet Reports filed on or prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Assabet Reports filed on or prior to the date of this Agreement (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Assabet in filing its Tax Returns. Since the end of the most recent period covered by the Assabet Reports filed prior to the date of this Agreement, Assabet has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (h) Assabet will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code
      Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date,
      (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date.

      6.19. Risk Management Instruments. Assabet is not a party, nor has it agreed to enter into any Derivatives Contract nor does it own securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives," or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Assabet, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Assabet has duly performed, in all material respects, all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Assabet's knowledge, there are no breaches, violations or defaults, or allegations or assertions of such, by any party thereunder which would have, or would reasonably be expected to have, a Material Adverse Effect on Assabet.

      6.20. Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of AVB contained in the Assabet Reports, and none of the material investments made by Assabet since January 1, 2006, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Assabet furnished to Westborough by Assabet is, as of the respective dates indicated therein, true and correct in all material respects.

      6.21. Loans; Nonperforming and Classified Assets.

            (a) Each Loan on the books and records of Assabet (i) was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, and
      (iii) to the knowledge of Assabet, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Assabet furnished to Westborough by Assabet is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Assabet, all Loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Assabet has disclosed in Section 6.21(b) of Assabet's disclosure Schedules, as of the latest practicable date: (i) any written or oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Assabet's knowledge, in default of any other material provision thereof, (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Assabet or an applicable regulatory authority (it being understood that no representation is being made that FDIC or the Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Assabet), (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof, and (iv) each Loan with any director, executive officer or five percent or greater shareholder of Assabet, or to the knowledge of Assabet, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement, pursuant to which any Loans or other assets have been or shall be sold by Assabet, entitled the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by Assabet, to cause Assabet to repurchase such Loan or other asset, or the buyer to pursue any other form of recourse against Assabet.

      6.22. Bank Owned Life Insurance. Assabet has disclosed in Section 6.22 of Assabet's Disclosure Schedules a true, correct and complete description of all BOLI owned by Assabet. The value of such BOLI, as of the date of this Agreement, is fairly and accurately reflected on AVB's balance sheet contained in the Assabet Reports in accordance with GAAP. Except as set forth in Section
6.22 of Assabet's Disclosure Schedules, all life insurance policies on the lives of any of the current and former officers and directors of Assabet that are maintained by Assabet and are otherwise included as assets on the books of Assabet are, or will at the Mid-Tier Effective Time be, owned by Assabet, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Assabet agrees that there will not be an amendment prior to the Mid-Tier Effective Time without the consent of Westborough.

      6.23. Properties. The real and material personal property owned by Assabet or presently used by Assabet in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Assabet has good and marketable title, free and clear of all Liens, to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of AVB as of December 31, 2005, included in the Assabet Reports or acquired after such date, other than properties sold by Assabet in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of AVB as of December 31, 2005, included in the Assabet Reports. All real and personal property which is material to Assabet's business on a consolidated basis and leased or licensed by Assabet or a Subsidiary of Assabet is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms, and such leases will not terminate or lapse prior to the Mid-Tier Effective Time, and there exists no material default under any such leases or licenses by Assabet nor, to the knowledge of Assabet and except as set forth in Section 6.23 of Assabet's Disclosure Schedules, any event which, with notice or lapse of time or both, would constitute a material default thereunder by Assabet, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Assabet.

      6.24. Intellectual Property. Assabet owns or possesses valid and binding licenses and other rights to use, without payment of any material amount, all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been disclosed in Section
6.24 of Assabet's Disclosure Schedules, and Assabet has not received any notice of conflict with respect thereto that asserts the right of others. Assabet has performed, in all material respects, all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      6.25. Fiduciary Accounts. Hudson has performed all of its duties in a "fiduciary capacity" in a fashion that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. Hudson has not received notice of any claim, allegation, or complaint from any person that Hudson failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills,

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instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in AVB's Financial Statements.

      6.26. Capitalization. Assabet is qualified to elect "financial holding company" status under the Gramm-Leach-Bliley Act of 1999 if it so chooses. Hudson is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. Hudson would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if Hudson were a state-chartered member bank.

      6.27. Community Reinvestment Act, Bank Secrecy, Anti-Money Laundering and Customer Information Security. Assabet is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause Hudson: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the Federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Hudson pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of Hudson has adopted, and Hudson has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that have not been deemed ineffective in any material respects by any Bank Regulators and that meet the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      6.28. Books and Records. The books and records of Assabet are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Assabet.

      6.29. Insurance. Assabet has disclosed in Section 6.29 of Assabet's Disclosure Schedules all of the Insurance Policies currently maintained by Assabet. Assabet is insured with reputable insurers against such risks and in such amounts as the management of Assabet reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Assabet is not in material default thereunder and has not received any notice of non-renewal or cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Assabet has timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

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

      6.30. Allowance for Loan Losses. Assabet's allowance for loan losses is in compliance with Assabet's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Assabet, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      6.31. Transactions with Affiliates. All "covered transactions" between Hudson and an "affiliate," within the meaning of Sections 23A and 23B of the Federal Reserve Act, have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      6.32. Required Vote; Antitakeover Provisions. The affirmative vote of two-thirds of the trustees of AVB and two-thirds of the corporators of AVB at a special meeting called to consider the subject is necessary to approve this Agreement and the MHC Merger on behalf of AVB. No other vote of the trustees or corporators of AVB is required by law, AVB Charter, AVB Bylaws or otherwise to approve this Agreement and the Transactions.

      6.33. Fairness Opinion. The AVB Board has received the oral opinion of KBW, which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date of this Agreement, the Aggregate Merger Consideration is fair.

      6.34. Proxy Statement. The information to be supplied by Assabet for inclusion in the proxy statement to be sent to the shareholders of Westborough Financial in connection with the Westborough Financial Meeting (the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of Westborough Financial or at the time of the Westborough Financial Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein, not false or misleading.

      6.35. Ownership of Westborough Financial Common Stock. None of AVB, Merger Sub or any of AVB's Subsidiaries, or to Assabet's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange
Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Westborough Financial Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Westborough Financial Common Stock.

      6.36. Financial Ability. At the Mid-Tier Effective Time, AVB or Hudson will have available to it sources of capital and financing sufficient to fulfill its cash obligations hereunder to pay the Aggregate Merger Consideration to holders of Westborough Financial Common Stock pursuant to
Section 3.1(c) hereof. The consummation of the transactions contemplated by this Agreement are not subject, to or otherwise conditioned upon, AVB or Hudson obtaining financing of any kind from any source. Immediately following completion of the Transactions, New Bank will be "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. If Hudson were a state-chartered member bank, AVB would be, as of the date of this Agreement, and would continue to be immediately following completion of the

Transactions, "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board.

      6.37. Disclosure. The representations and warranties contained in this
Article VI, when considered as a whole, together with any certificate, list or other writing, including, but not limited to, Assabet's Disclosure Schedules, specifically required to be furnished to Westborough pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement and therein not misleading.

                                 ARTICLE VII.
                                   COVENANTS

      7.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Westborough, Merger Sub, Hudson and AVB agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VIII hereof, and shall cooperate fully with the other party hereto to that end.

      7.2. Shareholder Approval.

            (a) Westborough Financial shall promptly prepare and file with the SEC the Proxy Statement. Westborough Financial shall make the draft Proxy Statement available to AVB for review promptly after preparation thereof, and shall give AVB an opportunity to comment and suggest revisions to such Proxy Statement prior to filing with the SEC. Promptly after the Proxy Statement is cleared by the SEC, Westborough Financial shall mail the Proxy Statement to its shareholders.

            (b) The trustees of Westborough MHC, as the majority stockholder of Westborough Financial, have approved this Agreement and any other matters required to be approved by Westborough Financial's shareholders for consummation of the Transactions. Westborough Financial agrees to take, in accordance with applicable law and the Westborough Financial Charter and Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Westborough Financial's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Westborough Financial Meeting"). Except with the prior approval of AVB, no other matters (except for routine annual meeting matters and matters required by the federal securities laws, in the event the Westborough Financial Meeting is an annual meeting) shall be submitted for the approval of Westborough Financial shareholders at the Westborough Financial Meeting. Subject to Section 7.7, the Westborough Financial Board shall, at all times prior to and during such meeting, recommend such approval (the "Westborough Financial Board Recommendation") and shall take all reasonable lawful action to solicit such approval by its shareholders. Nothing contained in Section 7.7 shall affect or otherwise limit the obligation of Westborough Financial to call, give notice of, convene, and hold the Westborough Financial Meeting. AVB, as the sole stockholder of

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

      Merger Sub, has approved this Agreement and any other matters required to be approved by Merger Sub's shareholders for consummation of the Transactions.

      7.3. Corporator Approval. Westborough MHC and AVB each agree to take, in accordance with applicable law their respective charters and bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable meetings of their corporators to consider and vote upon the approval of this Agreement and any other matters required to be approved by Westborough MHC's corporators or AVB's corporators for consummation of the Transactions.

      7.4. Regulatory Filings.

            (a) Each of AVB and Westborough and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by AVB as soon as reasonably practicable after the execution hereof. Each of AVB and Westborough shall have a reasonable time to review such filings in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

            (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, trustees, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

      7.5. Press Releases. Westborough and AVB shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may, upon the advice of outside counsel, be required by law or the rules or regulations of NASDAQ or other regulatory authority. Westborough and AVB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

      7.6. Access; Information.

            (a) Westborough and Assabet agree that upon reasonable notice and subject to applicable laws relating to the exchange of information, Westborough shall afford AVB and AVB's officers, employees, counsel, accountants and other authorized representatives, and AVB shall afford Westborough and Westborough's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Mid-Tier Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel, and to such other information as AVB or Westborough may reasonably request and, during such period, Westborough shall furnish promptly to AVB, and AVB shall furnish promptly to Westborough, all information concerning its business, properties and personnel as AVB or Westborough, as the case may be, may reasonably request. Representatives of Westborough Financial's senior management will meet periodically with representatives of AVB's senior management to coordinate post-closing integration planning, including working toward conforming Westborough Financial's and AVB's asset/liability management, lending practice, credit review and administrative and related policies and practices.

            (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
      Section 7.6 (as well as any other information obtained prior to the date of this Agreement in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.6 (as well as any other information obtained prior to the date of this Agreement in connection with the entering into of this Agreement), unless such information (i) was already known to such party,
      (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

      7.7. Acquisition Proposals. Westborough agrees that neither it nor any of its officers, trustees, or directors shall, and that Westborough shall use its reasonable best efforts to cause its employees, agents and representatives (together with Westborough's officers, directors and trustees, the "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including, without limitation, by way of furnishing confidential information or data) any inquiries regarding, or the making of, any Acquisition Proposal (other than by AVB). Westborough further agrees that neither it nor any of its officers, directors or trustees shall, directly or indirectly, and that Westborough shall use its reasonable best efforts to cause its

Representatives not to, engage in any negotiations concerning, or provide any confidential information or data to or have any discussions with, any Person relating to an Acquisition Proposal, or enter into any definitive agreement, arrangement or understanding with respect to an Acquisition Proposal or requiring it (or conditioned upon requiring it) to abandon, terminate or fail to consummate the MHC Merger, the Mid-Tier Merger or any other transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall prevent Westborough Financial or the Westborough Financial Board, between the date of this Agreement and prior to the date of Westborough Financial Meeting, from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Westborough Financial Board receives from the Person so requesting such information an executed confidentiality agreement no less favorable to it than the Confidentiality Agreement entered into on May 12, 2006 by AVB and Westborough Financial (and Westborough Financial shall enforce and not waive any provision of any confidentiality agreement entered into with any such Person contemplated by this Section 7.7); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the shareholders of Westborough Financial, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Westborough Financial Board determines in good faith (after consultation with outside legal counsel) and by a majority vote of the entire Westborough Financial Board that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Westborough Financial Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal (as hereinafter defined), and (iii) in the case referred to in clause (C) above, (w) the Westborough Financial Board also determines in good faith (after consultation with its financial advisor) and by a majority of the entire Westborough Financial Board that such Acquisition Proposal is a Superior Proposal, (x) Westborough Financial Board has given AVB five (5) Business Days' prior written notice of its intention to recommend such Acquisition Proposal to the shareholders of Westborough Financial, (y) the Westborough Financial Board has considered any changes to the Aggregate Merger Consideration, Per Share Merger Consideration or to this Agreement (if any) proposed by AVB, and (z) Westborough Financial Board has determined in good faith and by a majority vote of the entire Westborough Financial Board, after consultation with Westborough Financial's outside legal counsel and after consultation with its financial advisor, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by AVB. A "Superior Proposal" shall be a bona fide Acquisition Proposal for 100% of the outstanding securities of Westborough Financial that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to Westborough MHC and to Westborough Financial's shareholders from a financial point of view than the Mid-Tier Merger. Nothing contained in this Agreement shall prevent Westborough Financial or the Westborough Financial Board from complying with its disclosure obligations under Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (it being understood that if any such disclosure constitutes or contemplates (i) a withholding, withdrawing, modification, amendment or qualification to the Westborough Financial Board Recommendation that is adverse to AVB or (ii) recommendation of an Acquisition Proposal, Westborough Financial shall comply with all provisions of this Section 7.7).

      Westborough agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and shall request the return or destruction of all confidential information provided to any such parties prior to the date of this Agreement. Westborough Financial agrees that it will notify AVB immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives relating to an Acquisition Proposal. Westborough will promptly (within one Business Day) advise AVB following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep AVB apprised of any related developments, discussions and negotiations (including the terms and conditions (and any amendments or modifications thereto) of the Acquisition Proposal) on a current basis. Westborough Financial will use its best efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into by it or on its behalf by RBC or otherwise relating to a potential Acquisition Proposal.

      7.8. Certain Policies. Prior to the Effective Date, Westborough shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of AVB; provided, however, that no such modifications or changes need be made prior to the satisfaction of all of the conditions set forth in Article VIII; and further provided that in any event, no accrual or reserve made by Westborough Financial or any of its Subsidiaries pursuant to this Section 7.8 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Westborough Financial or its management with any such adjustments.

      7.9. Indemnification.

            (a) From and after the MHC Effective Time, AVB (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Westborough, determined as of the MHC Effective Time (each an "Indemnified Party" and collectively the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the MHC Effective Time, whether asserted or claimed prior to, at or after the MHC Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a trustee, director, officer or employee of Westborough or is or was serving at the request of Westborough as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Westborough Financial Charter and Westborough Financial Bylaws as in effect as of the date of this Agreement.

            (b) Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the MHC Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict), (ii) the Indemnified Parties will cooperate in the defense of any such matter,
      (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

            (c) Prior the MHC Effective Time, AVB shall purchase an extended reporting period endorsement under Westborough Financial's existing directors' and officers' liability insurance coverage for Westborough Financial's directors and officers in a form reasonably acceptable to Westborough Financial which shall provide such directors and officers with coverage for six years following the MHC Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured Persons than the directors' and officers' liability insurance coverage presently maintained by Westborough Financial.

            (d) If AVB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of AVB shall assume the obligations set forth in this Section 7.9.

      7.10. Employment and Benefit Matters.

            (a) As soon as administratively practicable after the Mid-Tier Effective Time, AVB shall take all reasonable action so that employees of Westborough (i) shall receive employee

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      benefits which are no less favorable than those generally afforded to other employees of AVB or its Subsidiaries holding similar positions, and
      (ii) shall be entitled to participate in each employee benefit plan, program or arrangement of AVB of general applicability (the "AVB Benefit Plans") to the same extent as similarly-situated employees of AVB and its Subsidiaries (it being understood that inclusion of the employees of Westborough in the AVB Benefit Plans may occur at different times with respect to different plans). AVB shall cause each AVB Benefit Plan in which employees of Westborough are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual or amount of benefits) under the AVB Benefit Plans, the service of such employees with Westborough to the same extent as such service was credited for such purpose by Westborough. Westborough Employees will be given credit for past service with Westborough for purposes of AVB's vacation policy.

            (b) Notwithstanding anything to the contrary contained in this Agreement, AVB shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of Westborough. To the extent amounts are distributable under Westborough Benefit Plans and constitute "eligible rollover distributions" (as defined in Section 402(f)(2)(A) of the Code), said amounts may be rolled over to any tax-qualified AVB Benefit Plan that accepts rollover distributions or to any eligible individual retirement account.

            (c) Except as otherwise expressly provided in this Agreement, AVB shall honor, and Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Westborough existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of Westborough, but only to the extent that such obligations are set forth in Sections 4.1(b)(v) or 5.15(a) of Westborough's Disclosure Schedules. AVB acknowledges that the consummation of the MHC Merger will constitute a "change-in-control" of Westborough for purposes of any employee benefit plans, agreements and arrangements of Westborough.

            (d) If employees of Westborough become eligible to participate in a medical, dental or health plan of AVB, AVB shall cause each such plan to
      (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of AVB, (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Mid-Tier Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Westborough Benefit Plan prior to the Mid-Tier Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

            (e) Subject to Section 7.12(ii) hereof, neither AVB nor any AVB Subsidiary shall have any obligation to continue the employment of any employee of Westborough, and nothing contained in this Agreement shall give any such Person the right to continued employment with AVB or a AVB Subsidiary after the Mid-Tier Effective Time. An employee of Westborough (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement), shall be entitled to receive severance payments in accordance with, and to

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      the extent provided in, Westborough's merger severance benefit program disclosed in Section 5.15(a) of Westborough's Disclosure Schedules.

            (f) Westborough Financial maintains a tax-qualified employee stock ownership plan for the benefit of employees of Westborough (the "ESOP"). The ESOP shall be terminated as of the Mid-Tier Effective Time pursuant to the terms of the ESOP. As soon as practicable following the Mid-Tier Effective Time, AVB shall file, or cause to be filed, all necessary documents with the Internal Revenue Service for a favorable determination letter for termination of the ESOP as of the Mid-Tier Effective Time. As soon as practicable after the receipt of a favorable determination letter for termination from the Internal Revenue Service, the account balances in the ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. Prior to the Mid-Tier Effective Time, contributions to, and payments on the loan of, the ESOP shall be made consistent with past practices on the regularly scheduled payment dates.

            (g) Certain employees of Westborough jointly designated in writing by Westborough and Assabet shall be entitled to receive a "retention" bonus from Westborough or Assabet, as the case may be, in the event such employee remains an employee of Westborough or Assabet, as applicable, until the Effective Date (or in certain cases, through a post-closing transition period, including systems conversion, if applicable), provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee through the Effective Date or thereafter, if applicable. The aggregate amount of such retention bonuses shall be within the range set forth in Section 7.10(g) of Assabet's Disclosure Schedules, and the employees entitled to receive retention bonuses and the amount and timing of each such bonus shall be mutually agreed upon in writing by the Chief Executive Officer of Westborough Financial and the Chief Executive Officer of AVB. Retention bonuses shall not be payable to any employee of Westborough who is a party to an employment or other agreement that provides severance benefits in the event of a change in control of Westborough.

      7.11. Notification of Certain Matters. Each of Westborough and AVB shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in that party's Disclosure Schedules, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

      7.12. Payments and Related Agreements. Concurrently with the execution of this Agreement by Westborough and Assabet, (i) Assabet and Westborough have entered into a Payments and Waiver Agreement with each of JFM, John L. Casagrande and Vickie A. Bouvier in a form that has been Previously Disclosed (the "Payments Agreements"), and (ii) AVB has entered into an Employment Agreement with JFM in a form that has been Previously Disclosed (the "Employment Agreement"). Subject to the terms of such Employment Agreement, JFM will remain an operating officer of AVB and New Bank until his retirement.

      7.13. Update of Disclosure Schedules. From time to time prior to the MHC Effective Time, Westborough and Assabet will promptly supplement or amend their respective Disclosure Schedules in writing to reflect any matter which, if existing, occurring or known at the date of

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this Agreement, would have been required to be set forth or described in their
Disclosure Schedules or which is necessary to correct any information in their Disclosure Schedules which has been rendered inaccurate thereby. In addition, at or prior to the MHC Effective Time, Westborough shall provide Assabet, and Assabet shall provide Westborough, with a complete written copy of their respective Disclosure Schedules, marked to show any and all such supplements and amendments, and/or, if no such supplements or amendments were made to a particular Section of their Disclosure Schedules, Westborough shall provide Assabet, and Assabet shall provide Westborough with a certificate signed on behalf of them by a duly authorized officer to such effect. No supplement or amendment to Westborough's or Assabet's Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(a) or Section 8.3(a) hereof or compliance by Westborough or Assabet with the covenants set forth in Article VII hereof.

      7.14. Current Information.

            (a) As soon as practicable, Westborough will furnish to Assabet, and Assabet shall furnish to Westborough, copies of all such financial statements and reports as it shall send to its shareholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and Westborough will furnish to Assabet, and Assabet will furnish to Westborough, such additional financial data as Assabet or Westborough may reasonably request.

            (b) Promptly upon receipt thereof, Westborough will furnish to Assabet, and Assabet will furnish to Westborough, copies of all internal control reports submitted to Westborough and Assabet, respectively, by independent auditors in connection with each annual, interim or special audit of the books of Westborough and Assabet, respectively, made by such auditors.

            (c) Westborough will promptly notify Assabet, and Assabet will promptly notify Westborough, of any material change in the normal course of business or in the operation of the properties of Westborough or Assabet, respectively, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Westborough or Assabet, respectively, and will keep each other reasonably informed of such events.

      7.15. Loan Loss Reserves. During the period from the date of this Agreement to the MHC Effective Time, Westborough Bank shall provide Hudson, and Hudson shall provide Westborough Bank, with any information Hudson or Westborough Bank shall reasonably request regarding each other's Loan Loss Reserves.

      7.16. ALCO Management. Westborough Bank and Hudson agree to manage their assets and liabilities in accordance with their asset and liability management policies as in effect on the date of this Agreement, unless otherwise agreed by the parties. Neither Westborough Bank nor Hudson shall amend or modify such policy without the express written consent of the other party. Westborough Bank and Hudson agree to consult on investment programs to be administered by Westborough Bank and Hudson, respectively.

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                                 ARTICLE VIII.
                   CONDITIONS TO CONSUMMATION OF THE MERGERS

      8.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each of the parties hereto to consummate the MHC Merger and the Mid-Tier Merger is subject to the fulfillment, where permitted by law, or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

            (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than two-thirds of the outstanding Westborough Financial Common Stock entitled to vote at the Westborough Financial Meeting and any other approvals set forth in Section 5.4 of Westborough's Disclosure Schedules shall have been received.

            (b) Corporator Approvals. This Agreement shall have been duly approved by not less than two-thirds of the corporators of Westborough MHC and not less than two-thirds of the corporators of AVB at meetings duly held for that purpose.

            (c) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such approval shall contain any conditions, restrictions or requirements which the AVB Board or the Westborough Financial Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that AVB or Westborough Financial would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date of this Agreement.

            (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

            (e) Tax Opinions. AVB and Merger Sub shall have received a letter setting forth the written opinion of Foley Hoag LLP, in form and substance reasonably satisfactory to AVB and Merger Sub, dated as of the Closing Date, and Westborough shall have received a letter setting forth the written opinion of Thacher Proffitt & Wood LLP, in form and substance reasonably satisfactory to Westborough, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the MHC Merger will qualify as a tax-free reorganization described in Section 368(a) of the Code, and neither the Mid-Tier Merger nor the Bank Merger will adversely affect such qualification.

      8.2. Conditions to Obligation of Westborough. The obligation of Westborough to consummate the MHC Merger and the Mid-Tier Merger is also subject to the fulfillment or written waiver by Westborough prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Assabet in this Agreement that is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such

                                      A-72
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      representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, and Westborough shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of AVB and Merger Sub to such effect.

            (b) Performance of Obligations of Assabet. Assabet shall have performed all obligations required to be performed by it under this Agreement at or prior to the MHC Effective Time and the Mid-Tier Effective Time, and Westborough shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of AVB, Hudson and Merger Sub.

            (c) Absence of Assabet Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Assabet.

            (d) Other Actions. AVB and Merger Sub shall have furnished Westborough with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.1 and 8.2 as Westborough may reasonably request.

      8.3. Conditions to Obligations of AVB. The obligations of AVB and Merger Sub to consummate the MHC Merger and the Mid-Tier Merger are also subject to the fulfillment or written waiver by AVB and Merger Sub prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Westborough in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date. AVB and Merger Sub shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Westborough to such effect.

            (b) Performance of Obligations of Westborough. Westborough shall have performed all obligations required to be performed by it under this Agreement at or prior to the MHC Effective Time and the Mid-Tier Effective Time, and AVB and Merger Sub shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Westborough MHC, Westborough Financial and Westborough Bank.

            (c) No Parachute Payments. Westborough shall not have taken any action or made any payments that would result, either individually or in the aggregate, in any violation of the requirements set forth in Section 4.1(b)(x).

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

            (d) Absence of Westborough Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Westborough.

            (e) Other Actions. Westborough shall have furnished AVB and Merger Sub with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections
      8.1 and 8.3 as AVB or Merger Sub may reasonably request.

                                  ARTICLE IX.
                                  TERMINATION

      9.1. Termination. This Agreement may be terminated and the MHC Merger, the Mid-Tier Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the MHC Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the shareholders of Westborough Financial:

            (a) Mutual Consent. By mutual consent of AVB and Westborough, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

            (b) Delay. By either AVB or Westborough (if its Board of Directors so determines by vote of a majority of the members of its entire Board) if the MHC Effective Time shall not have occurred on or before June 30, 2007 or such later date as the parties may have agreed upon in writing (the "Expiration Date"), except to the extent that the failure of the MHC Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this
      Section 9.1(b), or (ii) any of the Voting Shareholders (if Westborough is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or his, her or its obligations under the relevant Voting Agreement.

            (c) No Approval. By Westborough or AVB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the MHC Merger, the Mid-Tier Merger or the Bank Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

            (d) Breach. At any time prior to the MHC Effective Time, by AVB or Westborough (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of:
      (i) a material breach by AVB or Westborough, as the case may be, of any representation or warranty contained in this Agreement, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or 8.3(a), as the case may be, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a material breach by AVB or Westborough, as the case may be, of any of the covenants or agreements contained in this Agreement, which breach

                                      A-74
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      cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach.

            (e) No Shareholder or Corporator Approval. By either AVB or Westborough (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.2 or 7.3 ) if (i) any approval of the shareholders of Westborough Financial required for the consummation of the Mid-Tier Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Westborough Financial's shareholders or at any adjournment or postponement thereof, or, if such meeting of shareholders shall not have been held or shall have been canceled prior to the Expiration Date; (ii) any approval of the corporators of Westborough MHC required for the consummation of the MHC Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Westborough MHC's corporators or at any adjournment or postponement thereof, or, if such meeting of corporators shall not have been held or shall have been canceled prior to the Expiration Date; or (iii) any approval of the corporators of AVB required for the consummation of the MHC Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of AVB's corporators or at any adjournment or postponement thereof, or, if such meeting of corporators shall not have been held or shall have been canceled prior to the Expiration Date.

            (f) Westborough Failure to Recommend. By AVB (A) if, at any time prior to the Westborough Financial Meeting, (i) Westborough shall have materially breached Section 7.7, (ii) Westborough Financial Board shall have failed to make its recommendation referred to in Section 7.2, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of AVB (including, without limitation, recommending an Acquisition Proposal in compliance with Section 7.7), or (iii) Westborough shall have materially breached its obligations to call, give notice of, convene and hold the Westborough Financial Meeting in accordance with Section 7.2, or (B) if Westborough MHC shall have (i) failed to recommend (or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Assabet) that Westborough MHC's corporators approve the MHC Merger, or (ii) materially breached its obligation to call, give notice of, convene and hold a meeting of corporators to approve the MHC Merger.

            (g) Certain Tender Offers or other Transactions. By AVB, (A) if a Tender Offer is commenced, other than by AVB or a Subsidiary thereof, and the Westborough Financial Board recommends (in compliance with Section 7.7) that the shareholders of Westborough Financial tender their shares in such Tender Offer or otherwise fails to recommend that such shareholders reject such Tender Offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act, or (B) if Westborough enters into an agreement to effect a Change in Control Transaction.

            (h) AVB Failure to Recommend. By Westborough if (i) AVB shall have failed to recommend (or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Westborough) that AVB's corporators approve the MHC Merger, or (ii) AVB shall have materially breached its obligations to call, give notice of, convene and hold a meeting of corporators to approve the MHC Merger.

      9.2. Effect of Termination; Expenses.

                                      A-75
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            (a) In the event of the termination of this Agreement pursuant to
      Section 9.1, this Agreement shall forthwith become void (except as set forth in Section 10.1), subject to Section 9.3, and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, and (ii) as otherwise provided in this
      Section 9.2.


            (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful or intentional breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"); provided, however, that the maximum amount any party shall be liable to the other party for Expenses pursuant to this Section 9.2(b) shall be $500,000. The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

      9.3. Westborough Special Payment. As a condition of AVB's willingness, and in order to induce AVB, to enter into this Agreement and to reimburse AVB for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Westborough will pay to AVB an amount equal to 5% of Aggregate Merger Consideration (as such amount may be adjusted pursuant to Section 9.3(d)), the "Westborough Special Payment"), as follows:

            (a) If this Agreement shall have been terminated by AVB pursuant to
      Section 9.1(f) or 9.1(g), then Westborough shall pay the Westborough Special Payment.

            (b) If this Agreement shall have been terminated

                  (i) by AVB pursuant to Section 9.1(d) because of
            Westborough's willful breach of any representation, warranty, covenant or agreement under this Agreement;

                  (ii) by AVB or Westborough pursuant to Section 9.1(e)(i);

                  (iii) by AVB or Westborough pursuant to Section 9.1(b)
            without a vote of the shareholders of Westborough contemplated by this Agreement having occurred, and in any such case an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or the Westborough Financial Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the meeting of Westborough Financial shareholders to approve the Mid-Tier Merger, in the case of clause (ii), or the date of termination, in the case of clauses (i) or (iii), then if and only if within 12 months after such termination Westborough enters into a definitive agreement with respect to a Change in Control Transaction, or a Change in Control Transaction is consummated, then Westborough shall pay the Westborough Special Payment payable to AVB.

            (c) Exclusivity of Remedy. Notwithstanding anything to the contrary set forth in this Agreement, if Westborough pays or causes to be paid to AVB or to Hudson the Westborough Special Payment, Westborough will not have any further obligations or liabilities to AVB or Hudson with respect to this Agreement or the transactions contemplated by this Agreement.

            (d) Adjustment to Amount of Westborough Special Payment. The amount of Westborough Special Payment shall be reduced by the amount of any Expenses paid by Westborough to AVB pursuant to Section 9.2(b).

            (e) Effect on Standstill Arrangements. In the event Westborough pays to AVB the Westborough Special Payment, any standstill provisions contained in the Confidentiality Agreement referred to in Section 7.7 shall terminate.

            (f) Payment Required. Any payment required under this Section 9.3 will be payable by Westborough to AVB (by wire transfer of immediately available funds to an account designated by AVB) within five Business Days after demand by AVB.

                                  ARTICLE X.
                                 MISCELLANEOUS

      10.1. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the MHC Effective Time (other than agreements or covenants contained in this Agreement that by their express terms are to be performed after the MHC Effective Time). If this Agreement is terminated prior to the MHC Effective Time, no representations, warranties, agreements or covenants contained in this Agreement shall survive such termination (other than Sections 7.6(b) and 9.3, and this Article X, all of which (other than Section 10.12) shall survive any such termination). The Voting Agreements shall terminate in accordance with the terms thereof.

      10.2. Waiver; Amendment. Prior to the MHC Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or
(ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Westborough Financial Meeting, no amendment shall be made which changes in kind or reduces in amount the Aggregate Merger Consideration without the further approval of Westborough Financial's shareholders.

      10.3. Counterparts and Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts. When each party has signed and delivered at least one counterpart to all other parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the parties hereto. This Agreement shall not become binding on the parties hereto unless it has been executed by authorized representatives of all parties. Facsimile execution and delivery of this Agreement and any Exhibits, Schedules and Appendices by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

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      10.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of The Commonwealth of Massachusetts that are applicable to contracts made and to be performed entirely within such state.

      10.5. Expenses. Except as otherwise provided in Section 9.2, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      10.6. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

      If to Westborough to:

            Westborough Financial Services, Inc.
            100 East Main Street
            Westborough, Massachusetts 01581
            Attention:  President & Chief Executive Officer
            Fax:  (508) 870-0499

      With a copy to:

            Thacher Proffitt & Wood LLP
            1700 Pennsylvania Avenue
            Washington, DC  20006
            Attention:  Richard A. Schaberg
            Fax: (202) 626-1930

      If to AVB, Hudson or Merger Sub to:

            Assabet Valley Bancorp
            42 Main Street
            Hudson, Massachusetts 01749
            Attention:  President & Chief Executive Officer
            Fax:  (978) 562-8581

      With a copy to:

            Foley Hoag LLP
            155 Seaport Boulevard
            Boston, Massachusetts 02210
            Attention:  Peter W. Coogan and Carol Hempfling Pratt
            Fax:  (617) 832-7000

      10.7. Entire Understanding; No Third Party Beneficiaries. This Agreement, the Bank Merger Agreement and the Voting Agreements represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby, and this

Agreement, the Bank Merger Agreement and the Voting Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce AVB's obligation under Section 7.9, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and the severance benefits contemplated by Section 7.10(e), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.8. Severability. Except to the extent that application of this Section
10.8 would have a Material Adverse Effect on Westborough or AVB, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

      10.9. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to sections include subsections which are part of the related sections (e.g., a section numbered "Section 5.5(a)" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5(a)").

      10.11. Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.12. Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, the parties may at any time modify the structure of the acquisition of Westborough set forth in this Agreement, subject to the prior written consent of both parties, which consent shall not be unreasonably withheld or delayed, provided that (i) the Aggregate Merger Consideration to be paid to the holders of Westborough Financial Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of Westborough Financial's shareholders as a result of receiving the Aggregate Merger Consideration, and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

             [Remainder of page has intentionally been left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                              ASSABET VALLEY BANCORP

                              By: /s/ Oliver F. Nunes, Jr.
                                  ---------------------------------------------
                                  Name:  Oliver F. Nunes Jr.
                                  Title: President

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: Treasurer


                              HUDWEST FINANCIAL SERVICES, INC.

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: President and Chief Executive Officer

                              By: /s/Margaret Sullivan
                                  ---------------------------------------------
                                  Name:  Margaret Sullivan
                                  Title: Treasurer


                              HUDSON SAVINGS BANK

                              By: /s/ Mark R. O'Connell
                                  ---------------------------------------------
                                  Name:  Mark R. O'Connell
                                  Title: President and Chief Executive Officer

                              By: /s/ Margaret Sullivan
                                  ---------------------------------------------
                                  Name:  Margaret Sullivan
                                  Title: Treasurer


                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

                              WESTBOROUGH MHC

                              By: /s/Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                              WESTBOROUGH FINANCIAL SERVICES, INC.

                              By: /s/ Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                              THE WESTBOROUGH BANK

                              By: /s/ Joseph F. MacDonough
                                  ---------------------------------------------
                                  Name:  Joseph F. MacDonough
                                  Title: President & Chief Executive Officer

                              By: /s/ John L. Casagrande
                                  ---------------------------------------------
                                  Name:  John L. Casagrande
                                  Title: Treasurer


                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

                                    ANNEX A

                              VOTING SHAREHOLDERS

      -------------------------------------------------------------------
      Shareholder                                 Shares          Options
      -------------------------------------------------------------------
        James N. Ball                               1,150*         930**
      -------------------------------------------------------------------
        Nelson P. Ball                                 450         1,000
      -------------------------------------------------------------------
        Edward S. Bilzerian                          3,450         1,000
      -------------------------------------------------------------------
        Nancy M. Carlson                              650*         930**
      -------------------------------------------------------------------
        David E. Carlstrom                           3,350           600
      -------------------------------------------------------------------
        John L. Casagrande                           2,402         2,700
      -------------------------------------------------------------------
        Benjamin H. Colonero, Jr.                     490*         930**
      -------------------------------------------------------------------
        Robert A. Klugman                            2,450         1,000
      -------------------------------------------------------------------
        Jeffrey B. Leland                              600             0
      -------------------------------------------------------------------
        Joseph F. MacDonough                        12,384         9,600
      -------------------------------------------------------------------
        Paul F. McGrath                              5,450           400
      -------------------------------------------------------------------
        Charlotte C. Spinney                         2,140           900
      -------------------------------------------------------------------
        Phyllis A. Stone                             3,100             0
      -------------------------------------------------------------------
        James E Tashjian                             3,450         1,000
      -------------------------------------------------------------------
        Westborough Bancorp, MHC                 1,027,893             0
      -------------------------------------------------------------------

*     Includes 450 shares of unvested restricted stock.
**    Includes 930 shares of unvested stock options.

                                                                        ANNEX B
                                                                        -------

                            FORM OF VOTING AGREEMENT

      VOTING AGREEMENT ("Agreement"), dated as of November ____, 2006, by and among Assabet Valley Bancorp, a Massachusetts mutual holding company ("AVB"), Westborough Financial Services, Inc., a Massachusetts corporation ("Company"), and the undersigned holder ("Company Shareholder") of capital stock of the Company ("Company Stock").

      WHEREAS, AVB, the Company and certain others are about to enter into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be subsequently amended or modified, the "Agreement and Plan of Merger"), providing for the merger of Company with a specially-formed, wholly-owned subsidiary of AVB (the "Mid-Tier Merger");

      WHEREAS, Company Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Company Stock, and holds stock options or other rights to acquire the number of Shareholder Equity Interests (as defined in Section 3), opposite such Company Shareholder's name on Schedule 1 attached hereto;

      WHEREAS, AVB has informed Company Shareholder that it is a condition to AVB's entering into the Agreement and Plan of Merger that Company Shareholder execute and deliver this Agreement on the date hereof; and

      WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

      NOW, THEREFORE, in consideration of, and as a condition to, AVB entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by AVB in connection therewith, Company Shareholder and AVB agree as follows:

      1. Agreement to Vote Shareholder Equity Interests. Company Shareholder agrees that, from the date hereof until the Expiration Date (as defined in Section 2), at any meeting of the stockholders of Company, or in connection with any written consent of the stockholders of Company, with respect to the Mid-Tier Merger, the Agreement and Plan of Merger, or any Acquisition Proposal or any Unsanctioned Agreement (as such term is defined in Section 1(b)) or any adjournment of any such meeting, Company Shareholder shall:

            (a) Appear at such meeting or otherwise cause any Shareholder Equity Interests to be counted as present thereat for purposes of calculating a quorum; and

            (b) From and after the date hereof until the Expiration Date, vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shareholder Equity Interests that such Company Shareholder shall be entitled to so vote, whether such Shareholder Equity Interests are beneficially owned by such Company Shareholder on the date of this Agreement or are subsequently acquired,
      (i) in favor of adoption and approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Mid-Tier Merger; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, or warranty or any other obligation or agreement of Company contained in the Agreement and Plan of Merger or of Company Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Mid-Tier Merger or any of the transactions contemplated by the Agreement and Plan of Merger ("Unsanctioned Agreement").

      2. Expiration Date. As used in this Agreement, the term "Expiration Date" shall mean the earlier of (i) the consummation of the Mid-Tier Merger and (ii) the termination of the Agreement and Plan of Merger in accordance with Article IX thereof. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

      3. Agreement to Retain Shareholder Equity Interests. From and after the date hereof until the Expiration Date, Company Shareholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer or otherwise dispose of (including, without limitation, by the voluntary creation of a Lien (as defined in Section 4(c))), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Company Stock or option or right to obtain Company Stock or any interest convertible into, or exercisable for, Company Stock or the right to obtain Company Stock or such rights that may at any time be owned (or could be acquired) by Company Shareholder (collectively, the "Shareholder Equity Interests"), whether such Shareholder Equity Interests are held by Company Shareholder on the date of this Agreement or are subsequently acquired prior to any meeting (or written consent in lieu thereof) of stockholders of the Company prior to the Expiration Date, whether by the exercise of any option or right to obtain Shareholder Equity Interests or otherwise. Notwithstanding the foregoing, Company Shareholder may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any transferee that has agreed in writing to be bound by the terms of, and perform the obligations of Company Shareholder under, this Agreement, and (c) as AVB may otherwise agree in writing in its sole discretion.

      4. Representations and Warranties of Company Shareholder. Company Shareholder hereby represents and warrants to AVB as follows:

            (a) Company Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

            (b) This Agreement (assuming this Agreement constitutes a valid and binding agreement of AVB) is a valid and legally binding agreement with respect to Company Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles);

            (c) Company Shareholder beneficially owns the number of Shareholder Equity Interests indicated opposite such Company Shareholder's name on
      Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shareholder Equity Interests;

            (d) Company Shareholder understands that at the Effective Time of the Mid-Tier Merger, each outstanding Shareholder Equity Interest listed on Schedule 1 shall be cancelled and converted into the right to receive a cash amount to be determined in accordance with the terms and provisions of the Agreement and Plan of Merger;

            (e) The execution and delivery of this Agreement by Company Shareholder does not, and the performance by Company Shareholder of his, her or its obligations hereunder and the consummation by Company Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Company Shareholder is a party or by which Company Shareholder is bound, or any statute, rule or regulation to which Company Shareholder is subject or, in the event that Company Shareholder is a corporation, partnership, trust or other entity, any by-law or other organizational document of Company Shareholder; and

            (f) Company Shareholder has no claim (or any basis therefor), in Company Shareholder's capacity as a stockholder or former stockholder, or option holder or former option holder, of Company, in any way arising out of or based upon: (i) ownership or rights to ownership of any Shareholder Equity Interests, other than Company Shareholder's right to receive the consideration to be paid to Company Shareholder under the Agreement and Plan of Merger with respect to the Shareholder Equity Interests listed on
      Schedule 1; (ii) any rights to obtain additional Shareholder Equity Interests; or (iii) any claim that any Shareholder Equity Interests were wrongfully repurchased by Company.

      5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, Company Shareholder does hereby appoint AVB with full power of substitution and resubstitution, as Company Shareholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shareholder Equity Interests, to vote, if Company Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shareholder Equity Interests solely with respect to the matters and in the manner set forth in Section 1 hereof. Company Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Company Shareholder with respect to the Shareholder Equity Interests. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

      6. No Solicitation. From and after the date hereof until the Expiration Date, Company Shareholder, in his, her or its capacity as a stockholder of Company, shall not, nor to the extent applicable to Company Shareholder, shall he, she or it permit any of his, her or its affiliates to, nor shall he, she or it authorize any partner, officer, director, advisor or representative of Company Shareholder or any of its affiliates to (a) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Acquisition Proposal or any Unsanctioned Agreement, (b) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal or Unsanctioned Agreement, (c) engage in any discussions with any Person with respect to any Acquisition Proposal or Unsanctioned Agreement, except as to the existence of these provisions, (d) approve, endorse or recommend any Acquisition Proposal or Unsanctioned Agreement (except to the extent specifically permitted in the Agreement and Plan of Merger) or (e) enter into any letter of intent or similar document or any Contract contemplating any Acquisition Proposal or transaction contemplated thereby (other than the Agreement and Plan of Merger) or any Unsanctioned Agreement.

      7. Specific Enforcement. Company Shareholder has signed this Agreement intending to be legally bound thereby. Company Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Company Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

      8. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by any of the parties shall be legal, valid and binding execution and delivery of this Agreement for all purposes.

      9. No Waivers. No waivers of any breach of this Agreement extended by AVB to Company Shareholder shall be construed as a waiver of any rights or remedies of AVB with respect to any other stockholder of Company who has executed an agreement substantially in the form of this Agreement with respect to Company Stock (or options or other rights to obtain Company Stock) held or subsequently held by such stockholder, or with respect to any subsequent breach of Company Shareholder or any other such stockholder of Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      10. Miscellaneous. This Agreement is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

      11. Capacity as Company Shareholder. Company Shareholder signs this Agreement solely in Company Shareholder's capacity as the owner of the Shareholder Equity Interests, and not in Company Shareholder's capacity as a director, officer or employee of Company or any of its subsidiaries or in Company Shareholder's capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of Company in the exercise of his or her fiduciary duties, consistent with the terms of the Agreement and Plan of Merger, as a director and/or officer of Company or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust, or prevent or be construed to create any obligation on the part of any director and/or officer of Company or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of Company.

      12. No Agreement Until Agreement and Plan of Merger Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until the Agreement and Plan of Merger is executed by all parties thereto and this Agreement is executed by the parties whose names are set forth on the signature page hereof.

      13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

                            [SIGNATURE PAGES FOLLOW]

      EXECUTED as of the date first above written.

                              ASSABET VALLEY BANCORP

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                              WESTBOROUGH FINANCIAL SERVICES, INC.

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

      EXECUTED as of the date first above written.

                              COMPANY SHAREHOLDER

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

                                   SCHEDULE 1


      Company Shareholder       Shareholder Equity Interests       Options
      -------------------       ----------------------------       -------

                                    ANNEX C

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION


         President:        Joseph MacDonough
         Treasurer:        Mark O'Connell
         Secretary:        Carol Parker

         Directors:        Joseph MacDonough
                           Mark O'Connell
                           Dave Lamson
                           Fred Williams
                           James Tashjian

                                    ANNEX D

                          NEW BANK COMMITTEE STRUCTURE

Executive (7)                          Lending Review (6)
-------------                          ------------------

5 HSB - Chair                          4 HSB - Chair
2 WB                                   2 WB

Personnel (6)                          Trust/NDIP (6)
-------------                          --------------

4 HSB                                  3 HSB
2 WB - Chair                           3 WB - Chair

CRA (6)                                ALCO (6)
-------                                --------

3 HSB - Chair                          3 HSB - Chair
3 WB                                   3 WB

Audit (6)                              Nominating (6)
---------                              --------------

4 HSB                                  3 HSB
2 WB - Chair                           3 WB - Chair


In addition, those directors of Westborough Financial who (by reason of the initial limitation that only nine directors of Westborough Financial will serve on New Bank's Board of Directors) continue in service only as Trustees of Assabet Valley Bancorp shall be appointed or elected, if qualified, to fill any vacancy on New Bank's Board of Directors occurring within five years of the Closing Date and created as a result of the death, retirement or resignation of any initial director of New Bank who is a Westborough Financial director immediately prior to the Effective Date.

                Amendment No. 1 to Agreement and Plan of Merger

      This Amendment No. 1 to Agreement and Plan of Merger is dated this 15th day of May, 2007, and amends the Agreement and Plan of Merger dated November 13, 2006 by and among Assabet Valley Bancorp, HudWest Financial Services, Inc., Hudson Savings Bank, Westborough Bancorp, MHC, Westborough Financial, Inc., and The Westborough Bank (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

      WHEREAS, as a condition to, and in connection with, the execution of the Merger Agreement, Westborough MHC executed a Voting Agreement pursuant to which such stockholders agreed, among other things, to vote their shares of common stock of Westborough Financial in favor of the Merger; and

      WHEREAS, Westborough MHC has requested that Assabet waive compliance by Westborough MHC with the Voting Agreement, enabling Westborough MHC to vote its shares of Westborough Financial common stock as determined by the Westborough MHC Board of Trustees; and

      WHEREAS, as a condition of Assabet's willingness to waive compliance by Westborough MHC with the Voting Agreement, Assabet has required that the Merger Agreement be amended in the manner set forth herein.

      NOW THEREFORE, the parties hereto agree as follows:

      1. Amendments to Merger Agreement.

            (a) Section 9.1(b) of the Merger Agreement is hereby amended by replacing "June 30, 2007" with "August 15, 2007" in the third line thereof.

            (b) Section 9.3(b) of the Merger is hereby deleted and the following new Section 9.3(b) is inserted in lieu thereof:

                  "(b) If this Agreement shall have been terminated

                        (i) by AVB pursuant to Section 9.1(d) because of
                  Westborough's willful breach of any representation, warranty, covenant or agreement under this Agreement;

                        (ii) by AVB or Westborough pursuant to Section
                  9.1(e)(i) or 9.1(e)(ii); or

                        (iii) by AVB or Westborough pursuant to Section 9.1(b)
                  without a vote of the shareholders of Westborough contemplated by this Agreement having occurred;

            then if and only if within 12 months after such termination Westborough enters into a definitive agreement with respect to a Change in Control Transaction, or a

            Change in Control Transaction is consummated, then Westborough shall pay the Westborough Special Payment payable to AVB."

      2. Full Force and Effect. Except as expressly amended hereby, the Merger Agreement shall continue in full force and effect in accordance with its terms.

      3. Governing Law. This Amendment No. 1 to Agreement and Plan of Merger shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws rules.

      4. Counterparts and Facsimile Signatures. This Amendment No. 1 to Agreement and Plan of Merger may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. Facsimile execution and delivery of this Amendment No. 1 to Agreement and Plan of Merger by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

                            [Signature page follows]

      IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Agreement and Plan of Merger as an instrument under seal as of the date first written above.


ASSABET VALLEY BANCORP                       WESTBOROUGH BANCORP, MHC


By: /s/ Mark R. O'Connell                    By: /s/ Joseph F. MacDonough
    ------------------------------------         ---------------------------------------
    Mark R. O'Connell, President and CEO         Joseph F. MacDonough, President and CEO

By: /s/ Margaret Sullivan                    By: /s/ John L. Casagrande
    ------------------------------------         ---------------------------------------
    Margaret Sullivan, Treasurer                 John L. Casagrande, Treasurer

HUDWEST FINANCIAL, INC.                      WESTBOROUGH FINANCIAL SERVICES, INC


By: /s/ Mark R. O'Connell                    By: /s/ Joseph F. MacDonough
    ------------------------------------         ---------------------------------------
    Mark R. O'Connell, President and CEO         Joseph F. MacDonough, President and CEO

By: /s/ Margaret Sullivan                    By: /s/ John L. Casagrande
    ------------------------------------         ---------------------------------------
    Margaret Sullivan, Treasurer                 John L. Casagrande, Treasurer

HUDSON SAVINGS BANK                          THE WESTBOROUGH BANK


By: /s/ Mark R. O'Connell                    By: /s/ Joseph F. MacDonough
    ------------------------------------         ---------------------------------------
    Mark R. O'Connell, President and CEO         Joseph F. MacDonough, President and CEO

By: /s/ Margaret Sullivan                    By: /s/ John L. Casagrande
    ------------------------------------         ---------------------------------------
    Margaret Sullivan, Treasurer                 John L. Casagrande, Treasurer


  SIGNATURE PAGE -- AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (B3352966)

                                                                     APPENDIX B

                  [RBC Capital Markets Corporation letterhead]




November 13, 2006


CONFIDENTIAL
------------

The Board of Directors
Westborough Financial Services, Inc.
100 East Main Street
Westborough, MA 01581

Members of the Board:

      You have requested our opinion as to the fairness, from a financial point of view, to the public shareholders of Westborough Financial Services, Inc., a Massachusetts-chartered mid-tier holding company (the "Company"), of the Per Share Merger Consideration (as defined below) to be paid pursuant to the terms of the proposed Agreement and Plan of Merger dated as of November 13, 2006 (the "Agreement"), among the Company; Westborough Bancorp, MHC, a Massachusetts-chartered mutual holding company ("Westborough MHC"); The Westborough Bank, a Massachusetts-chartered savings bank and wholly owned subsidiary of the Company ("Westborough Bank"); Assabet Valley Bancorp, a Massachusetts-chartered mutual holding company ("AVB"); Hudson Savings Bank, a Massachusetts-chartered savings bank and wholly owned subsidiary of AVB ("Hudson"); and HudWest Financial Services, Inc., a Massachusetts corporation and newly chartered merger subsidiary of AVB ("Merger Sub"). Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.

      Pursuant to the Agreement, Westborough MHC will merge with and into AVB, the Company will merge with and into Merger Sub, and Westborough Bank will merge with and into Hudson (collectively, the "Merger"). The consideration per share to be paid by AVB to the public shareholders of the Company in the Merger for each outstanding share of common stock of the Company equals $35.00 in cash (the "Per Share Merger Consideration"). Options to purchase shares of stock of the Company will be cashed out for the difference between the exercise price of the option and $35.00. The Per Share Merger Consideration shall be paid to the public holders of Company common stock and Company options based on terms specified in the Agreement. The terms and conditions of the Merger are set forth more fully in the Agreement.

      RBC Capital Markets Corporation ("RBC"), a member company of RBC Financial Group, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private

Westborough Financial Services, Inc.
November 13, 2006
Page 2

placements and valuations for corporate and other purposes. We received a retainer in 2005 with regard to providing advisory services to the Company in connection with the Company's review of a de-registration transaction. We expect to receive a fee for our services as financial advisor to the Company in the Merger, which is contingent upon consummation of the Merger. We have also received a non-refundable retainer, and will receive a fee for providing this opinion. The retainer and opinion fee are not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. This opinion has been approved by our fairness opinion committee.

      In connection with our review of the Merger, and in arriving at our opinion, we have undertaken such review and enquiries as we deemed necessary or appropriate under the circumstances, including the following:

      (i) Reviewed and analyzed the financial terms in the draft Agreement dated as of November 9, 2006;
      (ii) Reviewed and analyzed certain publicly available financial and other data with respect to the Company and AVB and certain other historical operating data relating to the Company and AVB made available to us from published sources and from the internal records of the Company and AVB;
      (iii) Conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company independently and as combined;
      (iv) Conducted discussions with members of the management of AVB with respect to the business prospects and financial outlook of AVB independently and as combined;
      (v) Received and reviewed financial forecasts prepared by the Company's management on the potential future performance of the Company as a stand-alone entity;
      (vi) Reviewed the reported prices and trading activity for the Company's common stock;
      (vii) Compared the financial performance of the Company and the price of the Company common stock with those of certain other publicly traded companies and their securities that we have deemed relevant;
      (viii) Reviewed the financial terms, to the extent publicly available, of certain merger transactions that we have deemed relevant; and
      (ix) Considered the characteristics unique to mutual holding companies and re-mutualization transactions.

      In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

      With respect to the data and discussions relating to the business prospects and financial outlook of AVB and the Company, upon advice of the Company, we have assumed that such data have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AVB and the Company as to the future financial

Westborough Financial Services, Inc.
November 13, 2006
Page 3

performance of AVB and the Company, and that AVB and the Company will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

      In arriving at our opinion, we did not attribute any particular weight to any analysis or factor considered by us, but instead made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and AVB (including, without limitation, the financial statements and related notes thereto of the Company and AVB, as well as other publicly available information with respect to the Company and AVB), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities, contingent or other, of the Company or AVB, and we have not been furnished with any such valuations or appraisals. We express no opinion regarding the liquidation value of any entity. In addition, we (i) have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or AVB, (ii) have not made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or AVB, and
(iii) have not reviewed the individual credit files relating to the Company or AVB. We have assumed, with your consent, that the respective allowances for loan and lease losses will be adequate on a pro forma basis for the combined entity. Additionally, we have not been asked to, and did not, consider the possible effects of any litigation or other legal claims. With respect to all legal matters relating to the Company and AVB, we have relied on the advice of legal counsel to the Company.

      We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Merger will be consummated pursuant to the terms of the Agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder. We have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

      Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which has been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. It should be understood that although subsequent developments may

Westborough Financial Services, Inc.
November 13, 2006
Page 4

affect our opinion, unless mutually agreed by the Company and RBC, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Our opinion is delivered pursuant to our engagement letter with you dated February 24, 2006, and is subject to the terms, conditions, qualifications, and restrictions set forth therein.

      This opinion is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion shall not be otherwise published or otherwise used, nor shall any public references to us be made without our prior written approval, except as set forth in our engagement letter with you dated February 24, 2006. Our opinion does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Merger or otherwise.

      Our opinion addresses solely the fairness of the Per Share Merger Consideration to be paid in the Merger, from a financial point of view, to the public shareholders of the Company. Our opinion does not address the shares of the Company owned by Westborough MHC. We have not reviewed, nor does our opinion in any way address, other Merger terms or arrangements, including without limitation the financial or other terms of any employment agreement with Company management or any break-up or termination fee. Further, our opinion does not address, nor should it be construed to address, the relative merits of the underlying decision by the Company to engage in the Merger compared to any alternative business strategies or transaction in which the Company might engage. Additionally, we were not directed to, and did not, solicit indications of interest from other parties regarding a potential transaction with the Company. We have assumed that the process undertaken by the Company was based on appropriate business judgment.

      Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be paid in the Merger is fair, from a financial point of view, to the public shareholders of the Company.


                                       Very truly yours,


                                       /s/  RBC CAPITAL MARKETS CORPORATION


                                       RBC CAPITAL MARKETS CORPORATION

                                                                     APPENDIX C

                            FORM OF VOTING AGREEMENT

      VOTING AGREEMENT ("Agreement"), dated as of November ____, 2006, by and among Assabet Valley Bancorp, a Massachusetts mutual holding company ("AVB"), Westborough Financial Services, Inc., a Massachusetts corporation ("Company"), and the undersigned holder ("Company Shareholder") of capital stock of the Company ("Company Stock").

      WHEREAS, AVB, the Company and certain others are about to enter into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be subsequently amended or modified, the "Agreement and Plan of Merger"), providing for the merger of Company with a specially-formed, wholly-owned subsidiary of AVB (the "Mid-Tier Merger");

      WHEREAS, Company Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Company Stock, and holds stock options or other rights to acquire the number of Shareholder Equity Interests (as defined in Section 3), opposite such Company Shareholder's name on Schedule 1 attached hereto;

      WHEREAS, AVB has informed Company Shareholder that it is a condition to AVB's entering into the Agreement and Plan of Merger that Company Shareholder execute and deliver this Agreement on the date hereof; and

      WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

      NOW, THEREFORE, in consideration of, and as a condition to, AVB entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by AVB in connection therewith, Company Shareholder and AVB agree as follows:

      1. Agreement to Vote Shareholder Equity Interests. Company Shareholder agrees that, from the date hereof until the Expiration Date (as defined in Section 2), at any meeting of the stockholders of Company, or in connection with any written consent of the stockholders of Company, with respect to the Mid-Tier Merger, the Agreement and Plan of Merger, or any Acquisition Proposal or any Unsanctioned Agreement (as such term is defined in Section 1(b)) or any adjournment of any such meeting, Company Shareholder shall:

            (a) Appear at such meeting or otherwise cause any Shareholder Equity Interests to be counted as present thereat for purposes of calculating a quorum; and

            (b) From and after the date hereof until the Expiration Date, vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shareholder Equity Interests that such Company Shareholder shall be entitled to so vote, whether such Shareholder Equity Interests are beneficially owned by such Company Shareholder on the date of this Agreement or are subsequently acquired,
      (i) in favor of adoption and approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Mid-Tier Merger; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, or warranty or any other obligation or agreement of Company contained in the Agreement and Plan of Merger or of Company Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Mid-Tier Merger or any of the transactions contemplated by the Agreement and Plan of Merger ("Unsanctioned Agreement").

      2. Expiration Date. As used in this Agreement, the term "Expiration Date" shall mean the earlier of (i) the consummation of the Mid-Tier Merger and (ii) the termination of the Agreement and Plan of Merger in accordance with Article IX thereof. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

      3. Agreement to Retain Shareholder Equity Interests. From and after the date hereof until the Expiration Date, Company Shareholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer or otherwise dispose of (including, without limitation, by the voluntary creation of a Lien (as defined in Section 4(c))), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Company Stock or option or right to obtain Company Stock or any interest convertible into, or exercisable for, Company Stock or the right to obtain Company Stock or such rights that may at any time be owned (or could be acquired) by Company Shareholder (collectively, the "Shareholder Equity Interests"), whether such Shareholder Equity Interests are held by Company Shareholder on the date of this Agreement or are subsequently acquired prior to any meeting (or written consent in lieu thereof) of stockholders of the Company prior to the Expiration Date, whether by the exercise of any option or right to obtain Shareholder Equity Interests or otherwise. Notwithstanding the foregoing, Company Shareholder may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any transferee that has agreed in writing to be bound by the terms of, and perform the obligations of Company Shareholder under, this Agreement, and (c) as AVB may otherwise agree in writing in its sole discretion.

      4. Representations and Warranties of Company Shareholder. Company Shareholder hereby represents and warrants to AVB as follows:

            (a) Company Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

            (b) This Agreement (assuming this Agreement constitutes a valid and binding agreement of AVB) is a valid and legally binding agreement with respect to Company Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles);

            (c) Company Shareholder beneficially owns the number of Shareholder Equity Interests indicated opposite such Company Shareholder's name on
      Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shareholder Equity Interests;

            (d) Company Shareholder understands that at the Effective Time of the Mid-Tier Merger, each outstanding Shareholder Equity Interest listed on Schedule 1 shall be cancelled and converted into the right to receive a cash amount to be determined in accordance with the terms and provisions of the Agreement and Plan of Merger;

            (e) The execution and delivery of this Agreement by Company Shareholder does not, and the performance by Company Shareholder of his, her or its obligations hereunder and the consummation by Company Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Company Shareholder is a party or by which Company Shareholder is bound, or any statute, rule or regulation to which Company Shareholder is subject or, in the event that Company Shareholder is a corporation, partnership, trust or other entity, any by-law or other organizational document of Company Shareholder; and

            (f) Company Shareholder has no claim (or any basis therefor), in Company Shareholder's capacity as a stockholder or former stockholder, or option holder or former option holder, of Company, in any way arising out of or based upon: (i) ownership or rights to ownership of any Shareholder Equity Interests, other than Company Shareholder's right to receive the consideration to be paid to Company Shareholder under the Agreement and Plan of Merger with respect to the Shareholder Equity Interests listed on
      Schedule 1; (ii) any rights to obtain additional Shareholder Equity Interests; or (iii) any claim that any Shareholder Equity Interests were wrongfully repurchased by Company.

      5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, Company Shareholder does hereby appoint AVB with full power of substitution and resubstitution, as Company Shareholder's true and lawful attorney and irrevocable proxy, to the full extent of the undersigned's rights with respect to the Shareholder Equity Interests, to vote, if Company Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shareholder Equity Interests solely with respect to the matters and in the manner set forth in Section 1 hereof. Company Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Company Shareholder with respect to the Shareholder Equity Interests. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

      6. No Solicitation. From and after the date hereof until the Expiration Date, Company Shareholder, in his, her or its capacity as a stockholder of Company, shall not, nor to the extent applicable to Company Shareholder, shall he, she or it permit any of his, her or its affiliates to, nor shall he, she or it authorize any partner, officer, director, advisor or representative of Company Shareholder or any of its affiliates to (a) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Acquisition Proposal or any Unsanctioned Agreement, (b) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal or Unsanctioned Agreement, (c) engage in any discussions with any Person with respect to any Acquisition Proposal or Unsanctioned Agreement, except as to the existence of these provisions, (d) approve, endorse or recommend any Acquisition Proposal or Unsanctioned Agreement (except to the extent specifically permitted in the Agreement and Plan of Merger) or (e) enter into any letter of intent or similar document or any Contract contemplating any Acquisition Proposal or transaction contemplated thereby (other than the Agreement and Plan of Merger) or any Unsanctioned Agreement.

      7. Specific Enforcement. Company Shareholder has signed this Agreement intending to be legally bound thereby. Company Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Company Shareholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

      8. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by any of the parties shall be legal, valid and binding execution and delivery of this Agreement for all purposes.

      9. No Waivers. No waivers of any breach of this Agreement extended by AVB to Company Shareholder shall be construed as a waiver of any rights or remedies of AVB with respect to any other stockholder of Company who has executed an agreement substantially in the form of this Agreement with respect to Company Stock (or options or other rights to obtain Company Stock) held or subsequently held by such stockholder, or with respect to any subsequent breach of Company Shareholder or any other such stockholder of Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      10. Miscellaneous. This Agreement is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

      11. Capacity as Company Shareholder. Company Shareholder signs this Agreement solely in Company Shareholder's capacity as the owner of the Shareholder Equity Interests, and not in Company Shareholder's capacity as a director, officer or employee of Company or any of its subsidiaries or in Company Shareholder's capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of Company in the exercise of his or her fiduciary duties, consistent with the terms of the Agreement and Plan of Merger, as a director and/or officer of Company or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust, or prevent or be construed to create any obligation on the part of any director and/or officer of Company or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of Company.

      12. No Agreement Until Agreement and Plan of Merger Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until the Agreement and Plan of Merger is executed by all parties thereto and this Agreement is executed by the parties whose names are set forth on the signature page hereof.

      13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

                            [SIGNATURE PAGES FOLLOW]

      EXECUTED as of the date first above written.

                              ASSABET VALLEY BANCORP

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                              WESTBOROUGH FINANCIAL SERVICES, INC.

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

      EXECUTED as of the date first above written.

                              COMPANY SHAREHOLDER

                              By:______________________________________________

                              Name:____________________________________________

                              Title:___________________________________________


                       SIGNATURE PAGE TO VOTING AGREEMENT

                                   SCHEDULE 1


      Company Shareholder       Shareholder Equity Interests       Options
      -------------------       ----------------------------       -------

                                                                     APPENDIX D

                     MASSACHUSETTS BUSINESS CORPORATION ACT
                                    PART 13

                                 SUBDIVISION A.
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

      SECTION 13.01. DEFINITIONS. - In this Part the following words shall have the following meanings unless the context requires otherwise:

      "Affiliate", any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

      "Beneficial shareholder", the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      "Corporation", the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

      "Fair value", with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

      "Interest", interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

      "Marketable securities", securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

      (a)   listed on a national securities exchange,

      (b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

      (c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

      "Officer", the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

      "Person", any individual, corporation, partnership, unincorporated association or other entity.

      "Record shareholder", the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

      "Shareholder", the record shareholder or the beneficial shareholder.

      SECTION 13.02. RIGHT TO APPRAISAL. - (a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

      (1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section
            11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

      (2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

      (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

            (i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

            (ii)  the sale or exchange is pursuant to court order; or

            (iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

      (4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder's shares because it:

            (i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

            (ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

            (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

            (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

      (5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

      (6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

      (7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of Part 9; or

      (8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of Part 9.

      (b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

      (c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause
(4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

      (d) The shareholder's right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

      (i)   the proposed action is abandoned or rescinded; or

      (ii) a court having jurisdiction permanently enjoins or sets aside the action; or

      (iii) the shareholder's demand for payment is withdrawn with the written consent of the corporation.

      (e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

SECTION 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS. - (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

      (b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

      (1) submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

      (2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

                                 SUBDIVISION B.
                   PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

SECTION 13.20. NOTICE OF APPRAISAL RIGHTS. - (a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders' meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

      (b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

SECTION 13.21. NOTICE OF INTENT TO DEMAND PAYMENT. - (a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

      (1) shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

      (2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

      (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

      SECTION 13.22. APPRAISAL NOTICE AND FORM. - (a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

      (b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

      (1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

      (2)   state:

            (i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

            (ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

            (iii) the corporation's estimate of the fair value of the shares;

            (iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

            (v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

      (3)   be accompanied by a copy of this chapter.

      SECTION 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW. - (a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

      (b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section
13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

      (c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

SECTION 13.24. PAYMENT. - (a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

      (b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

      (1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (2) a statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

      (3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation's obligations under this chapter.

SECTION 13.25. AFTER-ACQUIRED SHARES. - (a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

      (b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

      (1)   of the information required by clause (1) of subsection (b) of section 13.24;

      (2) of the corporation's estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

      (3) that they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

      (4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer; and

      (5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation's offer.

      (c) Within 10 days after receiving the shareholder's acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

      (d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

      SECTION 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. - (a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

      (b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation's payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

                                 SUBDIVISION C.
                          JUDICIAL APPRAISAL OF SHARES

      SECTION 13.30. COURT ACTION. - (a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

      (b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

      (c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

      (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

      (e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section 13.25.

      SECTION 13.31. COURT COSTS AND COUNSEL FEES. -(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

      (b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

      (2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

      (c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

      (d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

                                    (Front)

REVOCABLE PROXY       WESTBOROUGH FINANCIAL SERVICES, INC.
                   100 E. Main Street, Westborough, MA 01581

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints [______] as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Westborough Financial Services, Inc. held of record by the undersigned on [_____], 2007, at the annual meeting of shareholders to be held on [____], 2007, or any adjournment thereof.

--------------------------------------------------------------------------------

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 13, 2006 AMONG ASSABET VALLEY BANCORP, HUDWEST FINANCIAL SERVICES, INC., HUDSON SAVINGS BANK AND WESTBOROUGH BANCORP, MHC, WESTBOROUGH FINANCIAL SERVICES, INC. AND THE WESTBOROUGH BANK

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

--------------------------------------------------------------------------------

2.    ELECTION OF DIRECTORS

      FOR all nominees listed below [ ]           WITHHOLD AUTHORITY [ ]
      (except as marked to the contrary           to vote for all nominees
      below)                                      listed below

For terms of three years: Nancy M. Carlson, Benjamin H. Colonero, Jr., Jeffrey B. Leland and Joseph F. MacDonough.

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and "FOR" each of the nominees for director.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

                     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                     DATED:______________________________________________ ,2007


                     Signature_________________________________________________


                     Signature if held jointly_________________________________

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.